As filed with the Securities and Exchange Commission on May 1, 2007
Registration Statement No. 333-140201

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________

AMENDMENT NO. 1 TO
FORM SB-2
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933
_____________________

MM2 GROUP, INC.

(Exact name of registrant as specified in its charter)

New Jersey (State or Other Jurisdiction of Incorporation or Organization)	6199 (Primary Standard Industrial Classification Code Number)	20-2554835 (I.R.S. Employer Identification Number)

5 Regent Street, Suite 520
Livingston, NJ 07039
(732) 290-0019
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices and principal place of business)

___________________
Mark Meller 5 Regent Street, Suite 520 Livingston, NJ 07039 (732) 290-0019 (Name, address, including zip code, and telephone number, including area code, of agent for service)
___________________

Copies to:
Scott S. Rosenblum, Esq. Kramer Levin Naftalis & Frankel LLP 1177 Avenue of the Americas New York, New York 10036 Telephone: (212) 715-9100 Telecopy: (212) 715-8000

Approximate date of commencement of proposed sale to public: At such time or times as may be determined by the selling stockholders after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ❒

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ❒

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ❒

If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, check the following box.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Stock, no par value per share	51,350,000 (1)	-	$2,824,250(2)	$302.19(3)

(1)  Includes 30,600,000 shares of our Class A Common Stock issued to the selling stockholders in various private placement transactions and up to 20,750,000 shares of our Class A Common Stock issuable upon exercise of certain outstanding warrants.

(2)  Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, based on the average of the high and low price of our Class A Common Stock of $.055 on April 4, 2007.

(3)  Previously paid.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THIS PROSPECTUS IS INCLUDED IN THE REGISTRATION STATEMENT THAT WAS FILED BY MM2 GROUP, INC. WITH THE SECURITIES AND EXCHANGE COMMISSION. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED May __, 2007

PRELIMINARY PROSPECTUS

MM2 GROUP, INC.

51,350,000 SHARES

of

CLASS A COMMON STOCK

This prospectus relates to the resale by the selling stockholders of MM2 Group, Inc. identified in this prospectus of shares of our Class A Common Stock.

We are not selling any shares of our Class A Common Stock in this offering, and we will not receive any of the proceeds from the sale of these shares by the selling stockholders. All costs associated with this registration will be borne by us.

The selling stockholders identified in this prospectus, or their pledgees, donees, transferees or other successors-in-interest, may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. We do not know when or in what amounts a selling stockholder may offer shares for sale. The selling stockholders may sell some, all or none of the shares offered by this prospectus.

Our Class A Common Stock is currently quoted on the NASD OTC Bulletin Board, or OTCBB, under the symbol “MMGP.OB.” The last reported sales price for our common stock on the OTCBB on April 27, 2007, was $0.02 per share.

Investing in our common stock involves substantial risks. You should carefully consider the risk factors beginning on page 6 of this prospectus before purchasing shares of our common stock.

No underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or any similar account.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ________, 2007.

3

TABLE OF CONTENTS

                                                                     Page

PROSPECTUS SUMMARY                                                                                            1
SUMMARY CONDENSED CONSOLIDATED FINANCIAL INFORMATION                               5
RISK FACTORS                                                                                                               6
SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION                                                              15
USE OF PROCEEDS                                                                        15
DETERMINATION OF OFFERING PRICE                                           16
DILUTION                                                                    16
CORNELL CONVERTIBLE DEBENTURES                                                    17
SELLING STOCKHOLDERS                                                          19
PLAN OF DISTRIBUTION                                                                20
LEGAL PROCEEDINGS                                                             21
DIRECTORS AND EXECUTIVE OFFICERS                                                  21
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT                       22
DESCRIPTION OF SECURITIES                                                       23
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES              24
ANTI-TAKEOVER EFFECTS OF PROVISIONS OF THE ARTICLES OF INCORPORATION                       24
EXPERTS                                                                   25
DESCRIPTION OF BUSINESS                                                          25
WHERE YOU CAN FIND MORE INFORMATION                                           25
MANAGEMENT’S DISCUSSION AND ANALYSIS                                            27
DESCRIPTION OF PROPERTY                                                           36
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                                    36
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS                         37
EXECUTIVE COMPENSATION                                                        38
INDEX TO FINANCIAL STATEMENTS                                                       F-1
PART II INFORMATION NOT REQUIRED IN PROSPECTUS                                      II-1

i

PROSPECTUS SUMMARY

This summary contains basic information about us and this offering. Because it is a summary, it does not contain all of the information that may be important to you. You should read the entire prospectus carefully, including the section entitled “Risk Factors,” and our Consolidated Financial Statements and the related Notes to those statements included in this prospectus. This prospectus contains certain forward-looking statements. The cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this prospectus. Our actual results could differ materially from those discussed in this prospectus. See “Cautionary Note Regarding Forward-Looking Statements.”

Our Business

We are involved in the acquisition and build-out of dietary supplement and nutraceutical companies. On September 21, 2006, we completed the acquisition of Genotec Nutritionals, Inc., which became a wholly owned subsidiary of the Company. We intend to develop businesses in the nutraceutical markets through internal growth and product development, or by acquisition of other companies that operate in that market. However, we retain the right and flexibility to identify acquisition or merger candidates in other markets or industries.

We have a limited operating history on which to base an evaluation of our business and prospects. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets. We will encounter various risks in implementing and executing our business strategy. We can provide no assurance that we will be successful in addressing such risks, and the failure to do so could have a material adverse effect on our business.

MM2 Group, Inc. is a New Jersey corporation. Our principal offices and facilities are located at 5 Regent Street, Suite 520, Livingston, NJ 07039 and our telephone number is (732) 290-0019. Our web site address is www.mm2group.net. The information contained on our web site is not part of this prospectus.

Going Concern

We have received a going concern opinion from our independent registered public accounting firm for the years ended June 30, 2006 and 2005. We have incurred substantial accumulated deficits and operating losses. These issues raise substantial doubt about our ability to continue as a going concern. Our failure to raise sufficient additional funds, either through additional financing or continuing operations, will have a material adverse effect on our business and financial condition and on our ability to continue as a going concern.

The Offering and Cornell Financing Agreements

This offering relates to the sale of Class A Common Stock by certain persons who are, or will become, stockholders of MM2 Group. The selling stockholders consist of:

•
Cornell Capital Partners, L.P. who intends to sell up to 15,000,000 shares of Class A Common Stock upon conversion of certain debentures, 5,000,000 shares of Class A Common Stock issued as commitment fees and up to 20,750,000 shares of Class A Common Stock to be issued upon exercise of warrants;

•
George Kontonotas, Dr. Joseph Freedman, Susan Blancato, Michael Logerfo, Maureen McLaughlin, Paula Daddone, Maureen Bridges and Robert Blancato hold an aggregate of 10,000,000 shares of Class A Common Stock which they received pursuant to the terms of the Asset Purchase Agreement with Genotec Nutritionals;

•	Dr. Yevsey Belinky holds 100,000 shares of Class A Common Stock issued pursuant to the terms of his consulting agreement with Genotec Nutritionals, Inc., a wholly owned subsidiary of the Company; and

•	William Maier as holder of 500,000 shares of Class A Common Stock issued pursuant to the terms of his consulting agreement with Genotec Nutritionals, Inc.

On April 1, 2005, we entered into a Securities Purchase Agreement with Cornell for the sales of $2,500,000 of secured convertible debentures. The agreement was amended and restated on July 20, 2006 and January 4, 2007 to reflect the change in the funding formulas. Pursuant to the terms of the agreement with Cornell, on April 1, 2005 we issued a secured convertible debenture in the principal amount of $1,250,000. On July 20, 2006, the secured convertible debenture was amended and restated and reissued in an aggregate principal amount of $1,330,308, which included accrued and unpaid interest on the original convertible debenture of $80,308. On January 4, 2007, we issued a second secured convertible debenture to Cornell in the principal amount of $625,000. In addition, we will issue a third secured convertible debenture in the principal amount of $625,000, two (2) business days prior to the date the registration statement, registering the resale of the shares of Class A Common Stock issuable upon conversion of convertible debentures and exercise of the warrants, is declared effective by the SEC. The aggregate principal amount of secured convertible debentures issued or to be issued to Cornell, including accrued and unpaid interest is $2,580,308 (the “Cornell Debentures”), each convertible into shares of our Class A Common Stock. In connection with the Securities Purchase Agreement, we entered into an Amended and Restated Security Agreement whereby we pledged substantially all of our assets to secure our obligations under the Cornell Debentures.

On April 1, 2005, we entered into a Standby Equity Distribution Agreement, Registration Rights Agreement, Escrow Agreement and Placement Agent Agreement with Cornell, all of which were terminated pursuant to a Termination Agreement entered into on July 20, 2006. Pursuant to the terms of the Termination Agreement and Securities Purchase Agreement, we issued 5,000,000 shares of the Company’s Class A Common Stock to Cornell, as “Commitment Shares,” under the Standby Equity Distribution Agreement.

On January 4, 2007, we also entered into an Amended and Restated Investor Registration Rights Agreement whereby we agreed to file a registration statement to register up to 15,000,000 shares of our Class A Common Stock to be issued upon the conversion of the Cornell Debentures, 5,000,000 shares of our Class A Common Stock issued to Cornell as and for the commitment shares and 20,750,000 shares of our Class A Common Stock to be issued upon the exercise of warrants issued to Cornell on April 1, 2005 (amended and restated on July 20, 2006) and March 16, 2006. The costs associated with this registration statement will be borne by us. The Cornell Debentures mature on July 1, 2008 and January 1, 2009, and bear interest at the rate of 10% per annum. Cornell may, at its discretion, convert at any time and from time to time after the issuance date of the Cornell Debentures, the outstanding principal and accrued interest, in whole or in part, into a number of shares of our Class A Common Stock equal to the quotient obtained by dividing (x) the outstanding amount of the Cornell Debentures to be converted by (y) 90% of the lowest closing bid price of our shares of Class A Common Stock during the 30 trading days immediately preceding the conversion date. We can prepay the Cornell Debentures at any time upon three business days advanced written notice so long as we pay a 20% prepayment premium. Cornell also has a right of first refusal on any subsequent financings in which we issue our shares of our capital stock so long as the Cornell Debentures are outstanding. We paid to Yorkville Advisors, LLC, the general partner of Cornell, an aggregate fee of $187,500 pursuant to the Securities Purchase Agreement (which fee is equal to 10% of the aggregate principal amount of the secured convertible debentures for $1,250,000 issued on April 1, 2005 and $625,000 issued on January 4, 2007) and also paid a one-time structuring fee of $20,000 pursuant to the Securities Purchase Agreement. Proceeds from the Cornell Debentures were used for working capital and consulting fees for identification of merger and acquisition candidates.

As a result of the above transactions, there is an aggregate principal balance of $1,955,308 under the Cornell Debentures, issued on April 1, 2005, as amended and restated on July 8, 2005, and issued on January 4, 2007, pursuant to the terms and provisions of the Securities Purchase Agreement. An additional $625,000 Cornell Debenture will be issued two (2) business days prior to the date the registration statement is declared effective by the SEC.

It is estimated that approximately 111 million shares of our Class A Common Stock are issuable upon conversion of the Cornell Debentures at $.03 per share and we have also assumed that all of the interest that may accrue on the Cornell Debentures through July 1, 2008 accrues and is converted into shares of our Class A Common Stock at $.03 per share. If, for example, the closing bid price at the relevant time of conversion is $0.01 per share, then approximately 334 million shares of our Class A Common Stock will be issuable upon conversion of all of these debentures in the aggregate. Cornell intends to sell any shares issued to it upon conversion of the Cornell Debentures at the then prevailing market price.

Pursuant to the terms of the Convertible Debentures, we are obligated to issue shares of Class A Common Stock to Cornell upon conversion of the outstanding principal balance of the Cornell Debentures. Cornell may not beneficially own more than 4.99% of our outstanding Class A Common Stock at any time. Because Cornell can repeatedly acquire and sell shares, this limitation does not limit the potential dilutive effect or the total number of shares that Cornell may receive upon conversion of the Cornell Debentures.

We cannot predict the actual number of shares of Class A Common Stock that will be issued pursuant to the Cornell Debentures, in part, because the conversion price of the Cornell Debentures will fluctuate based on prevailing market prices. Nonetheless, we can estimate the number of shares of our Class A Common Stock that will be issued using certain assumptions. For example, if we issued up to the maximum of 15,000,000 shares of Class A Common Stock to Cornell (i.e. the maximum number of shares being registered for conversion of the Cornell Debentures), these shares would represent approximately 9.6% of our outstanding Class A Common Stock upon issuance.

On September 21, 2006, our wholly owned subsidiary Genotec Acquisition Corporation completed the acquisition of substantially all the assets, certain liabilities and the name of Genotec Nutritionals, Inc, a Delaware corporation. Pursuant to the terms of the Asset Purchase Agreement, the former shareholders of Genotec Nutritionals, Inc and their designees were issued an aggregate of 10,000,000 shares of the Company’s Class A Common Stock. Additionally, the Company agreed to file a registration statement with the Securities and Exchange Commission to register these shares . The shares were issued to the following individuals in the denominations indicated: George Kontonotas 4,581,500 shares; Dr. Joseph Freedman 2,992,000 shares; Susan Blancato 1,776,500 shares; Michael Logerfo 500,000 shares; Maureen McLaughlin 80,000 shares; Paula Daddone 40,000 shares; Maureen Bridges 15,000 shares; and Robert Blancato 15,000 shares.

On November 14, 2006, our wholly owned subsidiary Genotec Nutritionals entered into a consulting agreement with William Maier for product marketing services. Mr. Maier was issued 500,000 shares of the Company’s Class A Common Stock and will receive cash payments of $7,500 per month for three months. The Company agreed to register these shares with the Securities and Exchange Commission.

On December 13, 2006, our wholly owned subsidiary Genotec Nutritionals, entered into a consulting agreement with Dr. Yevsey Belinky for assistance in new product development. Dr. Belinky was issued 100,000 shares of the Company’s Class A Common Stock and will receive a $.25 commission for each bottle of the new product sold. The Company agreed to register these shares with the Securities and Exchange Commission.

Among other things, this prospectus relates to the shares of Class A Common Stock to be issued upon conversion of the Cornell Debentures.

Class A Common Stock Offered	51,350,000 shares by selling stockholders
Offering Price	Market price
Class A Common Stock Outstanding Before the Offering	145,727,523 shares of Class A Common Stock
Use of Proceeds	We will not receive any proceeds from the sale of shares of Class A Common Stock issuable upon conversion of the debentures, in each case, offered by the selling stockholders.
Risk Factors
The securities offered hereby involve a high degree of risk and immediate substantial dilution. You should read carefully the factors discussed under Risk Factors beginning on page 6 and the other information included in this prospectus before investing in our securities. Several of the most significant risk factors include:

— Future sales by our stockholders may adversely affect our stock price and our ability to raise funds in new stock offerings;
— Existing stockholders will experience significant dilution from the sale of shares issuable upon conversion of the Cornell Debentures;
— Cornell will receive our shares of Class A Common Stock upon the conversion of the Cornell Debentures at a conversion price less than the then-prevailing market price for our Class A Common Stock;
— The selling stockholders intend to sell their shares of Class A Common Stock in the public market, which sales may cause our stock price to decline; and

— The issuance of Shares of our Class A Common Stock upon conversion of the Cornell Debentures could encourage short sales by third parties, which could contribute to the further decline of our stock price.

SUMMARY CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following table summarizes certain selected financial information. This information should be read in conjunction with “Management’s Discussion and Analysis and is qualified in its entirety by the more detailed financial information and notes thereto each appearing elsewhere in this prospectus.

	For the Year Ended June 30, 2006	For the Period December 8, 2004 (Inception) through June 30, 2005	For the six Months Ended December 31, 2006	For the six Months Ended December 31, 2005
Statement of Operations Data:
Sales	$--	$--	$426,276	$--
Cost of sales	--	--	154,254	--
Gross profit	--	--	272,022	--
General and administration expenses	762,083	273,831	590,132	371,992
Loss from operations	(762,083)	(273,831)	(318,110)	(371,992)
Other expenses	1,649,488	331,507	1,577,914	790,755
Net loss	$(2,411,571)	$(605,338)	$(1,896,024)	$(1,162,747)

	June 30, 2006	June 30, 2005	December 31, 2006
Balance Sheet Data:
Current assets	$636,014	$1,123,189	$802,967
Intangible assets	--	--	250,729
Liabilities	2,904,339	980,273	4,491,426
Stockholders’ equity (deficiency)	$(2,264,957)	$146,662	$(3,431,167)

RISK FACTORS

You should carefully consider each of the following risk factors and all of the other information in this prospectus. The following risks relate principally to our business and the offering described in the prospectus. If any of the following risks and uncertainties develop into actual events, the business, financial condition or results of our operations could be materially adversely affected. If that happens, the trading price of our shares of Class A Common Stock could decline significantly. The risk factors below contain forward-looking statements regarding the offering and our business. Actual results could differ materially from those set forth in the forward-looking statements. See Cautionary Statement Regarding Forward-Looking Statements below.

Risks Related to Our Operations

We will face many of the difficulties that companies in the early stage may face.

As a result of our limited operating history, it may be difficult for you to assess management's ability to identify additional merger or acquisition candidates and our growth and earnings potential. Therefore, we may face many of the difficulties that companies in the early stages of their development in new and evolving markets often face as they are described below. We may continue to face these difficulties in the future, some of which may be beyond our control. If we are unable to successfully address these problems, our future growth and earnings will be negatively affected.

Our historical information has limited relevance to our future results of operations.

The historical financial information we have included in this report does not reflect what our results of operations, financial position and cash flows will be in the future. This is because our predecessor company, Wien Group, Inc., operated in the past with different goals and objectives from the objectives of the new management team.

We have received a going concern opinion from our independent auditors that describes the uncertainty regarding our ability to continue as a going concern.

We have received a report from our independent auditors for the fiscal year ended June 30, 2006 containing an explanatory paragraph that describes the uncertainty regarding our ability to continue as a going concern because we have incurred substantial accumulated deficits and operating losses. These issues lead to substantial doubt about our ability to continue as a going concern. Therefore, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheets is dependent upon our continued operations, which in turn, is dependent upon our ability to raise capital and/or generate positive cash flow from operations.

Our financial statements have been prepared on the basis of a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. We have not made any adjustments to our financial statements as a result of the going concern qualification to the report of our independent registered public accounting firm. If we become unable to continue as a going concern, we may have to liquidate our assets, which means that we are likely to receive significantly less for those assets than the values at which such assets are carried on our consolidated financial statements. Any shortfall in the proceeds from the liquidation of our assets would directly reduce the amounts, if any, that holders of our common stock could receive in liquidation.

There can be no assurance that management's plans will be successful, and other unforeseeable actions may become necessary. Any inability to raise capital may require us to reduce the level of our operations. Such actions would have a material adverse effect on us, our business and operations and result in charges that would be material to our business and results of operations.

Our future revenue and operating results are unpredictable and may fluctuate, which could cause our stock price to decline.

Our short operating history and the rapidly changing nature of the market in which we compete make it difficult to accurately forecast our revenues and operating results. Our operating results are unpredictable and we expect them to fluctuate in the future due to a number of factors. These factors may include, among others:

a)	the success of identifying and completing additional mergers and acquisitions, particularly in light of our limited history;

b)	the introduction of competitive products by different or new competitors;

c)	reduced demand for any given product;

d)	difficulty in keeping current with changing technologies;

e)	unexpected delays in introducing new products, new product features and services;

f)	increased or uneven expenses, whether related to sales and marketing, product development or administration;

g)	deferral of recognition of our revenue in accordance with applicable accounting principles due to the time required to complete projects; and

h)	costs related to possible acquisitions of technology or businesses.

Due to these factors, forecasts may not be achieved, either because expected revenues do not occur or because they occur at lower prices or on terms that are less favorable to us. In addition, these factors increase the chances that our results could diverge from the expectations of investors and analysts. If so, the market price of our stock would likely decline.

There are no conclusive studies regarding the medical benefits of nutritional supplements

Many of the ingredients in our current products, and we anticipate in our future products, will be vitamins, minerals, herbs and other substances for which there is not a long history of human consumption. Although we believe all of our products to be safe when taken as directed by us, there is little experience with human consumption of certain of these product ingredients in concentrated form. In addition, we are highly dependent upon consumers' perception of the safety and quality of our products as well as similar products distributed by other companies, we could be adversely affected in the event any of our products or any similar products distributed by other companies should prove or be asserted to be harmful to consumers. In addition, because of our dependence upon consumer perceptions, adverse publicity associated with illness or other adverse effects resulting from consumers' failure to consume our products as we suggest or other misuse or abuse of our products or any similar products distributed by other companies could have a material adverse effect on the results of our operations and financial condition.

The manufacture and distribution of vitamins and other nutritional supplements could result in product liability claims

We, like any other retailer, distributor and manufacturer of products that are designed to be ingested, face an inherent risk of exposure to product liability claims in the event that the use of our products results in injury. Such claims may include, among others, that our products contain contaminants or include inadequate instructions as to use or inadequate warnings concerning side effects and interactions with other substances. We do not anticipate obtaining contractual indemnification from parties supplying raw materials or marketing our products. In any event, any such indemnification if obtained will be limited by our terms and, as a practical matter, to the creditworthiness of the indemnifying party. In the event that we do not have adequate insurance or contractual indemnification, product liabilities relating to defective products could have a material adverse effect on our operations and financial conditions.

Potential effect of adverse publicity

We believe the growth experienced by the nutritional supplement market is based in part on national media attention regarding scientific research suggesting potential health benefits from regular consumption of certain vitamins and other nutritional products. Such research has been described in major medical journals, magazines, newspapers and television programs. The scientific research to date is preliminary.

In the future, scientific research and/or publicity may not be favorable to the nutritional supplement market or any particular product, or may be inconsistent with earlier favorable research or publicity. Future reports of research that are perceived as less favorable or that question such earlier research could have a material adverse effect on our operations and financial condition. Because of our dependence upon consumer perceptions, adverse publicity associated with illness or other adverse effects resulting from the consumption of our products or any similar products distributed by other companies could have a material adverse effect on our operations. Such adverse publicity could arise even if the adverse effects associated with such products resulted from consumers' failure to consume such products as directed. In addition, we may not be able to counter the effects of negative publicity concerning the efficacy of our products. Any such occurrence could have a negative effect on our operations.

Any future acquisitions will have to develop new products in order to keep pace

The dietary supplement industry is highly competitive and characterized by changing consumer preferences and continuous introduction of new products. Our goal is to expand our portfolio of dietary supplement products through acquisition of existing companies and/or products serving niche segments of the industry. New products must be introduced in a timely and regular basis to maintain distributor and consumer interest and appeal to varying consumer preferences.

We believe that any future success of our company will depend, in part, on our ability to anticipate changes in consumer preferences and acquire, manage, develop and introduce, in a timely manner, new products that adequately address such changes. If we are unable to develop and introduce new products or if our new products are not successful, our sales may be adversely affected as customers seek competitive products. In addition, our introduction or our announcement of new products could result in a reduction in sales of our existing products, requiring us to carefully manage product introductions in order to minimize disruption in sales of our existing products. Any reduction in purchases or consumption of our existing products could have a material adverse effect on our business, operating results and financial condition.

Competition

The business of developing, manufacturing and selling dietary and nutritional supplements is highly competitive. Certain of the Company's competitors are larger than the Company, have resources greater than those of the Company and are more vertically integrated.

Availability of raw materials

Substantially all of the Company's products contain ingredients and raw materials that are harvested by and obtained from third-party suppliers, and many of the ingredients are harvested internationally and/ or on a seasonal basis. Although the Company currently utilizes several suppliers for these ingredients and such ingredients are generally available from numerous sources, an unexpected interruption of supply, such as a harvest failure or poor weather conditions, could have a material adverse effect on the Company's results of operations and financial condition.

Product liability

The Company, like other manufacturers of products that are ingested, faces the risk of exposure to product liability claims in the event that the use of its products results in injury. There can be no assurance that the Company will not be held liable for damages under any lawsuit or whether lawsuits will be filed against the Company as a result of products manufactured by the Company. Although the Company has never been a party to a product liability claim which had a material adverse effect on the Company's results of operations or financial condition, there can be no assurance that additional claims in the future will not have such a material adverse effect. The Company maintains product liability insurance. There can be no assurance that such insurance will continue to be available at a reasonable cost or, if available, will be adequate to cover future liabilities, if any.

Environmental liabilities and regulations

The Company's operations may be subject to extensive federal, state and local environmental laws and regulations, including those relating to the discharge and disposal of hazardous substances and the remediation of environmental contamination. The Company believes that it is in material compliance with such laws and is not subject to any material liabilities under environmental law. Although the Company has never been party to an administrative or judicial proceeding relating to environmental matters that had a material adverse effect on its results of operations or financial condition, there can be no assurance as to whether the Company will be subject to environmental claims in the future. In addition, the Company cannot predict what environmental legislation or regulations will be enacted in the future, how existing or future laws or regulations will be administered or interpreted or what unknown environmental conditions may be found to exist on its properties. Compliance with more stringent laws or regulations could require additional expenditures by the Company.

Government regulations; adverse publicity

The manufacturing, processing, formulating, packaging, labeling and advertising of the Company's products are subject to regulation by one or more federal agencies, including the U.S. Food and Drug Administration (the "FDA"), the Federal Trade Commission (the "FTC") and the Environmental Protection Agency (the "EPA"). The Company's activities are also regulated by various agencies of the states, localities and foreign countries to which the Company's products are distributed and in which the Company's products are sold.

The composition and labeling of dietary supplements, which comprise a substantial portion of the Company's products, are most actively regulated by the FDA under the provisions of the Federal Food, Drug, and Cosmetic Act (the "FFDC"). The FFDC has been revised in recent years by the Nutrition Labeling and Education Act of 1990 (the "NLEA") and the Dietary Supplement Health and Education Act of 1994 (the "DSHEA"). In the judgment of the Company these regulatory changes are generally favorable to the dietary supplement industry.

The FDA recently finalized regulations implementing certain labeling provisions of the DSHEA. In addition, further labeling requirements may be proposed by the FDA in response to a report issued in November 1997 by the presidentially-appointed Commission on Dietary Supplement Labels. The Company cannot determine what effect such regulations, if promulgated, will have on its business in the future.

Our intellectual property is difficult to protect.

        We rely on a combination of trade secrets, contracts, and patent, copyright and trademark law protection to establish and protect the intellectual property rights that are so critical to our success. We cannot guarantee, however, that we will be able to protect our technology adequately or that competitors will not be able to develop similar technology independently. In addition, the laws of certain foreign countries may not protect our intellectual property rights to the same extent as the laws of the United States. Litigation in the United States or abroad may be necessary to enforce our patent or other intellectual property rights, to protect our trade secrets, to determine the validity and scope of the proprietary rights of others or to defend against claims of infringement. Such litigation, even if successful, could result in substantial costs to us and diversion of our resources. This in turn could have a material adverse effect on our results of operations and financial condition. Additionally, if any claims are asserted against us, we may seek to obtain a license under the third party's intellectual property rights. Based on these facts, we are not in a position to know however whether a license would be available on terms acceptable or favorable to us, if at all.

We may in the future sell additional unregistered convertible securities, possibly without limitations on the number of shares of common stock the securities are convertible into, which could dilute the value of the holdings of current stockholders and have other detrimental effects on your holdings.

We have relied on the private placement of secured convertible debentures to obtain working capital and may continue to do so in the future. As of this date, we have outstanding $1,905,308 of 10% convertible debentures owing to Cornell. The debentures provide that principal and interest due on the note can be converted into shares of our Class A Common Stock. In the event of our voluntary or involuntary liquidation while the secured convertible debentures are outstanding, the holders of those securities will be entitled to a preference in distribution of our property.

In order to obtain working capital in the future, we intend to issue additional equity securities and convertible obligations.

In the event that the price of our Class A Common Stock decreases, and our convertible obligations (or any other convertible obligations we may issue) are converted into shares of our Class A Common Stock,

•	the percentage of shares outstanding that will be held by these holders upon conversion will increase accordingly,

•	such increased share issuance, in addition to a stock overhang of an indeterminable amount, may depress the price of our Class A Common Stock, and

•	the sale of a substantial amount of convertible debentures to relatively few holders could effectuate a possible change in control of the Company.

In addition, if the market price declines significantly, we could be required to issue a number of shares of Class A Common Stock sufficient to result in our current stockholders not having an effective vote in the election of directors and other corporate matters. In the event of a change in control of the Company, it is possible that the new majority stockholders may take actions that may not be consistent with the objectives or desires of our current stockholders.

Our existing convertible obligations are convertible pursuant to the formula provided in the Amended and Restated Secured Convertible Debenture. Cornell shall be entitled to convert in whole or in part, at any time and from time to time, any amount of principal and accrued interest at a price equal to 90% of the lowest closing bid price of the Common Stock during the 30 trading days immediately preceding the conversion date, as quoted by Bloomberg, LP. As a result, we could issue shares of our Class A Common Stock for at least a 10% discount to current market prices during any 30 trading day period.

If the market price of our Class A Common Stock decreases and we have a conversion of our convertible obligations, we may have to issue an increased number of shares to the holders of our convertible obligations. Any sale of convertible obligations may result in a very large conversion at one time. Pursuant to the terms of the Amended and Restated Secured Convertible Debenture with Cornell, a holder of the debenture may not convert its Debenture or receive shares of Common Stock as payment of interest hereunder to the extent such conversion or receipt of such interest payment would result in the holder of the debenture beneficially owning in excess of 4.9% of the then issued and outstanding shares of Common Stock, including shares issuable upon conversion of, and payment of interest on, this Debenture. If we do not have a sufficient number of shares to cover the conversion, we may have a risk of a civil lawsuit.

If we lose the services of any key personnel, including our chief executive officer or our directors, our business may suffer.

We are dependent on our key officers and directors, including Jerome R. Mahoney, our Non-executive Chairman of the Board and Mark Meller, our President, Chief Executive Officer and Chief Financial Officer.

We are also dependent on George Kontonotas and Dr. Joseph Freedman, President and Vice-President, respectively, of Genotec Nutritionals, Inc. The loss of any of our key personnel could materially harm our business because of the cost and time necessary to retain and train a replacement.

Our future business acquisitions may be unpredictable and may cause our business to suffer.

We will seek to expand our operations through the acquisition of additional dietary supplement and nutraceutical businesses. We may not be able to identify, successfully integrate or profitably manage any such businesses or operations. The proposed expansion may involve a number of special risks, including possible adverse effects on our operating results, diversion of management attention, inability to retain key personnel, risks associated with unanticipated events and the financial statement effect of potential impairment of acquired intangible assets, any of which could have a materially adverse effect on our financial condition and results of operations. In addition, if competition for acquisition candidates or assumed operations were to increase, the cost of acquiring businesses or assuming customers' operations could increase materially. Our inability to implement and manage our expansion strategy successfully may have a material adverse effect on our business and future prospects. Furthermore, through the acquisition of additional dietary supplement and nutraceutical businesses, we may effect a business acquisition with a target business which may be financially unstable, under-managed, or in its early stages of development or growth.

Members of our Board of Directors and management may have conflicts of interest; we do not have any formal procedure for resolving conflicts in the future.

After the reverse merger with OldMM2, Mr. Mahoney, a member of the board of directors, and Mr. Meller, President and Chief Executive Officer, each owned 47% of the outstanding shares of our Class A Common shares and each has the right to convert 5,000,000 shares of Class B Common Stock which are convertible into the number of shares of Class A Common Stock determined by dividing the number of shares of Class B Common Stock being converted by 50% of the lowest price that we had ever issued its Class A Common Stock. In addition, Mr. Mahoney and Mr. Meller have the right to convert the amount of all accrued and unpaid deferred compensation into shares of Class A Common and/or Class B Common Stock for each dollar of accrued and unpaid deferred compensation. There is no limitation on the number of shares of Class A Common Stock we may be required to issue to Mr. Mahoney and Mr. Meller upon the conversion of this indebtedness. In addition, we anticipate that Mr. Mahoney and Mr. Meller, the non-executive Chairman of the Board and President and Chief Executive Officer of the Company, respectively, will also continue to serve in their current management positions of other companies. Mr. Mahoney is Chairman and Chief Executive Officer of iVoice, Inc. ("iVoice"). He is also the Non-Executive Chairman of Trey Resources, Inc. ("Trey") and SpeechSwitch, Inc. ("SpeechSwitch"), and is President and Chief Executive Officer of iVoice Technologies, Inc. (iVoice Tech"). Mr. Meller is Chief Executive Officer of Trey. These relationships could create, or appear to create, potential conflicts of interest when our directors and management are faced with decisions that could have different implications for the Company, iVoice, Trey, SpeechSwitch, and iVoice Tech. For example, Mr. Mahoney and/or Mr. Meller may experience conflicts of interest with respect to the allocation of their time, services and functions among the companies named above, the Company and any other projects. Other examples could include potential business acquisitions that would be suitable for either the Company, iVoice, Trey, SpeechSwitch, or iVoice Tech, or activities undertaken by iVoice, Trey, SpeechSwitch, or iVoice Tech in the future that could be in direct competition with the Company. Also, the appearance of conflicts, even if such conflicts do not materialize, might adversely affect the public's perception of the Company. Furthermore, we do not have any formal procedure for resolving such conflicts of interest should they arise.

Our stockholders may experience significant dilution if future equity offerings are used to fund operations or acquire businesses.

In July 2006 and as subsequently amended in January 2007, we entered into a Securities Purchase Agreement with Cornell to purchase $2.5 million of convertible debentures from the Company. If working capital or future acquisitions are financed through the issuance of equity securities, our stockholders would experience significant dilution. In addition, the conversion of outstanding debt obligations into equity securities would have a dilutive effect on our shareholders. Further, securities issued in connection with future financing activities or potential acquisitions may have rights and preferences senior to the rights and preferences of our Class A Common Stock.

If we cannot satisfy the registration requirements of the Securities Purchase Agreement with Cornell and they do not purchase the balance of the convertible debentures, then we will not have sufficient capital resources to conduct our business on a long-term basis, which would have a material adverse effect on us and our financial condition. Management believes that its going-forward expenses over the next 12 months will be approximately $1,250,000 and, assuming that we have no revenues, we expect to have aggregate liabilities of approximately $5,250,000, which includes salaries for officers, employees and professionals over the next 12 months. Management has no current plan to hire additional employees, perform additional research and development or purchase additional equipment or services. Management believes that the deficiency between our expenses and net revenues will be more than covered by the cash available from the proceeds of the Securities Purchase Agreement. If there are additional deficiencies that are in excess of the proceeds of the Securities Purchase Agreement, and we are unable to obtain funds from an equity line of credit, management believes that we can limit our operations, defer payments to management and maintain our business at nominal levels until we can identify alternative sources of capital.

We face aggressive competition in many areas of business, and the business will be harmed if we fail to compete effectively.

We encounter aggressive competition from numerous competitors in many areas of business. Many of our current and potential competitors have longer operating histories, greater name recognition and substantially greater financial, technical and marketing resources than we have. We may not be able to compete effectively with these competitors. In addition, new competitors may emerge, and entire product lines may be threatened by new technologies or market trends that reduce the value of these product lines.

We may not be able to access sufficient funds when needed.

We are dependent on external financing to fund our operations. Our financing needs are expected to be provided through the sale of convertible debentures to Cornell in connection with the Securities Purchase Agreement.

Cornell will be obligated to purchase secured convertible debentures only upon the satisfaction of certain conditions being met by us, including having the resale registration statement relating to such Class A Common Stock declared effective. If we cannot satisfy the requirements for Cornell to purchase the secured convertible debentures, we will not have sufficient capital resources to operate our business, and we have no current plans to obtain other financing. If we obtain the funding from the sale of the secured convertible debentures, we cannot assure you that we will be able to access such financing in sufficient amounts or at all when needed. Our inability to obtain sufficient financing would have an immediate material adverse effect on us, our financial condition and our business.

Our obligations under the securities purchase agreement are secured by substantially all of our assets.

Our obligations under the securities purchase agreement to Cornell are secured by substantially all of our assets. As a result, if we default under the terms of the Securities Purchase Agreement, Cornell could foreclose its security interest and liquidate all of our assets. This would cause operations to cease.

Jerome Mahoney, the Non-Executive Chairman of the Board, and Mark Meller, the Chief Executive Officer, may each have, both individually and/or jointly, control over the management and direction of the Company.

Mr. Mahoney and Mr. Meller each own 40% of the Company’s Class A Common Stock and 50% of the Company’s Class B Common Stock, and will, upon the successful completion of the registration of our stock, further have the right to convert approximately $1,090,000 of indebtedness each into approximately 1,090,000 shares of our Class B Common Stock, which Class B Stock is convertible into the number of shares of Class A Common Stock determined by dividing the number of shares of Class B Common Stock being converted by a 50% discount of the lowest price at which we had ever issued our Class A Common Stock. There is no limitation on the number of shares of Class A Common Stock we may be required to issue to Mr. Mahoney or Mr. Meller upon the conversion of this indebtedness. Each share of Class B Common Stock has voting rights equal to 100 shares of

Class A Common Stock. If Mr. Mahoney or Mr. Meller converts his indebtedness into 1,090,000 shares of Class B Common Stock, they will each have voting rights equal to 109,000,000 shares of Class A Common Stock and will have control over the management and direction of the Company, including the election of directors, appointment of management and approval of actions requiring the approval of stockholders.

The Company's management team is new and its working relationships are untested.

We have only recently assembled our management team as part of the reverse merger and changes in our operating structure. Some members of our management team have worked with each other in the past, although at this time we cannot assess the effectiveness of their working relationships after the reverse merger. As a result, we may be unable to effectively develop and execute our merger or acquisition strategy and the Company, as a business, may fail.

Risks Related to Our Offering

Future sales by our stockholders may adversely affect the price of our Class A Common Stock and our ability to raise funds in new offerings of our equity securities.

Sales of shares of our Class A Common Stock in the public market following this offering could lower the market price of our shares. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. Upon issuance of the maximum number of shares being registered under the Cornell Debentures, there may be an additional 35,750,000 shares of Class A Common Stock outstanding (including the shares available for issuance upon conversion of the debentures). All of these shares of Class A Common Stock may be immediately resold in the public market upon effectiveness of the accompanying registration statement and the sale to the investor under the terms of the Cornell Debentures.

Existing stockholders will experience significant dilution from our sale of shares under the Cornell Debentures.

The sale of shares of our Class A Common Stock pursuant to the terms of the Cornell Debentures will have a dilutive impact on our stockholders. As a result, our net income per share could decrease in future periods, and the market price of our Class A Common Stock could decline. In addition, for a given advance, we will need to issue a greater number of shares of Class A Common Stock under the Cornell Debentures as our stock price declines. If our stock price is lower, then our existing stockholders would experience greater dilution.

Cornell will pay less than the then-prevailing market price of our Class A Common Stock issuable upon conversion of the Cornell Debentures.

The Class A Common Stock to be issued upon conversion of the Cornell Debentures will be issued at a 10% discount to the lowest closing bid price of our Class A Common Stock during the 30 trading days immediately preceding the conversion date. These discounted sales could cause the price of our Class A Common Stock to decline. Further, because Cornell will acquire our Class A Common Stock under the Cornell Debentures at a discount to the then current market price, it will have an incentive to sell immediately in order to realize a gain on the difference. This incentive to sell immediately into the public market to realize a gain on the difference accelerates if the market price of our Class A Common Stock declines.

Cornell intends to sell shares of our Class A Common Stock issuable upon conversion of the Cornell Debentures in the public market, which sales may cause our stock price to decline.

Cornell intends to sell the shares of Class A Common Stock being registered in this offering in the public market. That means that up to 40,750,000 shares of Class A Common Stock, the number of shares being registered in this offering for Cornell, may be sold. Such sales may cause our stock price to decline.

The sale of our Class A Common Stock issuable upon conversion of the Cornell Debentures could encourage short sales by third parties, which could contribute to the further decline of our stock price.

The significant downward pressure on the price of our Class A Common Stock caused by the sale of material amounts of Class A Common Stock issued upon conversion of the Cornell Debentures could encourage short sales by third parties. Such an event could place further downward pressure on the price of our Class A Common Stock.

Our Class A Common Stock is thinly traded and we cannot predict the extent to which a more active trading market will develop.

Our Class A Common Stock is thinly traded compared to larger more widely known companies. Thinly traded Class A Common Stock can be more volatile than common stock trading in an active public market. We cannot predict the extent to which an active public market for the Class A Common Stock will develop or be sustained after this offering.

The price you pay in this offering will fluctuate and may be higher or lower than the prices paid by other people participating in this offering.

The price in this offering will fluctuate based on the prevailing market price of the Class A Common Stock on the Over-the-Counter Bulletin Board. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.

We cannot assure you that we will be able to access external funding when needed.

We currently depend on external financing to fund our operations, and we have no current plans to obtain other financing. We cannot assure you that we will be able to obtain such financing on favorable terms, in sufficient amounts, or at all, when needed. Our inability to obtain sufficient financing would have an immediate material adverse effect on us, and our business, financial condition and results of operations.

Risks Related to Our Securities

We do not expect to pay dividends in the foreseeable future.

We intend to retain any future earnings to finance the growth and development of our business. Therefore, we do not expect to pay any cash dividends in the foreseeable future. Any future dividends will depend on our earnings, if any, and our financial requirements.

The price of our stock may be affected by a limited trading volume and may fluctuate significantly.

There has been a limited public market for our Class A Common Stock and there can be no assurance that an active trading market for our stock will continue. An absence of an active trading market could adversely affect our stockholders’ ability to sell our Class A Common Stock in short time periods, or possibly at all. Our Class A Common Stock has experienced, and is likely to experience in the future, significant price and volume fluctuations which could adversely affect the market price of our stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our Class A Common Stock to fluctuate substantially.

Our Class A Common Stock is deemed to be “penny stock,” which may make it more difficult for investors to sell their shares due to suitability requirements.

Our Class A Common Stock is deemed to be “penny stock” as that term is defined in Rule 3a51-1 promulgated under the Exchange Act. These requirements may reduce the potential market for our Class A Common Stock by reducing the number of potential investors. This may make it more difficult for investors in our Class A Common Stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline. Penny stocks are stock:

•	With a price of less than $5.00 per share;

•	That are not traded on a “recognized” national exchange;

•	Whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ listed stock must still have a price of not less than $5.00 per share); or

•
In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor.

Future sales of our Class A Common Stock could cause our stock price to decline.

The sale of a large number of our shares, or the perception that such a sale may occur, could lower our stock price. Such sales could make it more difficult for us to sell equity securities in the future at a time and price that we consider appropriate. As of March 31, 2007, approximately 135,595,912 shares of our Class A Common Stock could be considered “restricted securities” and saleable only upon registration under the Securities Act of 1933, as amended (the “Securities Act”), upon compliance with Rule 144 of the Securities Act, or pursuant to another exemption from registration.

Issuance of our reserved shares of Class A Common Stock may significantly dilute the equity interest of existing stockholders.

We have reserved for issuance shares of our Class A Common Stock upon exercise or conversion of stock options, warrants, or other convertible securities that are presently outstanding. Issuance of these shares will have the effect of diluting the equity interests of our existing stockholders and could have an adverse effect on the market price for our Class A Common Stock. As of the date of this filing, we had all of our remaining 304,272,477 authorized shares available for future issuance, of which approximately 35,750,000 are reserved.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

The prospectus and any prospectus supplement contain forward-looking statements within the meaning of Section 21E of the Exchange Act, and Section 27A of the Securities Act. Forward-looking statements include those regarding our goals, beliefs, plans or current expectations and other statements regarding matters that are not historical facts. For example, when we use words such as “project,” “believe,” “anticipate,” “plan,” “expect,” “estimate,” “intend,” “should,” “would,” “could,” or “may,” or other words that convey uncertainty of future events or outcome, we are making forward-looking statements. Our forward-looking statements are subject to risks and uncertainties. You should note that many important factors, some of which are discussed elsewhere in this prospectus, could affect us in the future and could cause our results to differ materially from those expressed in our forward-looking statements. You should read these factors, including the information under “Risk Factors” beginning on page 6, and the other cautionary statements made in this prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus. We do not undertake any obligation to update forward-looking statements made by us.

USE OF PROCEEDS

This prospectus relates to shares of our Class A Common Stock that may be offered and sold from time to time by certain selling stockholders. There will be no proceeds to us from the sale of shares of Class A Common Stock in this offering. Except for the Cornell Debentures, certain other outstanding convertible debentures and working capital from operations, we have no other significant sources of working capital or cash commitments. We cannot assure you that we will raise sufficient funds from these financing arrangements, or that we will produce sufficient revenues from product sales to sustain our operations or, that a market will develop for our Class A Common Stock upon which a significant amount of our financing is dependant. To date, we have incurred substantial losses, and may from time to time require financing for working capital to meet our operating needs and obligations. While we have recently raised sufficient working capital to fund our operations for what we believe should be sufficient for the next nine months, we will subsequently need to raise additional capital to fund our future operations. We anticipate that we will require financing on an ongoing basis for the foreseeable future.

DETERMINATION OF OFFERING PRICE

The selling stockholders may sell shares in any manner at the current market price.

DILUTION

Our net tangible book value as of December 31, 2006 was $(1,556,705) or $(0.01107) per share of Class A Common Stock. Subsequent to December 31, 2006, we issued 5,100,507 shares of Class A Common Stock to Cornell Capital, Dr. Belinky, Mr. Maier, Dr. Shapiro and his assignees and will disburse additional funds for this offering and general working capital and it is estimated that the net tangible book value will be $(2,094,205) or $(0.01437) per share of Class A Common Stock as of the date of this filing. Net tangible book value per share is determined by dividing our tangible book value (total tangible assets less total liabilities) by the number of outstanding shares of our Class A Common Stock. Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to us, our net tangible book value will be unaffected by this offering. Our net tangible book value, however, will be impacted by the Class A Common Stock to be issued upon conversion of the Cornell Debentures. The amount of dilution will depend on the offering price and number of shares to be issued upon conversion of the Cornell Debentures. The following example shows the dilution to new investors at an offering price of $0.03 per share.

If we assume that we will issue a maximum of 32,663,580 (1) shares of Class A Common Stock (issuance of up to 15,000,000 shares registered for conversion of the Cornell Debentures, less 3,086,420 restricted shares issued in anticipation of this registration statement, and 20,750,000 shares upon conversion of Cornell warrants) our net tangible book value as of date of this filing is estimated to be $(2,094,205) or $(0.01174) per share. Such an offering would represent an immediate increase in net tangible book value to existing stockholders of $0.00263 per share and an immediate dilution to new stockholders of $0.04174 per share, or 139.1%. The following table illustrates the per share dilution:

Assumed public offering price per share		$0.03000
Net tangible book value before this offering	$(0.01437)
Increase attributable to new investors	$0.00263
Net tangible book value per share after this offering		$(0.01174)
Dilution per share to new stockholders		$0.04174

The offering price of our Class A Common Stock is based on the then-existing market price. In order to give prospective investors an idea of the dilution per share they may experience, we have prepared the following table showing the dilution per share at various assumed offering prices:

Assumed Offering Price	No. of Shares to be Issued (1)	Dilution Per Share to New Investors
$0.030	95,212,444	$ 0.03869
$0.025	110,104,933	$ 0.03319
$0.020	132,443,667	$ 0.02753
$0.015	169,674,889	$ 0.02164

(1)
This represents the approximate number of shares of Class A Common Stock that will be required to be issued for conversion of the Cornell Debentures and for conversion of the Cornell warrants. As of the date of this filing, we had outstanding $2,010,486 of Cornell Debentures and 20,750,000 Cornell warrants. We will also issue an additional Cornell Debenture for $625,000 two (2) business days prior to the registration statement being declared effective by the SEC. This table does not give effect to the conversion of 10,000,000 of Class B Common Stock held by Mr. Mahoney and Mr. Meller and to the conversion of $1,092,222 of Class B equivalents due to Mr. Mahoney and Mr. Meller.

CORNELL CONVERTIBLE DEBENTURES

On April 1, 2005, we entered into a Securities Purchase Agreement with Cornell, which was amended and restated on July 20, 2006 and January 4, 2007. Pursuant to the terms of the Securities Purchase Agreement with Cornell, on April 1, 2005 we issued a secured convertible debenture to Cornell in the principal amount of $1,250,000. On July 20, 2006, the secured convertible debenture was amended and restated and reissued in an aggregate principal amount of $1,330,308, which included accrued and unpaid interest on the original convertible debenture of $80,308. On January 4, 2007, we issued a second secured convertible debenture to Cornell in the principal amount of $625,000. In addition, we will issue a third secured convertible debenture in the principal amount of $625,000 two (2) business days prior to the date the registration statement registering the resale of the shares of Class A Common Stock issuable upon conversion of convertible debentures and exercise of the warrants is declared effective by the SEC. The aggregate principal amount of secured convertible debentures issued or to be issued to Cornell, including accrued and unpaid interest is $2,580,308 (the “Cornell Debentures”), each convertible into shares of our Class A Common Stock. In connection with the Securities Purchase Agreement, we entered into an Amended and Restated Security Agreement whereby we pledged substantially all of our assets to secure the obligations under the Cornell Debentures.

On April 1, 2005, we entered into a Standby Equity Distribution Agreement, Registration Rights Agreement, Escrow Agreement and Placement Agent Agreement with Cornell, all of which were terminated pursuant to a Termination Agreement entered into on July 20, 2006. Pursuant to the terms of the Termination Agreement and Securities Purchase Agreement, we issued 5,000,000 shares of the Company’s Class A Common Stock to Cornell, as “Commitment Shares,” under the Standby Equity Distribution Agreement.

On January 4, 2007, we also entered into an Amended and Restated Investor Registration Rights Agreement whereby we agreed to file a registration statement to register up to 15,000,000 shares of our Class A Common Stock to be issued upon the conversion of the Cornell Debentures, 5,000,000 shares of our Class A Common Stock issued to Cornell as and for the Commitment Shares and 20,750,000 shares of our Class A Common Stock to be issued upon the exercise of warrants issued to Cornell on April 1, 2005 (amended and restated on July 20, 2006) and March 16, 2006. The costs associated with this registration statement will be borne by us. The Cornell Debentures mature on July 1, 2008 and January 1, 2009, and bear interest at the rate of 10% per annum. Cornell may, at its discretion, convert at any time and from time to time after the issuance date of the Cornell Debentures, the outstanding principal and accrued interest, in whole or in part, into a number of shares of our Class A Common Stock equal to the quotient obtained by dividing (x) the outstanding amount of the Cornell Debentures to be converted by (y) 90% of the lowest closing bid price of our shares of Class A Common Stock during the 30 trading days immediately preceding the conversion date. We can prepay the Cornell Debentures at any time upon three business days advanced written notice so long as we pay a 20% prepayment premium. Cornell also has a right of first refusal on any subsequent financings in which we issue our shares of our capital stock so long as the Cornell Debentures are outstanding. We paid to Yorkville Advisors, LLC, the general partner of Cornell, an aggregate fee of $187,500 pursuant to the Securities Purchase Agreement (which fee is equal to 10% of the aggregate principal amount of the secured convertible debentures for $1,875,000 issued on April 1, 2005 and January 4, 2007) and also paid a one-time structuring fee of $20,000 pursuant to the Securities Purchase Agreement. Proceeds from the Cornell Debentures were used for working capital and consulting fess for identification of merger and acquisition candidates.

As a result of the above transactions, there is an aggregate principal balance of $1,955,308 under the Cornell Debenture, issued on April 1, 2005, as amended and restated on July 8, 2005, and on January 4, 2007 pursuant to the terms and provisions of the Securities Purchase Agreement. An additional $625,000 Cornell Debenture will be issued two (2) business days prior to the registration statement being declared effective by the SEC.

It is estimated that approximately 111 million shares of our Class A Common Stock are issuable upon conversion of the Cornell Debentures at $.03 per share and we have also assumed that all of the interest that may accrue on the Cornell Debentures through July 1, 2008 accrues and is converted into shares of our Class A Common Stock. If, for example, the closing bid price at the relevant time of conversion is $0.01 per share, than approximately 334 million shares of our Class A Common Stock will be issuable upon conversion of all of these debentures in the aggregate. Cornell intends to sell any shares issued to it upon conversion of the Cornell Debentures at the then prevailing market price.

Pursuant to the terms of the Convertible Debentures, we are obligated to issue shares of Class A Common Stock to Cornell upon conversion of the outstanding principal balance of the Cornell Debentures. Cornell may not beneficially own more than 4.99% of our outstanding Class A Common Stock at any time. Because Cornell can repeatedly acquire and sell shares, this limitation does not limit the potential dilutive effect or the total number of shares that Cornell may receive upon conversion of the Cornell Debentures.

We cannot predict the actual number of shares of Class A Common Stock that will be issued pursuant to the Cornell Debentures, in part, because the conversion price of the Cornell Debentures will fluctuate based on prevailing market prices. Nonetheless, we can estimate the number of shares of our Class A Common Stock that will be issued using certain assumptions. For example, if we issued up to the maximum of 15,000,000 shares of Class A Common Stock to Cornell (i.e. the maximum number of shares being registered for conversion of the Cornell Debentures), these shares would represent approximately 9.6% of our outstanding Class A Common Stock upon issuance.

We are registering a total of 40,750,000 shares of Class A Common Stock for issuance upon conversion of the Cornell Debentures, for the sales of Cornell’s commitment shares and for the exercise of the Cornell Warrants.

SELLING STOCKHOLDERS

The following table presents information regarding the selling stockholders. None of the selling stockholders have held a position or office, or had any other material relationship, with us.

For each share of Class A Common Stock issued under the Cornell Debentures, Cornell will pay 90% of the lowest closing bid price on the Over-the-Counter Bulletin Board on which our Class A Common Stock is traded for the 30 trading days immediately preceding the conversion date. All investment decisions of Cornell are made by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing partner of Yorkville Advisors, makes the investment decisions on behalf of Yorkville Advisors.

Pursuant to the terms of the Asset Purchase Agreement for Genotec Nutritionals, the former shareholders of Genotec Nutritionals, Inc and their designees were issued an aggregate of 10,000,000 shares of the Company’s Class A Common Stock. The shares were issued to the following individuals in the denominations indicated: George Kontonotas 4,581,500 shares; Dr. Joseph Freedman 2,992,000 shares; Susan Blancato 1,776,500 shares; Michael Logerfo 500,000 shares; Maureen McLaughlin 80,000 shares; Paula Daddone 40,000 shares; Maureen Bridges 15,000 shares; and Robert Blancato 15,000 shares.

Pursuant to the terms of the consulting agreement with William Maier, Mr. Maier was issued 500,000 shares of the Company’s Class A Common Stock.

Pursuant to the terms of the consulting agreement with Dr. Yevsey Belinky, Dr. Belinky was issued 100,000 shares of the Company’s Class A Common Stock.

The table follows:

Selling Stockholder	Shares Beneficially Owned Before Offering		Shares to be Issued Upon Conversion of the Debentures and Warrants		Shares to be Sold in the Offering

Cornell Capital Partners, L.P.
Debentures	74,462,430	(1)	11,913,580	(4)	11,913,580	(5)
Warrants	20,750,000	(2)	20,750,000	(2)	20,750,000
Conversion shares	3,086,420	(3)	--		3,086,420	(5)
Commitment shares	5,000,000		--		5,000,000
George Kontonotus	4,581,500		--		4,581,500
Dr. Joseph Freedman	2,992,000		--		2,992,000
Susan Blancato	1,776,500		--		1,776,500
Willaim Maier	500,000		--		500,000
Michael Logerfo	500,000		--		500,000
Dr. Yevsey Belinky	100,000		--		100,000
Maureen McLaughlin	80,000		--		80,000
Paula Daddone	40,000		--		40,000
Maureen Bridges	15,000		--		15,000
Robert Blancato	15,000		--		15,000
Total	113,898,850		35,750,000		51,350,000

(1) The shares of Class A Common Stock indicated are issuable upon the conversion of the Cornell Debentures at the conversion price described above based upon an assumed average closing bid price of $0.03.
(2) The shares of Class A Common Stock issuable to Cornell upon exercise of the warrants issued to Cornell.
(3) The shares of Class A Common Stock issued to Cornell upon conversion of the Cornell Debentures.
(4) The remaining balance of Class A Common Stock being registered pursuant to the terms of the Investor Registration Rights Agreement.
(5) Total shares of Class A Common Stock being registered for conversion of the Cornell Debentures.

PLAN OF DISTRIBUTION

The selling security holders and any of their pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock being offered under this prospectus on any stock exchange, market or trading facility on which shares of our common stock are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling security holders may use any one or more of the following methods when disposing of shares:

—	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

—	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
—	purchases by a broker-dealer as principal and resales by the broker-dealer for its account;
—	an exchange distribution in accordance with the rules of the applicable exchange;
—	privately negotiated transactions;
—	to cover short sales made after the date that the registration statement of which this prospectus is a part is declared effective by the Securities and Exchange Commission (the “SEC”);
—	broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;
—	a combination of any of these methods of sale; and
—	any other method permitted pursuant to applicable law.

The shares may also be sold under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling security holders have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling security holders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling security holder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

Broker-dealers engaged by the selling security holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, which commissions as to a particular broker or dealer may be in excess of customary commissions to the extent permitted by applicable law.

If sales of shares offered under this prospectus are made to broker-dealers as principals, we would be required to file a post-effective amendment to the registration statement of which this prospectus is a part. In the post-effective amendment, we would be required to disclose the names of any participating broker-dealers and the compensation arrangements relating to such sales.

The selling security holders and any broker-dealers or agents that are involved in selling the shares offered under this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. Commissions received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Any broker-dealers or agents that are deemed to be underwriters may not sell shares offered under this prospectus unless and until we set forth the names of the underwriters and the material details of their underwriting arrangements in a supplement to this prospectus or, if required, in a replacement prospectus included in a post-effective amendment to the registration statement of which this prospectus is a part.

The selling security holders and any other persons participating in the sale or distribution of the shares offered under this prospectus will be subject to applicable provisions of the Exchange Act, and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of the shares by, the selling security holders or any other person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

If any of the shares of common stock offered for sale pursuant to this prospectus are transferred other than pursuant to a sale under this prospectus, then subsequent holders could not use this prospectus until a post-effective amendment or prospectus supplement is filed, naming such holders. We offer no assurance as to whether any of the selling security holders will sell all or any portion of the shares offered under this prospectus.

We have agreed to pay all fees and expenses we incur incident to the registration of the shares being offered under this prospectus. However, each selling security holder and purchaser is responsible for paying any discounts, commissions and similar selling expenses they incur.

We and the selling security holders have agreed to indemnify one another against certain losses, damages and liabilities arising in connection with this prospectus, including liabilities under the Securities Act.

LEGAL PROCEEDINGS

We are subject to litigation from time to time arising from our normal course of operations. Currently, there are no open litigation matters relating to our products, product installations or technical services provided.

DIRECTORS AND EXECUTIVE OFFICERS

We have two directors and one principal officer. Listed below is certain information concerning individuals who currently serve as our directors and executive officers.

Name	Age	Position
Jerome R. Mahoney	47	Non-Executive Chairman of the Board of Directors
Mark Meller	47	President, Chief Executive Officer, Chief Financial Officer and Director

Jerome R. Mahoney. Mr. Mahoney has been our Non-Executive Chairman of the Board of Directors since October 19, 2005. Mr. Mahoney started at Executone Information Systems, a telephone systems manufacturer, and was Director of National Accounts from 1988 to 1989. In 1989, Mr. Mahoney founded Voice Express, Inc., a New York company that sold voicemail systems and telephone system service contracts and installed these systems. Mr. Mahoney sold Voice Express Systems in 1993. From 1993 to 1997, Mr. Mahoney was President of IVS Corp., and on December 17, 1997, he established International Voice Technologies, which was merged with iVoice, Inc. on May 21, 1999. Since May 21, 1999, Mr. Mahoney has served as President and CEO of iVoice, Inc. Since January 2003 Mr. Mahoney has been Non-Executive Chairman of the Board of Directors of Trey Resources, Inc. Mr. Mahoney serves as Non-Executive Chairman of the Board of SpeechSwitch, Inc., Matawan, New Jersey, and has held this position since November 10, 2004. Mr. Mahoney is the President, Chief Executive Officer, Chief Financial Officer and Secretary of iVoice Technology, Inc, Matawan, NJ, and has held this position since August 30, 2006. Mr. Mahoney was also the Non-Executive Chairman of the Board of Deep Field Technologies, Inc., Matawan, New Jersey, until January 27, 2007. Mr. Mahoney received a B.A. in finance and marketing from Fairleigh Dickinson University, Rutherford, N.J. in 1983.

Mark Meller. Mr. Meller has been the President, Chief Financial Office and Director since October 19, 2005. From October 1, 2004 until January 27, 2007, Mr. Meller was the President, Chief Executive Officer, Chief Financial Officer and Director of Deep Field Technologies, Inc. From August 29, 2005 until August 29, 2006, Mr. Meller served as President, Chief Executive Officer and Chief Financial Officer of iVoice Technology, Inc. Since September 15, 2003, Mr. Meller has been the President and Chief Executive Officer of Trey Resources, Inc. Since 1988, Mr. Meller has been Chief Executive Officer of Bristol Townsend & Co., Inc., a New Jersey based consulting firm providing merger and acquisition advisory services to middle market companies. From 1986 to 1988, Mr. Meller was Vice President of Corporate Finance and General Counsel of Crown Capital Group, Inc, a New Jersey based consulting firm providing advisory services for middle market leveraged buy-outs (LBO’s). Prior to 1986, Mr. Meller was a financial consultant and practiced law in New York City. He is a member of the New York State Bar.

There are no agreements or understandings for the officer or directors to resign at the request of another person and the above-named officers and director is not acting on behalf of nor will act at the direction of any other person. As of the three months ended June 30, 2006, the Company did not have an audit committee in place and has one non-executive member of the Board of Directors.

There are no family relationships among the directors or executive officers.

For the six months ended December 31, 2006, the Board held no meetings. During this period, the Board acted through written unanimous consent in lieu of a meeting on seven occasions.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information regarding the beneficial ownership of our voting securities as of the date of this filing of (i) each person known to us to beneficially own more than 5% of the applicable class of voting securities, (ii) our directors, (iii) and each named executive officer and (iv) all directors and executive officers as a group. As of the date of this filing there were a total of 145,727,523 shares of Class A common stock outstanding and 10,000,000 shares of Class B common stock outstanding. Each share of Class A common stock is entitled to one vote and each share is Class B common stock is entitled to 100 votes on matters on which holders of common stock are eligible to vote.

The number of shares beneficially owned is determined under rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of the date of this filing, through the exercise or conversion of any stock option, convertible security, warrant or other right. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity.

Ownership of Common Stock

		Common Stock Beneficially Owned
Name/Address	Title of Class	Number	Percent
Jerome R. Mahoney (Chairman)	Class A Common Stock	809,778,339 (1)	90.2%
c/o MM2 Group, Inc.	Class B Common Stock	5,000,000	50.0%
5 Regent Street, Suite 520
Livingston, New Jersey 07039

Mark Meller (President)	Class A Common Stock	809,778,339 (1)	90.2%
c/o MM2 Group, Inc.	Class B Common Stock	5,000,000	50.0%
5 Regent Street, Suite 520
Livingston, New Jersey 07039

Cornell Capital Partners, LP	Class A Common Stock	103,298,850 (2)	42.9%
101 Hudson Street, Suite 3700
Jersey City, New Jersey 07302

Director and executive officer as a group	Class A Common Stock	1,619,556,678	98.2%
	Class B Common Stock	10,000,000	100.0%

(1)
Includes a) 134,842,222 shares of our Class A common stock issuable upon conversion of $1,092,222 due to related party accounts with each Mr. Mahoney and Mr. Meller, (b) 617,283,951 shares of our Class A common stock issuable upon conversion of 5,000,000 shares of our Class B common stock owned by each Mr. Mahoney and Mr. Meller and (c) 57,652,166 shares of our Class A common stock owned by each Mr. Mahoney and Mr. Meller. Mr. Mahoney and Mr. Meller have agreed to accept payment or partial payment, from time to time, in the form of the Company’s Class A Common Stock and/or the Company’s Class B Company Stock, at such time as the Board of Directors determines to issue such shares in satisfaction of these accrued liabilities. A holder of Class B Common Stock has the right to convert each share of Class B Common Stock into the number of shares of Class A Common Stock determined by dividing the number of Class B Common Stock being converted by a 50% discount of the lowest price that the Company had ever issued its Class A Common Stock.

(2)
Includes a) 74,462,430 shares of our Class A common stock issuable upon conversion of $2,010,486 of Cornell Convertible Debentures, b) 8,086,420 shares of our Class A common stock owned by Cornell and c) 20,750,000 shares of our Class A common stock issuable upon conversion of the Cornell Warrants.

DESCRIPTION OF SECURITIES

In accordance with our Certificate of Incorporation as filed on July 7, 2005, we are authorized to issue 450,000,000 shares of Class A common stock, no par value; and 50,000,000 shares of Class B Common Stock, no par value. Additionally, our board of directors has the right to prescribe and authorize the issuance of 1,000,000 preferred shares, $1.00 par value. Below is a description of our outstanding securities, including Preferred Stock, Class A Common Stock, Class B Common Stock and warrants.

PREFERRED STOCK

Preferred Stock consists of 1,000,000 shares of authorized preferred stock with $1.00 par value. As of December 31, 2006 and 2005, no shares were issued or outstanding.

CLASS A COMMON STOCK

Class A Common Stock consists of the following as of December 31, 2006: 450,000,000 shares of authorized common stock with no par value, 140,627,016 shares were issued and outstanding. Each holder of Class A common stock is entitled to receive ratably dividends, if any, as may be declared by our board of directors out of funds legally available for the payment of dividends. We have never paid any dividends on its common stock and does not contemplate doing so in the foreseeable future. We anticipate that any earnings generated from operations will be used to finance the growth objectives.

CLASS B COMMON STOCK

As of December 31, 2006, Class B Common Stock consisted of 50,000,000 shares of authorized common stock with no par value, 10,000,000 shares were issued and outstanding. Class B stock has voting rights of 100 to 1 with respect to Class A Common Stock. Class B common stockholders are entitled to receive dividends in the same proportion as the Class B Common Stock conversion and voting rights have to Class A Common Stock. A holder of

Class B Common Stock has the right to convert each share of Class B Common Stock into the number of shares of Class A Common Stock determined by dividing the number of Class B Common Stock being converted by a 50% discount of the lowest price that we have ever issued our Class A Common Stock. Upon the liquidation, dissolution, or winding-up of the Company, holders of Class B Common Stock will be entitled to receive distributions.

WARRANTS

On April 1, 2005, the Company sold to Cornell a warrant to purchase 750,000 shares of its common stock for a purchase price of $10. This warrant had an exercise price of $.07 per shares, was vested immediately and expires two years from the date of issue. On July 20, 2006, the Company issued an Amended and Restated warrant which changed the exercise price to $.05 per share and extended the redemption period to five years from the date of issuance. The fair value of the amended warrant of $44,625 was estimated using the Black-Scholes option-pricing model with the following weighted-average assumptions: dividend yield of 0%; expected volatility of 142.21%; risk-free interest rates of 4.60%; and expected life of 5 years.

On March 16, 2006, the Company issued to Cornell a warrant to purchase 20,000,000 shares of its common stock pursuant to the Waiver and Extension Agreement between the Company and Cornell. The exercise price is $.05 per share (and may be subsequently adjusted if the Company issued or sold, or is deemed to have issued or sold, any shares of the Company’s Common Stock at a lower price). The warrants expire five years from the date of issue. The fair value of $964,812 was estimated at date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions: dividend yield of 0%; expected volatility of 185%; risk-free interest rates of 4.00%; and expected life of 5 years.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A Common Stock is Fidelity Transfer Company, 1800 SouthWest Temple, Suite 301, Salt Lake City, Utah 84115. Its telephone number is (801) 484-7222.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES

Our Bylaws include an indemnification provision under which we have agreed to indemnify our directors and officers to the fullest extent permitted by applicable law from and against any and all claims of any type arising from or related to future acts or omissions as our director or officer.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ANTI-TAKEOVER EFFECTS OF PROVISIONS OF THE ARTICLES OF INCORPORATION

Authorized and unissued stock. The authorized but unissued shares of our capital stock are available for future issuance without our stockholders’ approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of us that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with our board of directors’ desires. A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares of stock compared to the then-existing market price.

Some of the provisions of our certificate of incorporation and bylaws may have the effect of making the acquisition of control of us in a transaction not approved by our board of directors more difficult. Moreover, some of the provisions of the agreement providing for tax disaffiliation and other tax-related matters that we will enter into in connection with the registration could discourage potential acquisition proposals.

EXPERTS

Certain legal matters in connection with the shares of our Class A Common Stock offered for resale in this prospectus have been passed upon for us by Meritz & Muenz LLP, Washington, D.C.

Bagell, Josephs, Levine and Company, LLC has audited our consolidated financial statements as of June 30, 2006 and 2005, and for each of the years in the two-year period ended June 30, 2006, as set forth in its report, which appears herein.

DESCRIPTION OF BUSINESS

Our Background

MM2 Group, Inc. (“MM2”, or the “Company”), was incorporated in New York on March 18, 1968 under the name John DeNegris Associates, Inc. In 1974, John DeNegris Associates, Inc. changed its name to Wien Group, Inc. (“Wien (NY)”). Wien (NY) conducted a public relations business and traded in the public market until December 1991 when the corporation ceased operations. Wien (NY) remained inactive until September 1998 when it reacquired its good standing status with the State of New York. Wien (NY) did not conduct any business prior to July 2001, at which time it initiated its business of providing corporate financial advisory services to small and emerging companies that require advisory services to continue their growth within their respective industries. Wien (NY) primarily focused on the manufacturing, retail, music & entertainment, and health care industries. These services include: general corporate finance, merger and acquisition advisory services, consulting on overall corporate strategy, facilitating asset-based lending, and arranging equipment-leasing contracts.

On September 23, 2005, Wien (NY) reincorporated in the state of New Jersey pursuant to a Plan and Agreement of Merger. Pursuant to such Plan and Agreement of Merger, Wien (NY) merged with and into its wholly owned subsidiary (“Wien (NJ)”) with Wien (NJ) being the surviving entity. Wien (NJ)'s charter provided for the authorization of Class A Common Stock (the "Wien (NJ) Class A Common"), Class B Common Stock ("Wien (NJ) Class B Common"), and Preferred Stock ("Wien (NJ) Preferred"). Pursuant to the Plan and Agreement of Merger, each holder of Wien (NY)’s Common Stock received one share of Wien (NJ) Class A Common in exchange for each share of such holder's Common Stock.

On October 12, 2005, Wien (NJ)'s name was changed to MM2 Group, Inc.

On October 19, 2005, Wien (NJ) completed its previously disclosed acquisition (the "Acquisition") of all of the outstanding shares of MM2 Group, Inc., a New Jersey corporation ("OldMM2"). The Acquisition was effected pursuant to the terms of the Acquisition Agreement dated July 8, 2005 (the "Acquisition Agreement") between Wien (NY), Wien (NJ), Stephen Wien, OldMM2 and the stockholders of OldMM2 as of the date of the Acquisition Agreement. Prior to the closing of the Acquisition, certain terms and conditions of the Acquisition Agreement were amended by the parties thereto. The primary changes were to (i) allow fractional shares of Wien (NJ) to be issued in connection with the Acquisition (ii) correctly state the authorized capital stock of Wien (NJ) and Wien (NY) and (iii) specify the authorized stock of Wien (NJ) following the reincorporation.

The Company had nominal operations immediately before and after the Acquisition. OldMM2 was a corporation formed on December 8, 2004. Other than the Acquisition, no significant business activity has been conducted by OldMM2 from the date of its creation to the date of the consummation of the Acquisition. The primary activity of OldMM2 involved seeking merger or acquisition candidates with whom it could either merge or acquire.

On September 21, 2006, the Company completed the acquisition of Genotec Nutritionals, Inc, a New York based marketer and distributor of nutritional supplements and vitamins. The Company issued 10,000,000 shares of its' Class A Common Stock as part of the purchase price. The Company also purchased $75,000 of Series A Preferred Convertible Stock of the newly formed subsidiary Genotec Acquisition Corporation that was established by the Company to acquire the assets of Genotec Nutritionals. These funds represent working capital for the new subsidiary.

The Company is publicly traded and is currently traded on the NASD Over The Counter Bulletin Board (“OTCBB”) under the symbol “MMGP”.

General

The primary activity of the Company, following the reverse merger with OldMM2, was to identify merger or acquisition candidates with whom it could either merge or acquire., On September 21, 2006, the Company completed the acquisition of substantially all the assets of Genotec Nutritionals, Inc., a New York based marketer and distributor of nutraceuticals and supplements. The Company intends to develop businesses in the nutraceutical market via internal growth and product development, or by acquisition of other companies that operate in that market. However, the Company does retain the right and flexibility to identify acquisition or merger candidates, if it so chooses, in other markets of industries.

Genotec Nutritionals presently sells several different products, including raw materials such as fish oil, grape powder, resveratrol, pine bark powder, lutein, psyllium powder, and various custom formulations, including formulations for eye support, immunity support, and aging support. The company also sells custom formulations for pet care, including a shedding formula, a coat formula, dog and cat joint formulas, and pet multi-vitamins for dogs and cts.

The Company has a limited operating history on which to base an evaluation of its business and prospects. Its prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets. The Company will encounter various risks in implementing and executing its business strategy. The Company can provide no assurance that it will be successful in addressing such risks, and the failure to do so could have a material adverse effect on its business.

The officers and directors of the Company are currently involved in other activities and devote only a portion of their time to the specific business affairs of the Company.

Employees

As of March 31, 2007, the Company had three full time employees and seven part-time employees. The three full time employees and five of the part time employees are employed at Genotec Nutritionals in sales, administration and shipping functions. The remaining two part time employees are the Non-executive Chairman of the Board of Directors, Jerome Mahoney and the President and Chief Executive Officer, Mark Meller. Mr. Mahoney and Mr. Meller are considered part-time employees pursuant to their respective employment agreements.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other documents with the SEC. You may read and copy any document we file with the SEC at the public reference facilities the SEC maintains at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these materials by mail from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

The SEC also maintains a web site, the address of which is http://www.sec.gov. That site also contains our annual, quarterly and special reports, proxy statements, information statements and other information.

This prospectus is part of a registration statement that we filed with the SEC. You can obtain a copy of the registration statement from the SEC at any address listed above or from the SEC’s web site.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This discussion and analysis of our financial condition and results of operations includes "forward-looking" statements that reflect our current views with respect to future events and financial performance. We use words such as we "expect," "anticipate," "believe," and "intend" and similar expressions to identify forward-looking statements. You should be aware that actual results may differ materially from our expressed expectations because of risks and uncertainties inherent in future events and you should not rely unduly on these forward looking statements. We will not necessarily update the information in this discussion if any forward-looking statement later turns out to be inaccurate.

You should read the following discussion in conjunction with our financial statements and related notes included elsewhere in this filing as well as our audited statements and related notes for the fiscal year ended June 30, 2006 filed with Form 10-KSB and the information contained in a Current Report on Form 8-K/A dated October 19, 2005. The following discussion contains forward-looking statements. Please see Forward-Looking Statements for a discussion of uncertainties, risks and assumptions associated with these statements

Overview

On July 8, 2005, Wien (NY) and Wien (NJ) entered into an Acquisition Agreement with OldMM2, Stephen Wien, and all of the shareholders of OldMM2. In accordance with the Acquisition Agreement, immediately prior to the Closing Date, Wien (NY) reincorporated in the state of New Jersey pursuant to the Plan and Agreement of Merger. Pursuant to such Plan and Agreement of Merger, Wien (NY) merged with and into Wien (NJ) with Wien (NJ) being the surviving entity. Wien (NJ)'s charter provided for the authorization of Class A Common Stock (the "Wien (NJ) Class A Common"), Class B Common Stock ("Wien (NJ) Class B Common"), and Preferred Stock ("Wien (NJ) Preferred"). Pursuant to such Plan and Agreement of Merger, each holder of Wien (NY)’s Common Stock received one share of Wien (NJ) Class A Common in exchange for each share of such holder's Common Stock.

On the October 19, 2005, Wien (NJ) acquired all of the outstanding capital stock of OldMM2 in exchange for Wien (NJ)'s issuance to the shareholders of OldMM2 of 115,933,332 shares of Wien (NJ) Class A Common and 10,000,000 shares of Wien (NJ) Class B Common. In connection with the transaction, Wien (NJ) changed its name to MM2 Group, Inc. Each share of Wien (NJ) Class B Common entitles the holder thereof to voting rights equal to 100 shares of Wien (NJ) Class A Common. In addition, a holder of Class B Common Stock has the right to convert each share of Class B Common Stock into the number of shares of Class A Common Stock determined by dividing the number of shares of Class B Common Stock being converted by 50% of the lowest price that the Company had ever issued its Class A Common Stock. Holders of Class B Common Stock are further entitled to receive dividends in the same proportion as the Class B Common Stock conversion and voting rights have to Class A Common Stock. Upon the liquidation, dissolution, or winding-up of the Company, holders of Class B Common Stock will be entitled to receive distributions.

At the closing of the Acquisition Agreement (the “Closing”), the Company assumed the contracts and obligations of OldMM2 under the financing arrangements between OldMM2 and Cornell, including, without limitation, the warrants, secured convertible debentures, and security agreement related thereto. As part of the transaction, OldMM2 entered into a consulting agreement with Stephen Wien whereby Stephen Wien will provide consulting services to OldMM2 for a two-year period from the date of the Closing in consideration for a payment of $200,000 made at the Closing. Further, upon the Closing, all of the directors and officers of Wien (NY) resigned their positions and Jerome Mahoney and Mark Meller were appointed to serve as the sole Directors of the Company, to serve until the next annual meeting of shareholders or until their respective successors are elected and qualified.

As required under the Acquisition Agreement, on or prior to the Closing Date, OldMM2 had at least $900,000 cash on its balance sheet and an equity line of credit facility for not less than $10,000,000 in the aggregate in accordance with the financing documents executed by OldMM2 and third parties in April 2005. Within five (5) business days of the effective date (as determined by the Commission) of the Company’s Form SB-2 Registration Statement, the Company will use its commercially reasonable efforts to have an additional $1,100,000 cash on its balance sheet.

On July 8, 2005, the Board of Directors of Wien (NY) and, on August 22, 2005, the stockholders of Wien (NY), each approved the resolution to change Wien (NY)'s state of incorporation from the State of New York to the State of New Jersey pursuant to a Plan and Agreement of Merger.

Prior to October 19, 2005, the Company's previous financial results and operations were reflected in the financial statements and accounting records of Wien (NY) and Wien (NJ). These financial statements do not necessarily reflect the financial position, results of operations and cash flows of the Company had it been merged with OldMM2 during those periods.

The Company was incorporated under the laws of New Jersey on July 7, 2005 and OldMM2 was incorporated under the laws of New Jersey on December 8, 2004. The acquisition of OldMM2 by the Company was effectuated on October 19, 2005.

The acquisition has been accounted for as a reverse merger under the purchase method of accounting. Accordingly, MM2 Group, Inc. is treated as the continuing entity for accounting purposes.

On September 21, 2006, the Company completed the acquisition of Genotec Nutritionals, Inc, a New York based manufacturer and distributor of nutritional supplements and vitamins. The Company issued 10,000,000 shares of its Class A Common Stock as part of the purchase price. The Company also purchased $75,000 of Genotec’s Series A Preferred Convertible Stock, which represented working capital for the new subsidiary.

Plan of Operation

The primary activity of the Company, following the reverse merger with OldMM2, will involve seeking merger or acquisition candidates with whom it can either merge or acquire. As an example, on September 21, 2006, the Company completed the acquisition of certain assets and the rights to the name of Genotec Nutritionals as discussed below. The Company intends to develop businesses in the Nutraceutical Markets via internal growth or product development or by acquisition of other companies that operate in that market. However, the Company does retain the right and flexibility to identify acquisition or merger candidates, if it so chooses, in other markets of industries.

The Company has a limited operating history on which to base an evaluation of its business and prospects. Its prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets. The Company will encounter various risks in implementing and executing its business strategy. The Company can provide no assurance that it will be successful in addressing such risks, and the failure to do so could have a material adverse effect on its business.

The Company does not presently intend to make any loans to any prospective merger or acquistion candidate, or to any unaffiliated third parties.

The officers and directors of the Company are currently involved in other activities and will devote only a portion of their time to the specific business affairs of the Company until such time as a merger or acquisition candidate has been determined. At such time, they expect to spend the necessary time and effort to investigate and finalize any merger or acquisition.

The Company will seek to merge with or acquire private operating company(ies) which management believes has good business fundamentals and significant growth potential.

We do not expect to purchase any significant equipment for the foreseeable future, unless we are successful in completing a merger or acquisition with an operating company.

We do not expect any significant changes in the numbers of employees in the next twelve months, unless we are successful in completing a merger or acquisition with an operating company.

We do not plan to provide any services or plan to generate any revenues for the foreseeable future. Our management team will, however, continue to receive compensation in accordance with their employment agreements while they continue to investigate potential merger and acquisition candidates. We intend to limit our operations initially to seeking merger and acquisition candidates.

Results of Operations

Year ended June 30, 2006 compared to year ended June 30, 2005

During the year ended June 30, 2006, management has focused its energies on closing the reverse merger with the Wien Group and identifying and researching new acquisition opportunities, such as Genotec Nutritionals. There were no new revenues for the year and the general and administrative expenses were primarily comprised of salary and benefits for the officers and staff and legal and accounting fees directly related to the merger and SEC filings. All open accounts payable for Wien (NY) have been settled and the cash remaining after the settlement was refunded to the Wien (NY) Officers in settlement of the loans to the Company.

Total other (income) expense for the year ended June 30, 2006 were an expense of $1,649,488 as compared to an expense of $331,507 for the year ended June 30, 2005. For the current year, there was $27,218 for interest income earned on the short-term investments in Triple A credit rated money market funds that have 7 day auction rates competitive with current market conditions. Interest expense of $146,702 is related to the accrued interest on the Cornell debentures and the amortization of the commitment and structuring fees paid to Cornell from the gross proceeds of the debentures. Amortization of the discount on the debt conversion of $500,000 recognizes the intrinsic value of the conversion option on the Cornell debentures and amortizes it over the term of the debenture. The write off of financing costs of $1,005,004 represents the fair value of the warrants sold to Cornell for the various financing. For the year ended June 30, 2005, other (income) expense included $4,743 of interest income on the money market funds, $86,250 of interest expense on the Cornell debentures and the amortization of commitment fees, and $250,000 of expense to amortize a portion of the intrinsic value of the conversion option on the Cornell debentures.

Net loss for the year ending June 30, 2006 was $2,411,571 as compared to a net loss of $605,338 for the year ending June 30, 2005. The increase in net loss in the current year was the result of higher spending and the recognition of non-cash costs as discussed above.

Six months ended December 31, 2006 compared to six months ended December 31, 2005

Prior to the acquisition of Genotec Nutritionals, Inc (“Genotec”) on September 21, 2006, the Company had no sales and limited operations. Consequently, comparison of the current period results to prior period results may not be meaningful.

Total sales for the six months ended December 31, 2006 and 2005 were $426,276 and $0, respectively. The increase in sales in 2006 was derived from the sales of nutritional supplements and vitamins by Genotec.

Cost of sales for the six months ended December 31, 2006 and 2005 were $154,254 and $0, respectively. The costs in 2006 represent the costs of bulk supplies of raw ingredients, capsules and sealed powders, bottles, caps, shipping containers, packaging and shipping of nutritional supplements and vitamins by Genotec.

Total operating expenses for the six months ended December 31, 2006 and 2005, were $590,132 and $371,992, respectively. The increase of $218,140 was primarily due to the effect of the Genotec acquisition, increases in professional and consulting fees related to the Genotec acquisition, and increases in accounting fees for audit and review work associated with being a public reporting company. Operating expenses increased by $153,750 for Genotec administration, selling and marketing expenses. The most significant portion of the Genotec expenses were related to payroll related expenses of $103,157, rent and utilities of $17,042, insurance of $7,714 and selling expenses of $7,500.

Total other (income) expense for the six months ended December 31, 2006 was an expense of $1,577,914. This total was comprised of amortization of the discount on debt conversion of $290,439, loss on revaluation of derivatives of $823,617, write-off of financing costs of $369,625, interest expense of $62,129 and liquidated damages of $81,424. These amounts are offset by interest income of $9,128 and gain on disposition of derivative liability of $40,192. The other expense for the six months ended December 31, 2005 was an expense of $790,755. This total was comprised of amortization of the discount on debt conversion of $500,000, liquidated damages of $150,000, interest expense of $115,278 and write-off of financing costs of $40,192. These amounts are offset by interest income of $14,715. Interest expense is related to accrued interest on the Cornell Debentures and interest income is related to interest on the cash accounts.

Net loss from operations for the six months ending December 31, 2006 and 2005, was $1,896,024 and $1,162,747, respectively, as the result of the factors discussed above. Comparison of the current period to the prior period may not be meaningful for the reasons discussed above.

Three months ended December 31, 2006 compared to three months ended December 31, 2005

Prior to the acquisition of Genotec Nutritionals, Inc (“Genotec”) on September 21, 2006, the Company had no sales and limited operations. Consequently, comparison of the current period results to prior period results may not be meaningful.

Total sales for the three months ended December 31, 2006 and 2005 were $400,135 and $0, respectively. The increase in sales in 2006 was derived from the sales of nutritional supplements and vitamins by Genotec.

Cost of sales for the three months ended December 31, 2006 and 2005 were $147,522 and $0, respectively. The costs in 2006 represent the costs of bulk supplies of raw materials, capsules and sealed powders, bottles, caps, shipping containers, packaging and shipping of nutritional supplements and vitamins by Genotec.

Total operating expenses for the three months ended December 31, 2006 and 2005, were $368,541 and $196,814, respectively. The increase of $171,727 was primarily due to the effect of the Genotec acquisition, increases in professional and consulting fees related to identifying and researching potential acquisitions, and increases in accounting fees for audit and review work associated with being a public reporting company. Operating expenses increased by $141,507 for Genotec administration and selling and marketing expenses. The most significant portion of the Genotec expenses were related to payroll related expenses of $91,105, rent and utilities of $17,042, insurance of $7,522 and selling expenses of $7,500.

Total other (income) expense for the three months ended December 31, 2006 was an expense of $400,335. This total was comprised of amortization of the discount on debt conversion of $145,220, loss on revaluation of derivatives of $145,476, interest expense of $33,531 and liquidated damages of $79,818. These amounts are offset by interest income of $3,710. The other expense for the three months ended December 31, 2005 was an expense of $416,318. This total was comprised of amortization of the discount on debt conversion of $250,000, interest expense of $57,639, liquidated damages of $75,000 and write off of financing costs of $40,192. These amounts are offset by interest income of $6,513. Interest expense is related to accrued interest on the Cornell Debentures and interest income is related to interest on the cash accounts.

Net loss from operations for the three months ending December 31, 2006 and 2005, was $516,263 and $613,132, respectively, as the result of the factors discussed above. Comparison of the current period to the prior period may not be meaningful for the reason discussed above.

Liquidity and Capital Resources

On April 1, 2005, and as subsequently amended on July 20, 2006 and January 4, 2007, the Company had entered into a Securities Purchase Agreement with certain investors for the sale of $2,500,000 in convertible debentures. On April 1, 2005, the Company issued $1,250,000 of secured convertible debentures (the “1st closing”) pursuant to the Securities Purchase Agreement. On January 4, 2007, we issued a second secured convertible debenture in the principal amounts of $625,000 (the “2nd closing”). An additional sale of $625,000 in convertible debentures (the “3rd closing”) shall be funded two (2) business days prior to the date the registration statement is declared effective by the SEC. These debentures will be convertible into Class A common stock at the discretion of the holders. These transactions will require the Company to register for resale a number of shares to facilitate these financial transactions.

The Company is seeking additional operating income opportunities through potential acquisitions or investments. Such acquisitions or investments may consume cash reserves or require additional cash or equity. Our working capital and additional funding requirements will depend upon numerous factors, including: (i) strategic acquisitions or investments; (ii) an increase to current company personnel; (iii) the level of resources that we devote to sales and marketing capabilities; (iv) technological advances; and (v) the activities of competitors.

To date, the Company has incurred substantial losses, and will require financing for working capital to meet its operating obligations. While we have raised sufficient working capital to fund our operations for what we believe should be sufficient for the next nine months, we will subsequently need to raise additional capital to fund our future operations. We anticipate that we will require financing on an ongoing basis for the foreseeable future to fund our working capital needs.

During the year ended June 30, 2006, the Company had a net decrease in cash of $530,201 as compared to a net increase in cash of $1,034,799 for the year ended June 30, 2005. The Company’s principal sources and uses of funds were as follows:

Cash used by operating activities. The Company used $529,645 in cash for operating activities in the year ended June 30, 2006. The decrease is primarily the result of the losses from operations sustained by the Company in the current year and offset by increases in accounts payable and amounts due to related parties. The Company used $213,326 in cash for operating activities in the year ended June 30, 2005. The decrease is primarily the result of the losses from operations sustained by the Company in the prior year and offset by increases in accounts payable and amounts due to related parties.

Cash used by investing activities. The Company purchased equipment for $556 during the year ended June 30, 2006 and $3,3875 for the year ended June 30, 2005.

Cash provided by financing activities. In the year ended June 30, 2005, the Company sold convertible debentures to Cornell for the total of $1,250,000 and sold shares of the Company’s Class A and Class B common stock for a total $2,000 to the founders of Old MM2. The Company had no financing activities in the year ended June 30, 2006.

During the six months ended December 31, 2006 and 2005, the Company had a net decrease in cash of $99,518 and $361,459, respectively. The Company’s principal use of funds during these periods was as follows:

Cash flows from operating activities. The Company used $98,372 in cash for operations in the six months ended December 31, 2006, a decrease of $262,531 compared to $360,903 in cash used for operations in the six months ending December 31, 2005. The decrease in cash used in operations was primarily the result of lower net cash loss (net loss after adding back non-cash items but before considering changes in certain assets and liabilities) of $198,520 and a favorable change in prepaid expenses of $157,938 offset by increases in accounts receivable of $49,355 and decreases in accounts payable and accrued liabilities of $68,948.

Cash flows from investing activities. The Company used cash of $1,146 for investing activities in the six months ended December 31, 2006 for the purchase of new office computer equipment for Genotec following the acquisition. The Company used cash of $556 for investing activities in the six months ended December 31, 2005 to upgrade the computers for the home office.

Off-Balance Sheet Arrangements

During fiscal year ended June 30, 2006 and the six months ended December 31, 2006, the Company did not engage in any material off-balance sheet activities or have any relationships or arrangements with unconsolidated entities established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. Further, we have not guaranteed any obligations of unconsolidated entities nor do we have any commitment or intent to provide additional funding to any such entities.

Impact of Recent Accounting Pronouncements

On December 16, 2004, the Financial Accounting Standards Board ("FASB") published Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment ("SFAS 123R"). SFAS 123R requires that compensation cost related to share-based payment transactions be recognized in the financial statements. Share-based payment transactions within the scope of SFAS 123R include stock options, restricted stock plans, performance-based awards, stock appreciation rights, and employee share purchase plans. The provisions of SFAS 123R are effective for small business issuers as of the first interim period that begins after December 15, 2005. Accordingly, the Company will implement the revised standard in the first quarter of fiscal year 2006. The Company issued warrants during the reporting periods, and as such, applied FAS 123R and EITF 96-18 in reporting these transactions on the Company’s financial statements.

In December 2004, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 151, “Inventory Costs.” SFAS No. 151 requires abnormal amounts of inventory costs related to idle facility, freight handling and wasted material expenses to be recognized as current period charges. Additionally, SFAS No. 151 requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. The standard is effective for fiscal years beginning after June 15, 2005. The adoption of SFAS No. 151 did not have an impact on the Company’s financial position or results of operations.

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections.” SFAS No. 154 replaces Accounting Principles Board (“APB”) Opinion No. 20, “Accounting Changes” and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements.” SFAS No. 154 requires retrospective application to prior periods’ financial statements of a voluntary change in accounting principle unless it is impracticable. APB No. 20 previously required that most voluntary changes in accounting principle be recognized by including the cumulative effect of changing to the new accounting principle in net income in the period of the change. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The adoption of SFAS No. 154 did not have an impact on the Company’s financial position or results of operations.

In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments, an amendment of FASB Statements No. 133 and 140.” SFAS No. 155 resolves issues addressed in SFAS No. 133 Implementation Issue No. D1, “Application of Statement 133 to Beneficial Interests in Securitized Financial Assets,” and permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives and amends SFAS No. 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 is effective for all financial instruments acquired or issued after the beginning of the first fiscal year that begins after September 15, 2006. The Company is currently evaluating the effect the adoption of SFAS No. 155 will have on its financial position or results of operations.

In March 2006, the FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets”, an amendment of FASB Statement No. 140. SFAS No. 156 requires an entity to recognize a servicing asset or liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract under a transfer of the servicer’s financial assets that meets the requirements for sale accounting, a transfer of the servicer’s financial assets to a qualified special-purpose entity in a guaranteed mortgage securitization in which the transferor retains all of the resulting securities and classifies them as either available-for-sale or trading securities in accordance with SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities” and an acquisition or assumption of an obligation to service a financial asset that does not relate to financial assets of the servicer or its consolidated affiliates. Additionally, SFAS No. 156 requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, permits an entity to choose either the use of an amortization or fair value method for subsequent measurements, permits at initial adoption a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights and requires separate presentation of servicing assets and liabilities subsequently measured at fair value and additional disclosures for all separately recognized servicing assets and liabilities. SFAS

No. 156 is effective for transactions entered into after the beginning of the first fiscal year that begins after September 15, 2006. The Company is currently evaluating the effect the adoption of SFAS No. 156 will have on its financial position or results of operations.

In September 2006, The Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 157, "Fair Value Measurement" ("SFAS No. 157"). This standard provides guidance for using fair value to measure assets and liabilities. SFAS No. 157 applies whenever other standards require (or permit) assets or liabilities to be measured at fair value but does not expand the use of fair value in any new circumstances. Prior to SFAS No. 157, the methods for measuring fair value were diverse and inconsistent, especially for items that are not actively traded. The standard clarifies that for items that are not actively traded, such as certain kinds of derivatives, fair value should reflect the price in a transaction with a market participant, including an adjustment for risk, not just the company's mark-to-model value. SFAS No. 157 also requires expanded disclosure of the effect on earnings for items measured using unobservable data. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company is currently evaluating the impact of this statement on its financial statements and expects to adopt SFAS No.157 on December 31, 2007.

In September 2006, the FASB issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans -- An Amendment of FASB Statements No. 87, 88, 106, and 132R." This standard requires an employer to: (a) recognize in its statement of financial position an asset for a plan's overfunded status or a liability for a plan's underfunded status; (b) measure a plan's assets and its obligations that determine its funded status as of the end of the employer's fiscal year (with limited exceptions); and (c) recognize changes in the funded status of a defined benefit postretirement plan in the year in which the changes occur. Those changes will be reported in comprehensive income. The requirement to recognize the funded status of a benefit plan and the disclosure requirements are effective as of the end of the fiscal year ending after December 15, 2006. The requirement to measure plan assets and benefit obligations as of the date of the employer's fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. The adoption of FAS 158 is not anticipated to have a material impact on the Company’s financial position or results of operations.

Critical Accounting Policies

The discussion and analysis of our financial condition and results of operations are based on our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate these estimates, including those related to bad debts, inventory obsolescence, intangible assets, payroll tax obligations, and litigation. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of certain assets and liabilities. Actual results may differ from these estimates under different assumptions or conditions.

We have identified below the accounting policies, revenue recognition and software costs, related to what we believe are most critical to our business operations and are discussed throughout Management’s Discussion and Analysis of Financial Condition and Results of Operations where such policies affect our reported and expected financial results.

Principles of Consolidation
The accompanying condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant inter-company transactions and accounts have been eliminated in consolidation.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents
The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. The Company had cash equivalents at December 31, 2006 of $233,218. The cash equivalents represent investments in Triple A credit rated money market funds that have 7-day auction rates competitive with current market conditions.

Concentration of Credit Risk
The Company places its cash in what it believes to be credit-worthy financial institutions. However, cash balances may exceed FDIC insured levels at various times during the year. The Company has uninsured cash balances at December 31, 2006 of $322,413.

Revenue Recognition
The Company recognizes revenues when products are shipped from their warehouse or when the Company is notified that product has been drop-shipped from the suppliers.

Accounts Receivables
Accounts receivables consist primarily of uncollected invoices for product sales. Payment terms vary from customer to customer and range from “payment on delivery” to “60 days” terms. The Company does not provide for customer returns, but will accommodate customers in special circumstances.

Inventory
Inventory consists primarily of bulk supplies of capsules and sealed powders, bottles, caps and shipping containers. Finished product is bottled and packaged immediately before delivery.

Property and Equipment
Property and equipment is stated at cost. Depreciation is computed using the straight-line method based upon the estimated useful lives of the assets, generally five to seven years. Maintenance and repairs are charged to expense as incurred.

Income Taxes
The Company accounts for income taxes in accordance with Statements of Financial Accounting Standards No. 109, “Accounting for Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income taxes and liabilities are computed annually for differences between the financial statement and the tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Financing Costs
Financing costs consist primarily of commitment fees and broker fees relating to the issuance of the Company’s convertible debentures. These costs are generally capitalized and amortized over the term of the debenture. In some cases, these fees are expensed immediately if they relate to expired or terminated debentures.

Debt Issue Costs
Debt issue costs represent the estimated cost of the conversion discount feature relating to the issuance of the Company’s convertible debentures. These costs are charged to expense and the value is based on the fair value of the beneficial conversion features of the convertible debt as measured at the date of issuance in accordance with Emerging Issues Task Force (EITF) Issue 98-5.

Goodwill and Other Intangible Assets

In September 2001, the FASB issued Statement No. 142 “Goodwill and Other Intangible Assets”. This statement addresses financial accounting and reporting for acquired goodwill and other intangible assets and supersedes APB Opinion No. 17, Intangible Assets. It addresses how intangible assets that are acquired individually or with a group of other assets (but not those acquired in a business combination) should be accounted for in financial statements upon their acquisition. This Statement also addresses how goodwill and other intangible assets should be accounted for after they have been initially recognized in the financial statements. The Company recorded $250,729 in goodwill in its acquisition of Genotec Nutritionals, Inc. Goodwill is tested for impairment annually.

Fair Value of Financial Instruments
The Company estimates that the fair value of all financial instruments at September 30, 2006 and 2005, as defined in FASB 107, does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying consolidated balance sheets. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. Considerable judgment is required in interpreting market data to develop the estimates of fair value, and accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

Share-Based Payment
On December 16, 2004, the Financial Accounting Standards Board ("FASB") published Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment ("SFAS 123R"). SFAS 123R requires that compensation cost related to share-based payment transactions be recognized in the financial statements. Share-based payment transactions within the scope of SFAS 123R include stock options, restricted stock plans, performance-based awards, stock appreciation rights, and employee share purchase plans. The provisions of SFAS 123R are effective for small business issuers as of the first interim period that begins after December 15, 2005. Accordingly, the Company has implemented the revised standard in the quarter ending December 31, 2005. The adoption of FAS 123R has not had any effect on the financial statements of the Company.

The Company measures compensation expense for its non-employee stock-based compensation under the Financial Accounting Standards Board (FASB) Emerging Issues Task Force (EITF) Issue No. 96-18, “Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services”. The fair value of the option issued is used to measure the transaction, as this is more reliable than the fair value of the services received. Fair value is measured as the value of the Company’s common stock on the date that the commitment for performance by the counterparty has been reached or the counterparty’s performance is complete. The fair value of the equity instrument is charged directly to compensation expense and additional paid-in capital.

Basic and Diluted Earnings Per Common Share
SFAS No. 128, “Earnings Per Share” requires presentation of basic earnings per share (“basic EPS”) and diluted earnings per share (“diluted EPS”).

The computation of basic EPS is computed by dividing income (loss) available to common stockholders by weighted average number of common shares during the period. Diluted earnings per share gives effect to all dilutive potential common shares outstanding during the period. The computation of diluted EPS does not assume conversion, exercise, or contingent exercise of securities that would have an anti-dilutive effect on earnings resulting from the Company's net loss position.

On June 24, 2005, the Company’s Board of Directors declared a 1 for 1 stock dividend whereby, on July 29, 2005, each holder of record of common stock as of July 11, 2005, would receive one additional share of common stock for each share then held. For purposes of calculating the weighted average shares outstanding used in the earnings per share calculation, the stock dividend has been retroactively applied for the year ended June 30, 2006, for the period December 8, 2004 (Inception) through June 30, 2005 and for the three months ended September 30, 2005.

On October 19, 2005, the Company issued 115,933,332 shares of Class A Common stock to shareholders of Old MM2 pursuant to the terms of the Acquisition Agreement. For purposes of calculating the weighted average shares outstanding used in the earnings per share calculation, these shares have been retroactively applied for the year ended June 30, 2006, for the period December 8, 2004 (Inception) through June 30, 2005 and for the six months ended December 31, 2005.

The shares used in the computations are as follows:

	For the year Ended June 30, 2006	December 8, 2004 (Inception) Through June 30, 2005	For the six months ended December 31, 2005 December 31, 2006
Average shares outstanding for
Basic and diluted earnings per share	123,315,251	123,115,799	135,161,415	123,315,251

The company had common stock equivalents of 20,750,000 and 750,000 at June 30, 2006 and 2005 and December 31, 2006 and 2005, respectively.

Derivative Liabilities
During April 2003, the Financial Accounting Standards Board issued SFAS 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS 133, "Accounting for Derivative Instruments and Hedging Activities." The statement requires that contracts with comparable characteristics be accounted for similarly and clarifies when a derivative contains a financing component that warrants special reporting in the statement of cash flows. SFAS 149 is effective for contracts entered into or modified after June 30, 2003, except in certain circumstances, and for hedging relationships designated after June 30, 2003. The financial statements for the six months ended December 31, 2006 include the recognition of the derivative liability on the underlying securities issuable upon conversion of the Cornell Debentures.

DESCRIPTION OF PROPERTY

We do not own any real property for use in our operations or otherwise. On October 1, 2006, the Company entered into a sub-lease with SWK Technologies, Inc. for an office located at 5 Regent Street, Suite 520, Livingston, NJ 07052. The rent is on a month-to-month basis for $350 per month SWK Technologies, Inc. is a wholly-owned subsidiary of Trey Resources, Inc. We use these facilities to house our corporate headquarters and operations and believe our facilities are suitable for such purpose.

On February 1, 2005, our wholly owned subsidiary, Genotec Nutritionals amended its operating lease for office and warehouse space at 450 Commack Road, Deer Park, NY. The term of the lease is four years commencing March 1, 2005. Monthly base rental payments under the new lease range from $3,067 to $3,354 per month. We are required to pay property taxes, utilities, insurance and other costs relating to the leased facilities to include allocated common area maintenance charges, snow removal charges and landlord insurance charges as deemed necessary.

We also believe that our insurance coverage adequately covers our interest in our leased space. We have a good relationship with our landlords. We believe that these facilities will be adequate for the foreseeable future.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Accounts Due

 Reference is made to the employment and other arrangements with Mr. Meller and Mr. Mahoney set forth under the heading “Executive Compensation” above. Reference is also made to the Company’s sub-lease agreement, described under the heading “Description of Property” above, with SWK Technologies, Inc., a wholly-owned subsidiary of Trey Resources, Inc. Mr. Mahoney is the Non-Executive Chairman of Trey Resources, Inc. and Mr. Meller is the President, Chief Executive Officer, Chief Financial Officer and Director of Trey Resources, Inc.

MARKET FOR COMMON EQUITY

AND RELATED STOCKHOLDER MATTERS
Market

Our Class A common stock, no par value, is quoted on the NASD OTC Bulletin Board under the symbol “MMGP.” The following table shows the high and low closing prices for the periods indicated. These prices have been restated to reflect the one-for-one stock dividend of the common stock payable on July 29, 2005 to shareholders of record as of July 11, 2005.

	High	Low
FISCAL YEAR 2005

Second Quarter - from 10/28/04	$0.125	$0.050
Third Quarter	$0.125	$0.035
Fourth Quarter	$0.150	$0.030

FISCAL YEAR 2006

First Quarter	$0.120	$0.055
Second Quarter	$0.070	$0.070
Third Quarter	$0.100	$0.050
Fourth Quarter	$0.100	$0.050

FISCAL YEAR 2007

First Quarter	$0.063	$0.020
Second Quarter	$0.140	$0.030
Third Quarter	$0.085	$0.025

Holders of Common Equity.

As of March 31, 2007, the number of record holders of our common shares was approximately 108.

Dividend Information.

To date, the Company has never paid a cash dividend. We have no plans to pay any cash dividends in the near future. We intend to retain all earnings, if any, for the foreseeable future, for use in our business operations.

EXECUTIVE COMPENSATION

The following table summarizes the compensation earned by or paid to the Named Executive Officers for services rendered in all capacities during the fiscal years ended

Name and Position(s)	Year	Salary($)	All Other Compensation	Total Compensation

Jerome R. Mahoney
Non-Executive	2006	$210,833[1]	$0	$210,833
Chairman of the Board	2005	$108,333[2]	$0	$108,333
Of Directors	2004	$0	$0	$0

Mark Meller	2006	$210,833[1]	$0	$210,833
President, Chief	2005	$108,333[2]	$0	$108,333
Executive Officer,	2004	$0	$0	$0
Chief Financial Officer and Director

(1) Reflects total compensation paid or accrued by the Company and Old MM2.

(2) Reflects total compensation paid or accrued by Old MM2.

Director Compensation

Prior to this date, we did not have any arrangements to provide compensation to our outside directors. During the fiscal years ended June 30, 2006 and 2005, we did not compensate any of our outside directors.

Employment Agreements

We entered into employment agreements with Mr. Mahoney, as its’ Non-Executive Chairman of the Board and Mr. Meller, as its President and Board Member, as of December 15, 2004. Each of the employment agreements is for a term through December 31, 2011 and provides for annual compensation of $200,000 with an annual increase of 10%. In addition, each executive shall be entitled to company sponsored fringe benefits and annual bonuses in accordance with OldMM2 policies and plans in effect for Executive officers of OldMM2. The executives shall also be granted stock options under OldMM2 stock option plan as adopted by the Board of Directors and the shareholders of OldMM2. The executives will each receive a $750,000 bonus for the successful completion of the registration of our stock on Form S-1, SB-2 and any other such form of registration statement is declared effective by the Securities and Exchange Commission. This bonus shall be paid in a lump sum on the date the registration statement is declared effective, or alternately, at our discretion and with the agreement of the executive, in shares of our Class B Common Stock. Each of these obligations was assumed by us in connection with the Acquisition.

MM2 GROUP, INC. (f/k/a WIEN GROUP, INC.) AND SUBSIDIARIES

INDEX TO FINANCIAL STATEMENTS

CONTENTS

                                                                                        Page No.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM                                          F-3

CONSOLIDATED FINANCIAL STATEMENTS

Balance Sheets - June 30, 2006 and 2005                                                       F-4

Statements of Operations - For the year ended June 30, 2006 and for the
period December 8, 2004 (Inception) through June 30, 2005                                              F-5

Statement of Stockholders' (Deficit) - For the year ended June 30, 2006
and for the period December 8, 2004 (Inception) through June 30, 2005                                         F-6

Statements of Cash Flows - For the year ended June 30, 2006 and for the
period December 8, 2004 (Inception) through June 30, 2005                                            F-7 to F-8

Notes to Consolidated Financial Statements                                                     F-9 to F-23

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Balance Sheet - December 31, 2006                                                                 F-24 to F-25

Statements of Operations - For the six months and three months ended
December 31, 2006 and 2005                                                         F-26

Statements of Cash Flows - For the six months ended
December 31, 2006 and 2005                                                        F-27 to F-29

Notes to Condensed Consolidated Financial Statements                                                  F-30 to F-44

GENOTEC NUTRITIONALS, INC.
INDEX TO FINANCIAL STATEMENTS

                                                                                    Page No.

Report of Independent Registered Public Accounting Firm                                       F-45

Balance Sheets at December 31, 2005 and 2004                                                F-46

Statements of Operations for the Years Ended
December 31, 2005 and 2004                                                            F-47

Statement of Changes in Stockholders’ (Deficit) for the
Years Ended December 31, 2005 and 2004                                                    F-48

Statements of Cash Flows for the Years Ended
December 31, 2005 and 2004                                                           F-49

Notes to Financial Statements                                                           F-50 to F-56

Report of Independent Registered Public Accounting Firm                                        F-57

Balance Sheets at June 30, 2006 and 2005 (Unaudited)                                             F-58

Statements of Operations for the six months ended
June 30, 2006 and 2005 (Unaudited)                                                     F-59

Statement of Changes in Stockholders’ (Deficit) for the
six months ended June 30, 2006 and 2005 (Unaudited)                                            F-60

Statements of Cash Flows for the six months ended
June 30, 2006 and 2005 (Unaudited)                                                    F-61

Notes to Financial Statements                                                         F-62 to F-66

Unaudited Pro Forma Financial Information                                                 F-67 to F-71

Bagell, Josephs, Levine & Company, LLC
200 Haddonfield Berlin Road, Gibbsboro, NJ 08026
Tel: 856.346.2628 Fax: 856.346.2882

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Board of Directors and Stockholders MM2 Group, Inc.
Matawan, New Jersey

We have audited the accompanying consolidated balance sheets of MM2 Group, Inc. and Subsidiary as of June 30, 2006 and 2005, and the related consolidated statements of operations, stockholders' (deficit) and cash flows for the year ended June 30, 2006 and the period December 8, 2004 (Inception) through June 30, 2005. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards established by the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of MM2 Group, Inc. and Subsidiary as of June 30, 2006 and 2005, and the results of its operations, changes in stockholders’ deficit and its cash flows for the year ended June 30, 2006 and the period December 8, 2004 (Inception) through June 30, 2005 are in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements as of June 30, 2006 have been prepared assuming the Company will continue as a going concern. As discussed in Note 11 to the consolidated financial statements, the Company has incurred substantial accumulated deficits and operating losses. These issues lead to substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also discussed in Note 11. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

As stated in Note 13, the Company has amended its previously issued consolidated financial statements for the period December 8, 2004 (Inception) through June 30, 2005 on its report dated August 30, 2005. The Company had amended these statements to reflect the intrinsic values and discounts associated with the convertible debentures issued April 1, 2005. The amended statements show a net increase in interest and amortization of discount on financing costs in the amounts of $10,000 and $250,000, respectively, resulting in an increase in the previously reported loss of $345,338 to an amended loss of $605,338. The changes also increased the accumulated deficit to $605,338.

Bagell, Josephs, Levine & Company, LLC
Gibbsboro, New Jersey
September 27, 2006

MM2 GROUP, INC (f/k/a/ WIEN GROUP, INC.) and SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
JUNE 30,

                               ASSETS
	2006	2005
		(restated)
CURRENT ASSETS
Cash and cash equivalents	$504,598	$1,034,799
Prepaid expenses	131,416	88,390
Total current assets	636,014	1,123,189

PROPERTY AND EQUIPMENT
Net of accumulated depreciation of $1,015 and $129, respectively	3,416	3,746

TOTAL ASSETS	$639,430	$1,126,935

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued expenses	$181,280	$35,292
Due to related parties	468,055	194,981
Convertible debentures payable, net of discount of $0 and
$500,000, respectively	1,250,000	750,000
Warrant liability	1,005,004	--
Total current liabilities	2,904,339	980,273

COMMITMENTS AND CONTINGENCIES

TEMPORARY EQUITY
Common stock: Class B - no par value, authorized 50,000,000 shares;
10,000,000 and 40,000,000 shares issued and outstanding, respectively	48	--

STOCKHOLDERS' DEFICIT
Preferred stock, $1.00 par value; authorized 1,000,000 shares;
no shares issued and outstanding	--	--
Common stock:
Class A - no par value; authorized 450,000,000 shares; 123,315,251	1,000	1,000
and 10,000,100 shares issued and outstanding, respectively
Class B - no par value; authorized 50,000,000 shares; 10,000,000
and 40,000,000 shares issued and outstanding, respectively	952	1,000
Additional paid-in capital -Conversion option	750,000	750,000
Accumulated deficit	(3,016,909)	(605,338)
Total stockholders’ deficit	(2,264,957)	146,662

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$639,430	$1,126,935

The accompanying notes are an integral part of these consolidated financial statements.

MM2 GROUP, INC (f/k/a/ WIEN GROUP, INC.) and SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED JUNE 30, 2006 AND
FOR THE PERIOD DECEMBER 8, 2004 (INCEPTION) THROUGH JUNE 30, 2005

	2006	2005
		(Restated)
GENERAL AND ADMINISTRATION
EXPENSES
General and administrative expenses	$761,197	$273,702
Depreciation expenses	886	129

Total general and administration expenses	762,083	273,831

LOSS FROM OPERATIONS	(762,083)	(273,831)

OTHER (INCOME) EXPENSES
Interest (income)	(27,218)	(4,743)
Interest expense	146,702	86,250
Liquidated damages	25,000	--
Amortization of discount on debt conversion	500,000	250,000
Write-off of deferred financing costs	1,005,004	--

Total other (income) expenses	1,649,488	331,507

LOSS BEFORE PROVISION FOR INCOME TAXES	(2,411,571)	(605,338)

PROVISION FOR INCOME TAXES	--	--

NET LOSS APPLICABLE TO COMMON
SHARES	$(2,411,571)	$(605,338)

NET LOSS PER COMMON SHARE
Basic and diluted	$(0.02)	$(0.00)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic and diluted	123,315,251	123,115,799

The accompanying notes are an integral part of these consolidated financial statements.

MM2 GROUP, INC (f/k/a/ WIEN GROUP, INC.) and SUBSIDIARY
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ (DEFICIT)
FOR THE YEAR ENDED JUNE 30, 2006 AND
FOR THE PERIOD DECEMBER 8, 2004 (INCEPTION) THROUGH JUNE 30, 2005

	Common Stock Class A Shares Amount		Common Stock Class B Shares Amount		Additional Paid InCapital	Accumulated Deficit (restated)	Total Stockholders' Deficit (restated)
Balance, December 8, 2004	100	$--	--	$--	$--	$--	$--

Shares issued for cash	10,000,000	1,000	40,000,000	1,000	--	--	2,000
Loss for the period December 8, 2004
(Inception) through June 30, 2005	--	--	--	--	--	(345,338)	(345,338)

Balance, June 30, 2005, as
originally reported	10,000,100	1,000	40,000,000	1,000	--	(345,338)	(343,338)

Conversion options	--	--	--	--	750,000	--	750,000
Additional financing costs	--	--	--	--	--	(10,000)	(10,000)
Amortization of debt discount	--	--	--	--	--	(250,000)	(250,000)

Balance, June 30, 2005, restated	10,000,100	1,000	40,000,000	1,000	750,000	(605,338)	146,662

Shares issued to Wien Group, Inc.
shareholders prior to reverse merger	3,689,636	36,896	--	--	(36,896)	--	--
Net effect of reverse merge with
MM2 Group, Inc	109,625,515	(36,896)	(30,000,000)	--	36,896	--	--
Reclass to temporary equity	--	--	--	(48)	--	--	(48)
Loss for the year ended June 30, 2006	--	--	--	--	--	(2,411,571)	(2,411,571)

Balance, June 30, 2006	123,315,251	$1,000	10,000,000	$952	$750,000	$(3,016,909)	$(2,264,957)

The accompanying notes are an integral part of these consolidated financial statements.

MM2 GROUP, INC (f/k/a/ WIEN GROUP, INC.) and SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED JUNE 30, 2006 AND
FOR THE PERIOD DECEMBER 8, 2004 (INCEPTION) THROUGH JUNE 30, 2005

	2006	2005
		(restated)
CASH FLOW FROM OPERATING ACTIVITIES
Netloss	$(2,411,571)	$(605,338)
Adjustments to reconcile net loss to net cash (used in)
operating activities
Depreciation	886	129
Amortization of discount on debt conversion	500,000	250,000
Write-off of deferred financing costs	1,005,004	--
Changes in certain assets and liabilities:
Prepaid expenses	(43,026)	(88,390)
Accounts payable and accrued liabilities	145,988	35,292
Due to related parties	273,074	194,981
Total cash (used in) operating activities	(529,645)	(213,326)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(556)	(3,875)
Total cash (used in) investing activities	(556)	(3,875)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from sale of convertible debentures	--	1,250,000
Net proceeds from sale of common stock	--	2,000
Total cash provided by financing activities	--	1,252,000

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(530,201)	1,034,799

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD/YEAR	1,034,799	--

CASH AND CASH EQUIVALENTS - END OF PERIOD/YEAR	$504,598	$1,034,799

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid during the period/year for:
Interest expense	$83,333	$41,667
Income taxes	$--	$--

The accompanying notes are an integral part of these consolidated financial statements.

MM2 GROUP, INC (f/k/a/ WIEN GROUP, INC.) and SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
FOR THE YEAR ENDED JUNE 30, 2006 AND
THE PERIOD DECEMBER 8, 2004 (INCEPTION) THROUGH JUNE 30, 2005

SUPPLEMENTAL SCHEDULE OF NON-CASH FINANCING AND INVESTING ACTIVITIES

For the year ended June 30, 2006:

On June 24, 2005, the Company’s Board of Directors declared a one-for-one stock dividend of the common stock payable on July 29, 2005 to shareholders of record as of July 11, 2005. The Company issued 3,689,636 shares.

On October 19, 2005, the Company issued a total of 115,933,332 shares of Class A Common Stock and 10,000,000 shares of Class B Common Stock to Mr. Mahoney and Mr. Meller pursuant to the terms of the Acquisition Agreement in exchange for the outstanding shares of Old MM2’s Class A Common Stock and Class B Common Stock.

The accompanying notes are an integral part of these consolidated financial statements.

MM2 GROUP, INC (f/k/a/ WIEN GROUP, INC.) and SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED JUNE 30, 2006 AND THE PERIOD DECEMBER 8, 2004 (INCEPTION)
THROUGH JUNE 30, 2005

NOTE 1 - DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Description of business
MM2 Group, Inc. (“MM2”, or the “Company”), was incorporated in New York on March 18, 1968 under the name John DeNegris Associates, Inc. In 1974, John DeNegris Associates, Inc. changed its name to Wien Group, Inc. (“Wien (NY)”). Wien (NY) conducted a public relations business and traded in the public market until December 1991 when the corporation ceased operations. Wien (NY) remained inactive until September 1998 when it reacquired its good standing status with the State of New York. Wien (NY) did not conduct any business prior to July 2001, at which time it initiated its business of providing corporate financial advisory services to small and emerging companies that require advisory services to continue their growth within their respective industries. Wien (NY) primarily focused on the manufacturing, retail, music & entertainment, and health care industries. These services include: general corporate finance, merger and acquisition advisory services, consulting on overall corporate strategy, facilitating asset-based lending, and arranging equipment leasing contracts.

On September 23, 2005, Wien (NY) reincorporated in the state of New Jersey pursuant to a Plan and Agreement of Merger. Pursuant to such Plan and Agreement of Merger, Wien (NY) merged with and into its wholly owned subsidiary (“Wien (NJ)”) with Wien (NJ) being the surviving entity. Wien (NJ)'s charter provided for the authorization of Class A Common Stock (the "Wien (NJ) Class A Common"), Class B Common Stock ("Wien (NJ) Class B Common"), and Preferred Stock ("Wien (NJ) Preferred"). Pursuant to the Plan and Agreement of Merger, each holder of Wien (NY)’s Common Stock received one share of Wien (NJ) Class A Common in exchange for each share of such holder's Common Stock.

On October 12, 2005, Wien (NJ)'s name was changed to MM2 Group, Inc.

On October 19, 2005, Wien (NJ) completed its previously disclosed acquisition (the "Acquisition") of all of the outstanding shares of MM2 Group, Inc., a New Jersey corporation ("OldMM2"). The Acquisition was effected pursuant to the terms of the Acquisition Agreement dated July 8, 2005 (the "Acquisition Agreement") between Wien (NY), Wien (NJ), Stephen Wien, OldMM2 and the stockholders of OldMM2 as of the date of the Acquisition Agreement. Prior to the closing of the Acquisition, certain terms and conditions of the Acquisition Agreement were amended by the parties thereto. The primary changes were to (i) allow fractional shares of Wien (NJ) to be issued in connection with the Acquisition (ii) correctly state the authorized capital stock of Wien (NJ) and Wien (NY) and (iii) specify the authorized stock of Wien (NJ) following the reincorporation.

The Company had nominal operations immediately before and after the Acquisition. OldMM2 was a corporation formed on December 8, 2004. Other than the Acquisition, no significant business activity has been conducted by OldMM2 from the date of its creation to the date of the consummation of the Acquisition. The primary activity of OldMM2 involved seeking merger or acquisition candidates with whom it could either merge or acquire.

The Company is publicly traded and is currently traded on the NASD Over The Counter Bulletin Board (“OTCBB”) under the symbol “MMGP”.

MM2 GROUP, INC. (f/k/a/ WIEN GROUP, INC.) AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED JUNE 30, 2006 AND THE PERIOD DECEMBER 8, 2004 (INCEPTION) THROUGH JUNE 30, 2005

NOTE 1 - DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION (Continued)

Basis of presentation
The acquisition was accounted for as a reverse merger under the purchase method of accounting. Accordingly, MM2 Group, Inc. will be treated as the continuing entity for accounting purposes. The accompanying financial statements include the accounts of Old MM2, Wien (NY) and its wholly owned subsidiary Wien (NJ). These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States for financial information and with the instructions to Form 10-KSB and Regulation S-B. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation have been included.

The result of operations for the year ending June 30, 2006 and for the period December 8, 2004 (Inception) through June 30, 2005, are not necessarily indicative of the results to be expected for the full year. References to the “Company,” “we,” “us” and “our” refer to MM2 Group Inc.

Principles of Consolidation
The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All significant inter-company transactions and accounts have been eliminated in consolidation.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents
The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. The Company had cash equivalents at June 30, 2006 and 2005 of $504,598 and $1,034,799, respectively. The cash equivalents represent investments in Triple A credit rated money market funds that have 7-day auction rates competitive with current market conditions.

Concentration of Credit Risk
The Company places its cash in what it believes to be credit-worthy financial institutions. However, cash balances exceeded FDIC insured levels at various times during the year. The Company has uninsured cash balances at June 30, 2006 and 2005 of $424,090 and $1,004,743, respectively.

MM2 GROUP, INC. (f/k/a/ WIEN GROUP, INC.) AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED JUNE 30, 2006 AND THE PERIOD DECEMBER 8, 2004 (INCEPTION) THROUGH JUNE 30, 2005

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property and Equipment
Property and equipment is stated at cost. Depreciation is computed using the straight-line method based upon the estimated useful lives of the assets, generally five to seven years. Maintenance and repairs are charged to expense as incurred.

Income Taxes
The Company accounts for income taxes in accordance with Statements of Financial Accounting Standards No. 109, “Accounting for Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income taxes and liabilities are computed annually for differences between the financial statement and the tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Financing Costs
Financing costs consist primarily of professional fees and various paid commissions relating to the issuance of the Company’s convertible debentures and equity credit lines. These costs are amortized over the life of the loan, or charged to equity, as incurred.

Debt Issue Costs
Debt issue costs represent the estimated cost of the conversion discount feature relating to the issuance of the Company’s convertible debentures. These costs are charged to expense and the value is based on the fair value of the beneficial conversion features of the convertible debt as measured at the date of issuance in accordance with Emerging Issues Task Force (EITF) Issue 98-5.

Fair Value of Financial Instruments
The Company estimates that the fair value of all financial instruments at June 30, 2006 and 2005, as defined in FASB 107, does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying consolidated balance sheets. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. Considerable judgment is required in interpreting market data to develop the estimates of fair value, and accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

MM2 GROUP, INC. (f/k/a/ WIEN GROUP, INC.) AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED JUNE 30, 2006 AND THE PERIOD DECEMBER 8, 2004 (INCEPTION) THROUGH JUNE 30, 2005

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Share-Based Payment
On December 16, 2004, the Financial Accounting Standards Board ("FASB") published Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment ("SFAS 123R"). SFAS 123R requires that compensation cost related to share-based payment transactions be recognized in the financial statements. Share-based payment transactions within the scope of SFAS 123R include stock options, restricted stock plans, performance-based awards, stock appreciation rights, and employee share purchase plans. The provisions of SFAS 123R are effective for small business issuers as of the first interim period that begins after December 15, 2005. Accordingly, the Company has implemented the revised standard in the quarter ending December 31, 2005. The adoption of FAS 123R has not had any effect on the financial statements of the Company.

The Company measures compensation expense for its non-employee stock-based compensation under the Financial Accounting Standards Board (FASB) Emerging Issues Task Force (EITF) Issue No. 96-18, “Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services”. The fair value of the option issued is used to measure the transaction, as this is more reliable than the fair value of the services received. Fair value is measured as the value of the Company’s common stock on the date that the commitment for performance by the counterparty has been reached or the counterparty’s performance is complete. The fair value of the equity instrument is charged directly to compensation expense and additional paid-in capital.

Basic and Diluted Earnings Per Common Share
SFAS No. 128, “Earnings Per Share” requires presentation of basic earnings per share (“basic EPS”) and diluted earnings per share (“diluted EPS”).

The computation of basic EPS is computed by dividing income (loss) available to common stockholders by weighted average number of common shares during the period. Diluted earnings per share gives effect to all dilutive potential common shares outstanding during the period. The computation of diluted EPS does not assume conversion, exercise, or contingent exercise of securities that would have an anti-dilutive effect on earnings resulting from the Company's net loss position.

On June 24, 2005, the Company’s Board of Directors declared a 1 for 1 stock dividend whereby, on July 29, 2005, each holder of record of common stock as of July 11, 2005, would receive one additional share of common stock for each share then held. For purposes of calculating the weighted average shares outstanding used in the earnings per share calculation, the stock dividend has been retroactively applied for the year ended June 30, 2006 and for the period December 8, 2004 (Inception) through June 30, 2005.

MM2 GROUP, INC. (f/k/a/ WIEN GROUP, INC.) AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED JUNE 30, 2006 AND THE PERIOD DECEMBER 8, 2004 (INCEPTION) THROUGH JUNE 30, 2005

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

On October 19, 2005, the Company issued 115,933,332 shares of Class A Common stock to shareholders of Old MM2 pursuant to the terms of the Acquisition Agreement. For purposes of calculating the weighted average shares outstanding used in the earnings per share calculation, these shares have been retroactively applied for the year ended June 30, 2006 and for the period December 8, 2004 (Inception) through June 30, 2005.

The shares used in the computations are as follows:
	For the year Ended June 30, 2006	December 8, 2004 (Inception) Through June 30, 2005
Average shares outstanding for
Basic and diluted earnings per share	123,315,251	123,115,799

The company had common stock equivalents of 20,750,000 and 750,000 at June 30, 2006 and June 30, 2005, respectively.

Recent Accounting Pronouncement
On December 16, 2004, the Financial Accounting Standards Board ("FASB") published Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment ("SFAS 123R"). SFAS 123R requires that compensation cost related to share-based payment transactions be recognized in the financial statements. Share-based payment transactions within the scope of SFAS 123R include stock options, restricted stock plans, performance-based awards, stock appreciation rights, and employee share purchase plans. The provisions of SFAS 123R are effective for small business issuers as of the first interim period that begins after December 15, 2005. Accordingly, the Company will implement the revised standard in the first quarter of fiscal year 2006. The Company issued warrants during the reporting periods, and as such, applied FAS 123R and EITF 96-18 in reporting these transactions on the Company’s financial statements.

In December 2004, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 151, “Inventory Costs.” SFAS No. 151 requires abnormal amounts of inventory costs related to idle facility, freight handling and wasted material expenses to be recognized as current period charges. Additionally, SFAS No. 151 requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. The standard is effective for fiscal years beginning after June 15, 2005. The adoption of SFAS No. 151 did not have an impact on the Company’s financial position or results of operations.

MM2 GROUP, INC. (f/k/a/ WIEN GROUP, INC.) AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED JUNE 30, 2006 AND THE PERIOD DECEMBER 8, 2004 (INCEPTION) THROUGH JUNE 30, 2005

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections.” SFAS No. 154 replaces Accounting Principles Board (“APB”) Opinion No. 20, “Accounting Changes” and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements.” SFAS No. 154 requires retrospective application to prior periods’ financial statements of a voluntary change in accounting principle unless it is impracticable. APB No. 20 previously required that most voluntary changes in accounting principle be recognized by including the cumulative effect of changing to the new accounting principle in net income in the period of the change. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The adoption of SFAS No. 154 did not have an impact on the Company’s financial position or results of operations.

In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments, an amendment of FASB Statements No. 133 and 140.” SFAS No. 155 resolves issues addressed in SFAS No. 133 Implementation Issue No. D1, “Application of Statement 133 to Beneficial Interests in Securitized Financial Assets,” and permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives and amends SFAS No. 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 is effective for all financial instruments acquired or issued after the beginning of the first fiscal year that begins after September 15, 2006. The Company is currently evaluating the effect the adoption of SFAS No. 155 will have on its financial position or results of operations.

In March 2006, the FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets”, an amendment of FASB Statement No. 140. SFAS No. 156 requires an entity to recognize a servicing asset or liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract under a transfer of the servicer’s financial assets that meets the requirements for sale accounting, a transfer of the servicer’s financial assets to a qualified special-purpose entity in a guaranteed mortgage securitization in which the transferor retains all of the resulting securities and classifies them as either available-for-sale or trading securities in accordance with SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities” and an acquisition or assumption of an obligation to service a financial asset that does not relate to financial assets of the servicer or its consolidated affiliates. Additionally, SFAS No. 156 requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, permits an entity to choose either the use of an amortization or fair value method for subsequent measurements, permits

MM2 GROUP, INC. (f/k/a/ WIEN GROUP, INC.) AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED JUNE 30, 2006 AND THE PERIOD DECEMBER 8, 2004 (INCEPTION) THROUGH JUNE 30, 2005

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

at initial adoption a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights and requires separate presentation of servicing assets and liabilities subsequently measured at fair value and additional disclosures for all separately recognized servicing assets and liabilities. SFAS No. 156 is effective for transactions entered into after the beginning of the first fiscal year that begins after September 15, 2006. The Company is currently evaluating the effect the adoption of SFAS No. 156 will have on its financial position or results of operations.

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment is summarized as follows:

	June 30, 2006	June 30, 2005
Equipment	$4,431	$3,875
Less: Accumulated depreciation	1,015	129
Property and equipment, net	$3,416	$3,746

Depreciation expense for the year ended June 30, 2006 and for the period December 8, 2004 (Inception) through June 30, 2005 was $886 and $129, respectively.

NOTE 4 - INCOME TAXES

The reconciliation of the effective income tax rate to the Federal statutory rate is as follows:

Federal Income Tax Rate	(34.0)%
Deferred Tax Charge (Credit)	-
Effect on Valuation Allowance	38.1%
State Income Tax, Net of Federal Benefit	(4.1)%
Effective Income Tax Rate	0.0%

As of June 30, 2006, the Company has net operating loss carry forwards of approximately $3,000,000 that can be utilized to offset future taxable income for Federal income tax purposes through 2026. Utilization of these net loss carry forwards is subject to the limitations of Internal Revenue Code Section 382. Because of the current uncertainty of realizing the benefit of the tax carry forward, a valuation allowance equal to the tax benefit for deferred taxes has been established. The full realization of the tax benefit associated with the carry forward depends predominantly upon the Company's ability to generate taxable income during the carry forward period.

MM2 GROUP, INC. (f/k/a/ WIEN GROUP, INC.) AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED JUNE 30, 2006 AND THE PERIOD DECEMBER 8, 2004 (INCEPTION) THROUGH JUNE 30, 2005

NOTE 4 - INCOME TAXES (Continued)

Deferred tax assets and liabilities reflect the net tax effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities are summarized as follows:

	At June 30, 2006	At June 30, 2005
Deferred tax asset	$1,100,000	$82,500
Less: Valuation allowance	(1,100,000)	(82,500)
Net deferred tax assets	$-	$-

Net operating loss carry forwards expire starting in 2025 through 2026.

NOTE 5 - RELATED PARTY TRANSACTIONS

As of June 30, 2006, the Company has accrued $468,055 of deferred compensation for the Chairman and the President of the Company. These deferrals will remain unpaid until the Board of Directors determines that the Company has sufficient liquidity to make such payments. The Chairman and the President of the Company have further agreed, however, to accept payment or partial payment, from time to time, in the form of the Company’s Class A Common Stock and/or the Company’s Class B Company Stock, at such time as the Board of Directors determines to issue such shares in satisfaction of these accrued liabilities.

On June 1, 2005, the Company entered into a sub-lease of an office at 750 Highway 34, Matawan, NJ with iVoice, Inc. The rent is on a month-to-month basis for $350 per month, and may be increased from time to time to pass on increases in rent and utilities paid by iVoice, Inc.

NOTE 6 - TEMPORARY EQUITY

As of June 30, 2006, the Company does not have sufficient quantity of authorized Class A common stock to meet it potential obligations for conversions of the Class B common stock, the Cornell Secured Convertible Debentures and the Cornell Warrants. The Class B common stock is convertible into approximately 286 million shares of Class A common stock. The Cornell Secured Convertible Debentures are convertible into approximately 30 million shares of Class A common stock. The Cornell Warrants are convertible into approximately 21 million shares of Class A common stock. The accounts due to related parties are convertible into approximately 13 million shares of Class A common stock. The aggregate amount of shares outstanding and those due upon these conversions is in excess of 473 million, which exceeds the 450 million authorized in the Certificate of Incorporation. As such, this account has been reclassified to temporary equity until the situation can be resolved. Management intends to remedy this situation by increasing the number of authorized shares with the consent of the shareholders.

MM2 GROUP, INC. (f/k/a/ WIEN GROUP, INC.) AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED JUNE 30, 2006 AND THE PERIOD DECEMBER 8, 2004 (INCEPTION) THROUGH JUNE 30, 2005

NOTE 7 - STOCKHOLDERS’ DEFICIT

In accordance with its Certificate of Incorporation as filed on July 7, 2005, the Company is authorized to issue 1,000,000 shares of Preferred stock, $1.00 par value, 450,000,000 shares of Class A common stock, no par value; and 50,000,000 shares of Class B Common Stock, no par value.

PREFERRED STOCK

Preferred Stock consists of 1,000,000 shares of authorized preferred stock with $1.00 par value. As of June 30, 2006 and 2005, no shares were issued or outstanding.

CLASS A COMMON STOCK

Class A Common Stock consists of the following as of June 30, 2006: 450,000,000 shares of authorized common stock with no par value, 123,315,251 shares were issued and outstanding. Each holder of Class A common stock is entitled to receive ratably dividends, if any, as may be declared by the Board of Directors out of funds legally available for the payment of dividends. The Company has never paid any dividends on its common stock and does not contemplate doing so in the foreseeable future. The Company anticipates that any earnings generated from operations will be used to finance the growth objectives.

For the year ended June 30, 2006, the Company had the following transactions in its Class A common stock:

On June 24, 2005, the Company’s Board of Directors declared a one-for-one stock dividend of the common stock payable on July 29, 2005 to shareholders of record as of July 11, 2005. Wien issued 3,689,636 shares.

On October 19, 2005, the Company issued a total of 115,933,332 shares of Class A Common Stock to Mr. Mahoney and Mr. Meller pursuant to the terms of the Acquisition Agreement in exchange for the outstanding shares of Old MM2’s Class A Common Stock.

For the period December 8, 2004 (Inception) through June 30, 2005, the Company had the following transactions in its Class A common stock:

On March 24, 2005, the Company sold 10,000,000 shares Old MM2’s Class A Common Stock to Mr. Mahoney and Mr. Meller for $1,000 as initial capitalization of the Old MM2.

MM2 GROUP, INC. (f/k/a/ WIEN GROUP, INC.) AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED JUNE 30, 2006 AND THE PERIOD DECEMBER 8, 2004 (INCEPTION) THROUGH JUNE 30, 2005

NOTE 7 - STOCKHOLDERS’ DEFICIT (Continued)

CLASS B COMMON STOCK

As of June 30, 2006, Class B Common Stock consisted of 50,000,000 shares of authorized common stock with no par value, 10,000,000 shares were issued and outstanding. Class B stock has voting rights of 100 to 1 with respect to Class A Common Stock. Class B common stockholders are entitled to receive dividends in the same proportion as the Class B Common Stock conversion and voting rights have to Class A Common Stock. A holder of Class B Common Stock has the right to convert each share of Class B Common Stock into the number of shares of Class A Common Stock determined by dividing the number of Class B Common Stock being converted by a 50% discount of the lowest price that the Company had ever issued its Class A Common Stock. Upon the liquidation, dissolution, or winding-up of the Company, holders of Class B Common Stock will be entitled to receive distributions.

For the year ended June 30, 2006, the Company had the following transactions in its Class B common stock:

On October 19, 2005, the Company issued a total of 10,000,000 shares of Class B Common Stock to Mr. Mahoney and Mr. Meller pursuant to the terms of the Acquisition Agreement in exchange for the outstanding shares of Old MM2’s Class B Common Stock.

For the period December 8, 2004 (Inception) through June 30, 2005, the Company had the following transactions in its Class B common stock:

On March 24, 2005, the Company sold 40,000,000 shares Old MM2’s Class B Common Stock to Mr. Mahoney and Mr. Meller for $1,000 as initial capitalization of the Old MM2.

MM2 GROUP, INC. (f/k/a/ WIEN GROUP, INC.) AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED JUNE 30, 2006 AND THE PERIOD DECEMBER 8, 2004 (INCEPTION) THROUGH JUNE 30, 2005

NOTE 8 - WARRANTS

On April 1, 2005, the Company sold to Cornell Capital a warrant to purchase 750,000 shares of its common stock for a purchase price of $10. The exercise price shall be the average of the volume weighted average prices of the Company’s Common Stock, as quoted by Bloomberg, LP for the first five (5) trading days after the Company’s Common Stock becomes listed on the OTC Bulletin Board. Concurrent with the closing of the Acquisition Agreement, the exercise price was established to be $.07 per share, which represented the most current trading price for the common shares. The warrants were vested immediately and expire two years from the date of issue. The fair value of $40,192 was estimated at October 19, 2005 using the Black-Scholes option-pricing model with the following weighted-average assumptions: dividend yield of 0%; expected volatility of 191%; risk-free interest rates of 4.00%; and expected life of 1.5 years. The expense was charged to financing costs in the same period.

On March 16, 2006, the Company issued to Cornell Capital a warrant to purchase 20,000,000 shares of its common stock pursuant to the Waiver and Extension Agreement between the Company and Cornell Capital Partners. The exercise price is $.05 per share (and may be subsequently adjusted if the Company issued or sold, or is deemed to have issued or sold, any shares of the Company’s Common Stock at a lower price). The warrants were vested immediately and expire five years from the date of issue. The fair value of $964,812 was estimated at date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions: dividend yield of 0%; expected volatility of 185%; risk-free interest rates of 4.00%; and expected life of 5 years. The expense was charged to financing costs in the same period.

NOTE 9 - CONVERTIBLE DEBENTURES PAYABLE

On April 1, 2005, the Company entered into a Securities Purchase Agreement, a 5% Secured Convertible Debenture and an Investor Registration Rights Agreement with Cornell Capital Partners, LP (“Cornell”). According to the terms of these agreements, Cornell shall purchase a minimum of $2,500,000 of 5% secured convertible debentures, which shall be convertible into shares of the Company’s Class A common stock, of which $1,250,000 shall be funded within 5 days of the 1st closing. Interest on the outstanding principal balance of the secured convertible debentures accrues at the annual rate of 5%. Interest payments on the outstanding principal balance are due and payable monthly commencing on May 1, 2005. Principal payments are due and payable monthly, in arrears, commencing on the earlier of i) the date the registration statement is declared effective by the United States Securities and Exchange Commission or ii) 4 months from the date of the agreement. The Company has the option to redeem a portion or all of the outstanding debentures at 120% of the amount redeemed plus accrued interest. The holder shall be entitled to convert up to 15% of the secured convertible debentures into the Company's Class A Common Stock at a price equal to twenty percent (20%) of the weighted average price of the Class A Common Stock for the first five trading days after the Company Stock becomes listed on the OTC Bulletin Board, which was determined to be $.07 per share. The holder shall also be entitled to convert the balance of the debenture at $.07 per share.

MM2 GROUP, INC. (f/k/a/ WIEN GROUP, INC.) AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED JUNE 30, 2006 AND THE PERIOD DECEMBER 8, 2004 (INCEPTION) THROUGH JUNE 30, 2005

NOTE 9 - CONVERTIBLE DEBENTURES PAYABLE (Continued)

The intrinsic value of the beneficial conversion feature is valued at $750,000 at June 30, 2006 and is recorded as additional paid-in capital. This intrinsic value was amortized over the term of the original debenture (9 months).

In the event of a default, the full principal amount of this Debenture, together with interest and other amounts owing, shall be due and payable in cash, provided however, the Holder may request payment of such amounts in Common Stock of the Obligor. The Holder may convert all debentures outstanding and accrued interest thereon into shares of Common Stock at a conversion price of ten percent (10%) of the average of the volume weighted average price of the Class A Common Stock for the first five trading days after the Company Stock becomes listed on the OTC Bulletin Board. A Holder may not convert this Debenture or receive shares of Common Stock as payment of interest hereunder to the extent such conversion or receipt of such interest payment would result in the Holder beneficially owning in excess of 4.9% of the then issued and outstanding shares of Common Stock, including shares issuable upon conversion of, and payment of interest on, this Debenture.

Pursuant to the terms of the Investor Registration Rights Agreement with Cornell, the Company was to file a registration statement with the SEC within seventy five (75) calendar days and to use its best efforts to have the Initial Registration Statement declared effective by the SEC no later than one hundred eighty (180) calendar days after the date of the agreement. In the event of default of the registration rights agreement, the Company will pay liquidated damages, either in cash or shares of the Company’s Common Stock, at 2% of the liquidated value of the Convertible Debentures outstanding for each thirty (30) day period after the Scheduled Filing Deadline or the Scheduled Effective Deadline as the case may be. Any Liquidated Damages payable hereunder shall not limit, prohibit or preclude the Investor from seeking any other remedy available to it under contract, at law or in equity.

On March 17, 2006, the Company entered into a Waiver and Extension Agreement and an Amended Investor Registration Right Agreement with Cornell Capital to extend the maturity date of the debenture for an additional 6 months from January 1, 2006 to July 1, 2006 and further agree that the maturity date shall be further extended for an additional 6 months. The Amended Investor Registration Rights Agreement also reset the deadline for filing the Initial Registration Statement with the SEC until June 16, 2006 and for the Company to use its best efforts to have the Initial Registration Statement declared effective by the SEC no later than July 14, 2006, and if the Company fails to file the Registration Statement by the Scheduled Filing Deadline, the Company shall pay the Investors one (1) month of liquidated damages. The Waiver and Extension Agreement also provides that Cornell will waive any Event of Default that may have occurred prior to the date hereof solely due to the failure of the Company to pay monies owed under the terms of the debenture and to waive any claim to liquidated damages owed by the Company to Cornell pursuant to the terms of the Registration Rights Agreement. As of June 30, 2006, the Company has recorded $25,000 for liquated damages as default for failing to file the Initial Registration Statement with the SEC.

MM2 GROUP, INC. (f/k/a/ WIEN GROUP, INC.) AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED JUNE 30, 2006 AND THE PERIOD DECEMBER 8, 2004 (INCEPTION) THROUGH JUNE 30, 2005

NOTE 9 - CONVERTIBLE DEBENTURES PAYABLE (Continued)

In consideration for the above, the Company issued to Cornell a warrant to purchase 20,000,000 shares of the Company’s class A common stock for a period of 5 years at an exercise price of $0.05 per share (See Note 8). The shares of Common Stock to be issued upon exercise of the Warrant shall be registered in accordance with the Registration Rights Agreement (or as subsequently amended). The Company’s failure to register such shares of Common Stock shall be an Event of Default under the Convertible Debentures issued under the Securities Purchase Agreement dated April 1, 2005 (or as subsequently amended).

NOTE 10 - COMMITMENTS AND CONTINGENCIES

The Company entered into two employment agreements with Jerome Mahoney, its non-executive Chairman of the Board and Mark Meller, its President and Board Member, as of December 15, 2004. Each of the employment agreements is for a term through March 31, 2011 and provides for annual compensation of $200,000 with an annual increase of 10%. In addition, each executive shall be entitled to Company sponsored fringe benefits and annual bonuses in accordance with the Company policies and plans in effect for Executive officers of the Company. The executives shall also be granted stock options under the Company’s stock option plan as adopted by the Board of Directors and the shareholders of the Company. The executives will each receive a $750,000 bonus for the successful completion of the registration of the Company’s stock on Form S-1, SB-2 and any other such form of registration statement declared effective by the Securities and Exchange Commission. This bonus shall be paid in a lump sum on the date the registration statement is declared effective, or alternately, at the discretion of the Company and with the agreement of the Executive, in shares of the Company’s Class B Common Stock.

On June 1, 2005, the Company entered into a sub-lease of an office at 750 Highway 34, Matawan, NJ with iVoice, Inc. The rent is on a month-to-month basis for $350 per month, and may be increased from time to time to pass on increases in rent and utilities paid by iVoice, Inc.

MM2 GROUP, INC. (f/k/a/ WIEN GROUP, INC.) AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED JUNE 30, 2006 AND THE PERIOD DECEMBER 8, 2004 (INCEPTION) THROUGH JUNE 30, 2005

NOTE 11 - GOING CONCERN

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates continuation of the Company as a going concern.

The Company has suffered recurring losses and experiences a deficiency of cash flow from operations. These matters raise substantial doubt about the Company's ability to continue as a going concern. The recoverability of a major portion of the recorded asset amounts shown in the accompanying consolidated balance sheet is dependent upon continued operations of the Company, which in turn, is dependent upon the Company's ability to raise capital and/or generate positive cash flows from operations.

The Company is actively evaluating business combinations, through mergers or acquisitions, that will provide sales growth potential and positive cash flows. As an example, on September 21, 2006, the Company completed the acquisition of Genotec Nutritionals, Inc, a New York based manufacturer and distributor of nutritional supplements and vitamins. Management believes that this is an excellent opportunity to enter into the Nutraceuticals Market by acquiring an existing company with an established customer base.

These consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

MM2 GROUP, INC. (f/k/a/ WIEN GROUP, INC.) AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED JUNE 30, 2006 AND THE PERIOD DECEMBER 8, 2004 (INCEPTION) THROUGH JUNE 30, 2005

NOTE 12 - SUBSEQUENT EVENTS

On July 20, 2006, the Company entered into a Termination Agreement with Cornell Capital to terminate the Standby Equity Distribution Agreement, the Registration Rights Agreement, the Escrow Agreement and the Placement Agent Agreement all of which are dated April 1, 2005. In exchange for the Termination Agreement, the Company issued 5,000,000 shares of the Company’s Class A Common Stock, which represents full satisfaction of the commitment shares under the Standby Equity Distribution Agreement.

On July 20, 2006, the Company entered into a various agreement with Cornell Capital to replace and/or amend and restate the Securities Agreement, the Securities Registration Rights Agreement, the Secured Convertible Debentures, the Warrants to Purchase Common Stock agreement and the Investor Registration Rights Agreement, to extend the terms and due dates of same agreements dated April 1, 2005.

On September 5, 2006, the Company issued 600,000 shares of its Class A Common Stock as compensation to Stephen Wien for services provided during the year ended June 30, 2006.

On September 14, 2006, the Company announced that it had formed a strategic alliance with UTEK Corporation to identify synergistic technology acquisition opportunities in the future. As part of the agreement, the Company issued 2,200,000 shares of its Class A Common Stock as compensation to UTEK Corporation.

On September 21, 2006, the Company completed the previously announced acquisition of Genotec Nutritionals, Inc, a New York based manufacturer and distributor of nutritional supplements and vitamins. The Company issued 10,000,000 shares of its Class A Common Stock as part of the purchase price. The Company also purchased $75,000 of Series A Preferred Convertible Stock of the newly formed subsidiary Genotec Acquisition Corporation that was set up by the Company to acquire the assets of Genotec Nutritionals. These funds represent working capital for the new subsidiary.

NOTE 13 - RESTATEMENT

The Company has restated and amended its previously issued financial statement for the period December 8, 2004 (Inception) through June 30, 2005. The Company had amended these financial statements to include the intrinsic value of the convertible debentures issued April 1, 2005. In addition, the amortization of the discount in the amount of $250,000 was charged to operations and interest expense of $10,000 was realized. The net effect increased the previously reported loss of $345,338 to a loss of $605,338. In addition, the changes increased the accumulated deficit to $605,338.

MM2 GROUP, INC (f/k/a/ WIEN GROUP, INC.) and SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
DECEMBER 31, 2006

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$405,080
Accounts receivable, net of allowance for doubtful accounts of $0	228,357
Inventory	29,982
Prepaid expenses	139,548
Total current assets	802,967

PROPERTY AND EQUIPMENT, net of accumulated depreciation of $1,459	4,119

OTHER ASSETS
Goodwill	250,729
Deposits and other assets	3,183
Total other assets	253,912

TOTAL ASSETS	$1,060,998

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued expenses	$422,033
Due to related parties	615,592
Total current liabilities	1,037,625

LONG TERM LIABILITIES
Convertible debentures payable, net of discount of $871,316	458,992
Derivative liability	1,985,372
Warrant liability	1,009,437
Total current liabilities	3,453,801

TOTAL LIABILITIES	4,491,426

COMMITMENTS AND CONTINGENCIES

The accompanying notes are an integral part of these condensed consolidated financial statements.

MM2 GROUP, INC (f/k/a/ WIEN GROUP, INC.) and SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED) (Continued)
DECEMBER 31, 2006

TEMPORARY EQUITY
Common stock: Class B - no par value, authorized 50,000,000 shares;
10,000,000 shares issued and outstanding	739

STOCKHOLDERS' DEFICIT
Preferred stock, $1.00 par value; authorized 1,000,000 shares;
no shares issued and outstanding	--
Common stock:
Class A - no par value; authorized 450,000,000 shares;
140,627,016 shares issued and outstanding	731,505
Class B - no par value; authorized 50,000,000 shares;
10,000,000 shares issued and outstanding	261
Additional paid-in capital	750,000
Accumulated deficit	(4,912,933)
Total stockholders’ deficit	(3,431,167)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$1,060,998

The accompanying notes are an integral part of these condensed consolidated financial statements.

MM2 GROUP, INC (f/k/a/ WIEN GROUP, INC.) and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE SIX MONTHS AND THREE MONTHS ENDED DECEMBER 31, 2006 AND 2005

	For the six months ended		For the six months ended
	December 31,		December 31,
	2006	2005	2006	2005
SALES, net	$426,276	$--	$400,135	$--

COST OF SALES	154,254	--	147,522	--

GROSS PROFIT	272,022	--	252,613	--

GENERAL AND ADMINISTRATION
EXPENSES
Selling and marketing expenses	7,500	--	7,500	--
General and administrative expenses	582,189	371,549	360,820	196,593
Depreciation expenses	443	443	221	221

Total general and administration expenses	590,132	371,992	368,541	196,814

(LOSS) FROM OPERATIONS	(318,110)	(371,992)	(115,928)	(196,814)

OTHER (INCOME) EXPENSES
Other (income)	(49,320)	(14,715)	(3,710)	(6,513)
Interest expense	62,129	115,278	33,531	57,639
Liquidated damages	81,424	150,000	79,818	75,000
Loss on revaluation of derivatives	823,617	--	145,476	--
Amortization of discount on debt conversion	290,439	500,000	145,220	250,000
Write-off of deferred financing costs	369,625	40,192	--	40,192

Total other (income) expenses	1,577,914	790,755	400,335	416,318

(LOSS) BEFORE PROVISION FOR
INCOME TAXES	(1,896,024)	(1,162,747)	(516,263)	(613,132)

PROVISION FOR INCOME TAXES	--	--	--	--

NET (LOSS) APPLICABLE TO COMMON
SHARES	$(1,896,024)	$(1,162,747)	$(516,263)	$(613,132)

NET (LOSS) PER COMMON SHARE
Basic and diluted	$(0.01)	$(0.01)	$(0.00)	$(0.00)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic and diluted	135,161,415	123,315,251	140,877,016	123,315,251

The accompanying notes are an integral part of these condensed consolidated financial statements.

MM2 GROUP, INC (f/k/a/ WIEN GROUP, INC.) and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE SIX MONTHS ENDED DECEMBER 31, 2006 AND 2005

	2006	2005
CASH FLOW FROM OPERATING ACTIVITIES
Net (loss)	$(1,896,024)	$(1,162,747)
Adjustments to reconcile net (loss) to net cash (used in)
operating activities
Depreciation	443	443
Common stock issued for services	28,500	--
Amortization of discount on debt conversion	290,439	500,000
Loss on revaluation of derivatives	823,617	--
Gain on disposition of derivative liability	(40,192)	--
Write-off of financing costs	369,625	40,192
Changes in operating assets and liabilities:
Accounts receivable	(49,355)	--
Inventory	4,209	--
Prepaid expenses and other assets	71,022	(86,916)
Accounts payable and accrued liabilities	151,807	220,755
Due to related parties	147,537	127,370
Total cash (used in) operating activities	(98,372)	(360,903)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(1,146)	(556)
Total cash (used in) investing activities	(1,146)	(556)

NET (DECREASE) IN CASH AND CASH EQUIVALENTS	(99,518)	(361,459)

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	504,598	1,034,799

CASH AND CASH EQUIVALENTS - END OF PERIOD	$405,080	$673,340

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid during the period for:
Interest expense	$--	$83,333
Income taxes	$--	$--

The accompanying notes are an integral part of these condensed consolidated financial statements.

MM2 GROUP, INC (f/k/a/ WIEN GROUP, INC.) and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE SIX MONTHS ENDED DECEMBER 31, 2006 AND 2005 (Continued)

SUPPLEMENTAL SCHEDULE OF NON-CASH FINANCING AND INVESTING ACTIVITIES

For the six months ended December 31, 2006:

Issued 1,849,689 shares of Class A common stock with a total value of $120,230, which represents full satisfaction of the Commitment Shares under the Standby Equity Distribution Agreement, pursuant to the Termination Agreement of July 20, 2006.

Issued 3,150,311 shares of Class A common stock with a total value of $204,770, for Commitment Shares pursuant to the Amended and Restated Securities Purchase Agreement of July 20, 2006.

Issued 600,000 shares of its Class A common stock with a total value of $18,000, as compensation to Stephen Wien for services provided.

Issued 300,000 shares of its Class A common stock with a total value of $10,500, as compensation for the consulting services with Allison Investment Corp. on matters related to mergers and acquisitions.

Issued 1,411,765 shares of its Class A common stock with a total value of $77,005, as compensation for the strategic alliance with UTEK Corporation to identify synergistic technology acquisition opportunities in the future.

On September 21, 2006, the Company concluded the acquisition of Genotec Nutritionals, Inc. Pursuant to the Asset Purchase Agreement, the Company issued 10,000,000 shares of Class A common stock valued at $300,000 to George Kontonotas, Joseph Freedman, Susan Blancato, Michael Logerfo, Maureen McLaughlin, Paula Daddone, Maureen Bridges and Robert Blancato. The net effect on cash flows is as follows:

Accounts receivable	$179,002
Inventory	34,191
Prepaid expenses	2,149
Security deposit	3,183
Goodwill	250,729
Accounts payable and accrued expense	(169,254)
Common stock	(300,000)
Total	$-

The accompanying notes are an integral part of these condensed consolidated financial statements.

MM2 GROUP, INC (f/k/a/ WIEN GROUP, INC.) and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE SIX MONTHS ENDED DECEMBER 31, 2006 AND 2005 (Continued)

SUPPLEMENTAL SCHEDULE OF NON-CASH FINANCING AND INVESTING ACTIVITIES

For the six months ended December 31, 2005:

On June 24, 2005, the Company’s Board of Directors declared a one-for-one stock dividend of the common stock payable on July 29, 2005 to shareholders of record as of July 11, 2005. The Company issued 3,689,636 shares.

On October 19, 2005, the Company issued a total of 115,933,332 shares of Class A Common Stock and 10,000,000 shares of Class B Common Stock to Mr. Mahoney and Mr. Meller pursuant to the terms of the Acquisition Agreement in exchange for the outstanding shares of Old MM2’s Class A Common Stock and Class B Common Stock.

The accompanying notes are an integral part of these condensed consolidated financial statements.

MM2 GROUP, INC. (f/k/a/ WIEN GROUP, INC.) AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
DECEMBER 31, 2006 AND 2005

NOTE 1 - DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Description of business
MM2 Group, Inc. (“MM2”, or the “Company”), was incorporated in New York on March 18, 1968 under the name John DeNegris Associates, Inc. In 1974, John DeNegris Associates, Inc. changed its name to Wien Group, Inc. (“Wien (NY)”). Wien (NY) conducted a public relations business and traded in the public market until December 1991 when the corporation ceased operations. Wien (NY) remained inactive until September 1998 when it reacquired its good standing status with the State of New York. Wien (NY) did not conduct any business prior to July 2001, at which time it initiated its business of providing corporate financial advisory services to small and emerging companies that require advisory services to continue their growth within their respective industries. Wien (NY) primarily focused on the manufacturing, retail, music & entertainment, and health care industries. These services include: general corporate finance, merger and acquisition advisory services, consulting on overall corporate strategy, facilitating asset-based lending, and arranging equipment leasing contracts.

On September 23, 2005, Wien (NY) reincorporated in the state of New Jersey pursuant to a Plan and Agreement of Merger. Pursuant to such Plan and Agreement of Merger, Wien (NY) merged with and into its wholly owned subsidiary (“Wien (NJ)”) with Wien (NJ) being the surviving entity. Wien (NJ)'s charter provided for the authorization of Class A Common Stock (the "Wien (NJ) Class A Common"), Class B Common Stock ("Wien (NJ) Class B Common"), and Preferred Stock ("Wien (NJ) Preferred"). Pursuant to the Plan and Agreement of Merger, each holder of Wien (NY)’s Common Stock received one share of Wien (NJ) Class A Common in exchange for each share of such holder's Common Stock.

On October 12, 2005, Wien (NJ)'s name was changed to MM2 Group, Inc.

On October 19, 2005, Wien (NJ) completed its previously disclosed acquisition (the "Acquisition") of all of the outstanding shares of MM2 Group, Inc., a New Jersey corporation ("OldMM2"). The Acquisition was effected pursuant to the terms of the Acquisition Agreement dated July 8, 2005 (the "Acquisition Agreement") between Wien (NY), Wien (NJ), Stephen Wien, OldMM2 and the stockholders of OldMM2 as of the date of the Acquisition Agreement. Prior to the closing of the Acquisition, certain terms and conditions of the Acquisition Agreement were amended by the parties thereto. The primary changes were to (i) allow fractional shares of Wien (NJ) to be issued in connection with the Acquisition (ii) correctly state the authorized capital stock of Wien (NJ) and Wien (NY) and (iii) specify the authorized stock of Wien (NJ) following the reincorporation.

The Company had nominal operations immediately before and after the Acquisition. OldMM2 was a corporation formed on December 8, 2004. Other than the Acquisition, no significant business activity has been conducted by OldMM2 from the date of its creation to the date of the consummation of the Acquisition. The primary activity of OldMM2 involved seeking merger or acquisition candidates with whom it could either merge or acquire.

The Company is publicly traded and is currently traded on the NASD Over The Counter Bulletin Board (“OTCBB”) under the symbol “MMGP”.

MM2 GROUP, INC. (f/k/a/ WIEN GROUP, INC.) AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
DECEMBER 31, 2006 AND 2005

NOTE 1 - DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION (Continued)

Basis of presentation
The acquisition was accounted for as a reverse merger under the purchase method of accounting. Accordingly, MM2 Group, Inc. will be treated as the continuing entity for accounting purposes. The accompanying financial statements include the accounts of Old MM2, Wien (NY) and its wholly owned subsidiary Wien (NJ). These condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States for financial information and with the instructions to Form 10-QSB and Regulation S-B. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation have been included. It is suggested that these condensed consolidated financial statements be read in conjunction with the June 30, 2006 audited financial statements and the accompanying notes thereto filed with the Securities and Exchange Commission on Form 10-KSB.

On September 21, 2006, the Company completed the acquisition of Genotec Nutritionals, Inc, a New York based manufacturer and distributor of nutritional supplements and vitamins. Pursuant to the Asset Purchase Agreement, the Company issued 10,000,000 shares of Class A common stock valued at $300,000 to George Kontonotas, Joseph Freedman, Susan Blancato, Michael Logerfo, Maureen McLaughlin, Paula Daddone, Maureen Bridges and Robert Blancato. In addition, the Company executed three-year employment agreements with Mr. Kontonotas, Mr. Freedman and Ms Blancato and purchased $75,000 of Genotec’s Series A Convertible Preferred Stock which was used to fund the working capital.

The result of operations for the six months ending December 31, 2006 and 2005, are not necessarily indicative of the results to be expected for the full year. For further information, refer to the financial statements and footnotes included in Form 10-KSB for the year ended June 30, 2006. References to the “Company,” “we,” “us” and “our” refer to MM2 Group Inc.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation
The accompanying condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant inter-company transactions and accounts have been eliminated in consolidation.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

MM2 GROUP, INC. (f/k/a/ WIEN GROUP, INC.) AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(UNAUDITED)
DECEMBER 31, 2006 AND 2005

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Cash and Cash Equivalents
The Company considers all highly liquid investments purchased with original maturities of six months or less to be cash equivalents. The Company had cash equivalents at December 31, 2006 of $233,218. The cash equivalents represent investments in Triple A credit rated money market funds that have 7-day auction rates competitive with current market conditions.

Concentration of Credit Risk
The Company places its cash in what it believes to be credit-worthy financial institutions. However, cash balances may exceed FDIC insured levels at various times during the year. The Company has uninsured cash balances at December 31, 2006 of $322,413.

Revenue Recognition
The Company recognizes revenues when products are shipped from their warehouse or when the Company is notified that product has been drop-shipped from the suppliers.

Accounts Receivables
Accounts receivables consist primarily of uncollected invoices for product sales. Payment terms vary from customer to customer and range from “payment on delivery” to “60 days” terms. The Company does not provide for customer returns, but will accommodate customers in special circumstances.

Inventory
Inventory consists primarily of bulk supplies of capsules and sealed powders, bottles, caps and shipping containers. Finished product is bottled and packaged immediately before delivery.

Property and Equipment
Property and equipment is stated at cost. Depreciation is computed using the straight-line method based upon the estimated useful lives of the assets, generally five to seven years. Maintenance and repairs are charged to expense as incurred.

Financing Costs
Financing costs consist primarily of commitment fees and broker fees relating to the issuance of the Company’s convertible debentures. These costs are generally capitalized and amortized over the term of the debenture. In some cases, these fees are expensed immediately if they relate to expired or terminated debentures.

Goodwill and Other Intangible Assets

In September 2001, the FASB issued Statement No. 142 “Goodwill and Other Intangible Assets”. This statement addresses financial accounting and reporting for acquired goodwill and other intangible assets and supersedes APB Opinion No. 17, Intangible Assets. It addresses how intangible assets that are acquired individually or with a group of

MM2 GROUP, INC. (f/k/a/ WIEN GROUP, INC.) AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(UNAUDITED)
DECEMBER 31, 2006 AND 2005

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Goodwill and Other Intangible Assets (Continued)

other assets (but not those acquired in a business combination) should be accounted for in financial statements upon their acquisition. This Statement also addresses how goodwill and other intangible assets should be accounted for after they have been initially recognized in the financial statements. The Company recorded $250,729 in goodwill in its acquisition of Genotec Nutritionals, Inc. Goodwill is tested for impairment annually.

Income Taxes
The Company accounts for income taxes in accordance with Statements of Financial Accounting Standards No. 109, “Accounting for Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income taxes and liabilities are computed annually for differences between the financial statement and the tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Share-Based Payment
On December 16, 2004, the Financial Accounting Standards Board ("FASB") published Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment ("SFAS 123R"). SFAS 123R requires that compensation cost related to share-based payment transactions be recognized in the financial statements. Share-based payment transactions within the scope of SFAS 123R include stock options, restricted stock plans, performance-based awards, stock appreciation rights, and employee share purchase plans. The provisions of SFAS 123R are effective for small business issuers as of the first interim period that begins after December 15, 2005. Accordingly, the Company has implemented the revised standard in the quarter ending December 31, 2005. The adoption of FAS 123R has not had any effect on the financial statements of the Company.

The Company measures compensation expense for its non-employee stock-based compensation under the Financial Accounting Standards Board (FASB) Emerging Issues Task Force (EITF) Issue No. 96-18, “Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services”. The fair value of the option issued is used to measure the transaction, as this is more reliable than the fair value of the services received. Fair value is measured as the value of the Company’s common stock on the date that the commitment for performance by the counterparty has been reached or the counterparty’s performance is complete. The fair value of the equity instrument is charged directly to compensation expense and additional paid-in capital.

MM2 GROUP, INC. (f/k/a/ WIEN GROUP, INC.) AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(UNAUDITED)
DECEMBER 31, 2006 AND 2005

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Basic and Diluted Earnings Per Common Share
SFAS No. 128, “Earnings Per Share” requires presentation of basic earnings per share (“basic EPS”) and diluted earnings per share (“diluted EPS”).

The computation of basic EPS is computed by dividing income (loss) available to common stockholders by weighted average number of common shares during the period. Diluted earnings per share gives effect to all dilutive potential common shares outstanding during the period. The computation of diluted EPS does not assume conversion, exercise, or contingent exercise of securities that would have an anti-dilutive effect on earnings resulting from the Company's net loss position.

On June 24, 2005, the Company’s Board of Directors declared a 1 for 1 stock dividend whereby, on July 29, 2005, each holder of record of common stock as of July 11, 2005, would receive one additional share of common stock for each share then held. For purposes of calculating the weighted average shares outstanding used in the earnings per share calculation, the stock dividend has been retroactively applied for the six months ended December 31, 2005.

On October 19, 2005, the Company issued 115,933,332 shares of Class A Common stock to shareholders of Old MM2 pursuant to the terms of the Acquisition Agreement. For purposes of calculating the weighted average shares outstanding used in the earnings per share calculation, these shares have been retroactively applied for the six months ended December 31, 2005.

The shares used in the computations are as follows:

	For the six months Ended December 31,		For the three months Ended December 31,
	2006	2005	2006	2005
Average shares outstanding for
Basic and diluted earnings per share	135,161,415	123,315,251	140,877,016	123,315,251

The Company had common stock equivalents of 20,750,000 and 750,000 at December 31, 2006 and 2005, respectively.

Derivative Liabilities
During April 2003, the Financial Accounting Standards Board issued SFAS 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS 133, "Accounting for Derivative Instruments and Hedging Activities." The statement requires that contracts with comparable characteristics be accounted for similarly and clarifies when a derivative contains a financing component that warrants special reporting in the statement of cash flows. SFAS 149 is effective for contracts entered into or modified after June 30, 2003, except in certain circumstances, and for hedging

MM2 GROUP, INC. (f/k/a/ WIEN GROUP, INC.) AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(UNAUDITED)
DECEMBER 31, 2006 AND 2005

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Derivative Liabilities (Continued)

relationships designated after June 30, 2003. The financial statements for the six months ended December 31, 2006 include the recognition of the derivative liability on the underlying securities issuable upon conversion of the Cornell Convertible Debentures.

Recent Accounting Pronouncement
On December 16, 2004, the Financial Accounting Standards Board ("FASB") published Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment ("SFAS 123R"). SFAS 123R requires that compensation cost related to share-based payment transactions be recognized in the financial statements. Share-based payment transactions within the scope of SFAS 123R include stock options, restricted stock plans, performance-based awards, stock appreciation rights, and employee share purchase plans. The provisions of SFAS 123R are effective for small business issuers as of the first interim period that begins after December 15, 2005. Accordingly, the Company implemented the revised standard in the first quarter of fiscal year 2006. The Company issued warrants during the reporting periods, and as such, applied FAS 123R and EITF 96-18 in reporting these transactions on the Company’s financial statements.

In December 2004, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 151, “Inventory Costs.” SFAS No. 151 requires abnormal amounts of inventory costs related to idle facility, freight handling and wasted material expenses to be recognized as current period charges. Additionally, SFAS No. 151 requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. The standard is effective for fiscal years beginning after June 15, 2005. The adoption of SFAS No. 151 did not have an impact on the Company’s financial position or results of operations.

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections.” SFAS No. 154 replaces Accounting Principles Board (“APB”) Opinion No. 20, “Accounting Changes” and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements.” SFAS No. 154 requires retrospective application to prior periods’ financial statements of a voluntary change in accounting principle unless it is impracticable. APB No. 20 previously required that most voluntary changes in accounting principle be recognized by including the cumulative effect of changing to the new accounting principle in net income in the period of the change. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The adoption of SFAS No. 154 did not have an impact on the Company’s financial position or results of operations.

MM2 GROUP, INC. (f/k/a/ WIEN GROUP, INC.) AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(UNAUDITED)
DECEMBER 31, 2006 AND 2005

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments, an amendment of FASB Statements No. 133 and 140.” SFAS No. 155 resolves issues addressed in SFAS No. 133 Implementation Issue No. D1, “Application of Statement 133 to Beneficial Interests in Securitized Financial Assets,” and permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives and amends SFAS No. 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 is effective for all financial instruments acquired or issued after the beginning of the first fiscal year that begins after September 15, 2006. The Company is currently evaluating the effect the adoption of SFAS No. 155 will have on its financial position or results of operations.

In March 2006, the FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets”, an amendment of FASB Statement No. 140. SFAS No. 156 requires an entity to recognize a servicing asset or liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract under a transfer of the servicer’s financial assets that meets the requirements for sale accounting, a transfer of the servicer’s financial assets to a qualified special-purpose entity in a guaranteed mortgage securitization in which the transferor retains all of the resulting securities and classifies them as either available-for-sale or trading securities in accordance with SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities” and an acquisition or assumption of an obligation to service a financial asset that does not relate to financial assets of the servicer or its consolidated affiliates. Additionally, SFAS No. 156 requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, permits an entity to choose either the use of an amortization or fair value method for subsequent measurements, permits at initial adoption a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights and requires separate presentation of servicing assets and liabilities subsequently measured at fair value and additional disclosures for all separately recognized servicing assets and liabilities. SFAS No. 156 is effective for transactions entered into after the beginning of the first fiscal year that begins after September 15, 2006. The Company is currently evaluating the effect the adoption of SFAS No. 156 will have on its financial position or results of operations.

MM2 GROUP, INC. (f/k/a/ WIEN GROUP, INC.) AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(UNAUDITED)
DECEMBER 31, 2006 AND 2005

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In September 2006, The Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 157, "Fair Value Measurement" ("SFAS No. 157"). This standard provides guidance for using fair value to measure assets and liabilities. SFAS No. 157 applies whenever other standards require (or permit) assets or liabilities to be measured at fair value but does not expand the use of fair value in any new circumstances. Prior to SFAS No. 157, the methods for measuring fair value were diverse and inconsistent, especially for items that are not actively traded. The standard clarifies that for items that are not actively traded, such as certain kinds of derivatives, fair value should reflect the price in a transaction with a market participant, including an adjustment for risk, not just the company's mark-to-model value. SFAS No. 157 also requires expanded disclosure of the effect on earnings for items measured using unobservable data. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company is currently evaluating the impact of this statement on its financial statements and expects to adopt SFAS No.157 on December 31, 2007.

In September 2006, the FASB issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans -- An Amendment of FASB Statements No. 87, 88, 106, and 132R." This standard requires an employer to: (a) recognize in its statement of financial position an asset for a plan's overfunded status or a liability for a plan's underfunded status; (b) measure a plan's assets and its obligations that determine its funded status as of the end of the employer's fiscal year (with limited exceptions); and (c) recognize changes in the funded status of a defined benefit postretirement plan in the year in which the changes occur. Those changes will be reported in comprehensive income. The requirement to recognize the funded status of a benefit plan and the disclosure requirements are effective as of the end of the fiscal year ending after December 15, 2006. The requirement to measure plan assets and benefit obligations as of the date of the employer's fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. The adoption of FAS 158 is not anticipated to have a material impact on the Company’s financial position or results of operations.

MM2 GROUP, INC. (f/k/a/ WIEN GROUP, INC.) AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(UNAUDITED)
DECEMBER 31, 2006 AND 2005

NOTE 3 - GOODWILL

On September 21, 2006, the Company concluded the acquisition of Genotec Nutritionals, Inc. Pursuant to the Asset Purchase Agreement, the Company issued 10,000,000 shares of Class A common stock valued at $300,000 to George Kontonotas, Joseph Freedman, Susan Blancato, Michael Logerfo, Maureen McLaughlin, Paula Daddone, Maureen Bridges and Robert Blancato. The calculation of Goodwill is as follows:

Common stock issued	$300,000
Plus liabilities assumed:
Accounts payable and accrued expense	169,254

Total purchase price	469,254

Less assets acquired:
Accounts receivable	179,002
Inventory	34,191
Prepaid expenses	2,149
Security deposit	3,183

Total Goodwill	$250,729

NOTE 4 - INCOME TAXES

Deferred tax assets and liabilities reflect the net tax effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities are summarized as follows:

At December 31, 2006
Deferred tax asset	$1,666,000
Less: Valuation allowance	(1,666,000)
Net deferred tax assets	$-

As of December 31, 2006, the Company has net operating loss carry forwards of approximately $4,900,000 that can be utilized to offset future taxable income for Federal income tax purposes through 2026. Utilization of these net loss carry forwards is subject to the limitations of Internal Revenue Code Section 382. Because of the current uncertainty of realizing the benefit of the tax carry forward, a valuation allowance equal to the tax benefit for deferred taxes has been established. The full realization of the tax benefit associated with the carry forward depends predominantly upon the Company's ability to generate taxable income during the carry forward period.

MM2 GROUP, INC. (f/k/a/ WIEN GROUP, INC.) AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(UNAUDITED)
DECEMBER 31, 2006 AND 2005

NOTE 5 - RELATED PARTY TRANSACTIONS

As of December 31, 2006, the Company has accrued $615,592 of deferred compensation for the Non-executive Chairman and the President of the Company. These deferrals will remain unpaid until the Board of Directors determines that the Company has sufficient liquidity to make such payments. The Non-executive Chairman and the President of the Company have further agreed, however, to accept payment or partial payment, from time to time, in the form of the Company’s Class A Common Stock and/or the Company’s Class B Company Stock, at such time as the Board of Directors determines to issue such shares in satisfaction of these accrued liabilities.

NOTE 6 - CONVERTIBLE DEBENTURES PAYABLE

On April 1, 2005, we entered into a Securities Purchase Agreement with Cornell for the sales of $2,500,000 of secured convertible debentures. The agreement was amended and restated on July 20, 2006 and January 4, 2007 to reflect the change in the funding formulas. Pursuant to the terms of the agreement with Cornell, on April 1, 2005 we issued a secured convertible debenture in the principal amount of $1,250,000. On July 20, 2006, the secured convertible debenture was amended and restated and reissued in an aggregate principal amount of $1,330,308, which included accrued and unpaid interest on the original convertible debenture of $80,308. Interest on the outstanding principal balance of the Secured Convertible Debentures accrues at the annual rate of 10%. Payment of principal and accrued interest shall be paid on or before July 1, 2008 on the July 20, 2006 debenture. The Company has the option to redeem a portion or all of the outstanding debentures at 120% of the amount redeemed plus accrued interest. The holder shall be entitled to convert in whole or in part at any time and from time to time, any amount of principal and accrued interest at a price equal to 90% of the lowest closing bid price of the Common Stock during the 30 trading days immediately preceding the conversion date, as quoted by Bloomberg, LP (“Conversion Price”).

In the event of a default, the full principal amount of this Debenture, together with interest and other amounts owing, shall be due and payable in cash, provided however, the holder of the debenture may request payment of such amounts in Common Stock of the Obligor at the Conversion Price then in-effect. A holder of the debenture may not convert this Debenture or receive shares of Common Stock as payment of interest hereunder to the extent such conversion or receipt of such interest payment would result in the holder of the debenture beneficially owning in excess of 4.9% of the then issued and outstanding shares of Common Stock, including shares issuable upon conversion of, and payment of interest on, this Debenture.

MM2 GROUP, INC. (f/k/a/ WIEN GROUP, INC.) AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(UNAUDITED)
DECEMBER 31, 2006 AND 2005

NOTE 6 - CONVERTIBLE DEBENTURES PAYABLE (Continued)

Upon execution of the above agreements, the Company issued to Cornell 1,849,689 shares of Class A common stock, in accordance with the Termination Agreement of July 20, 2006, and another certificate for 3,150,311 shares of Class A common stock, for the aggregate total of 5,000,000 shares of Common Stock (collectively, the “Commitment Shares”).

The aggregate principal value of the Amended and Restated Secured Convertible Debenture is $1,330,308. This amount is shown net of the unamortized portion of the discount on conversion of $871,316. This discount is being amortized over the life of the debenture and is being recorded as a charge to amortization of discount on debt conversion on the statement of operations.

NOTE 7 - DERIVATIVE LIABILITY

In accordance with SFAS 133, "Accounting for Derivative Instruments and Hedging Activities" and EITF 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock", the conversion feature associated with the Cornell Secured Convertible Debentures represents embedded derivatives. As such, the Company had recognized embedded derivatives in the amount of $1,161,755 as a liability in the accompanying condensed consolidated balance sheet, and it is now measured at its estimated fair value of $1,985,372. The estimated fair value of the embedded derivative has been calculated based on a Black-Scholes pricing model using the following assumptions:
Fair market value of stock                      $0.030
Lowest closing bid price last 30 trading days        $0.020
Exercise price                           $0.018
Dividend yield                           0.00%
Risk free interest rate                        5.60%
Expected volatility                         239.44%
Expected life                           1.5 Years

MM2 GROUP, INC. (f/k/a/ WIEN GROUP, INC.) AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(UNAUDITED)
DECEMBER 31, 2006 AND 2005

NOTE 8 - TEMPORARY EQUITY

As of December 31, 2006, the Company does not have sufficient quantity of authorized Class A common stock to meet it potential obligations for conversions of the Class B common stock, the Cornell Secured Convertible Debentures and the Cornell Warrants. The Class B common stock is convertible into approximately 667 million shares of Class A common stock. The Cornell Secured Convertible Debentures are convertible into approximately 74 million shares of Class A common stock. The Cornell Warrants are convertible into approximately 21 million shares of Class A common stock. The accounts due to related parties are convertible into approximately 41 million shares of Class A common stock. The aggregate amount of shares outstanding and those due upon these conversions is in excess of 943 million, which exceeds the 450 million authorized in the Certificate of Incorporation. As such, this account has been reclassified to temporary equity until the situation can be resolved. Management intends to remedy this situation by increasing the number of authorized shares with the consent of the shareholders, or, alternatively, seeking a written forbearance from the holders of the Class B Common Stock whereby those holders will consent to not converting their Class B Common Stock to Class A Common Stock unless and until there is sufficient Class A Common Stock authorized by the Corporation to honor such conversion.

NOTE 9 - STOCKHOLDERS’ DEFICIT

In accordance with its Certificate of Incorporation as filed on July 7, 2005, the Company is authorized to issue 1,000,000 shares of Preferred stock, $1.00 par value, 450,000,000 shares of Class A common stock, no par value; and 50,000,000 shares of Class B Common Stock, no par value.

PREFERRED STOCK

Preferred Stock consists of 1,000,000 shares of authorized preferred stock with $1.00 par value. As of December 31, 2006, no shares were issued or outstanding.

CLASS A COMMON STOCK

Class A Common Stock consists of the following as of December 31, 2006: 450,000,000 shares of authorized common stock with no par value, 140,627,016 shares were issued and outstanding. Each holder of Class A common stock is entitled to receive ratably dividends, if any, as may be declared by the Board of Directors out of funds legally available for the payment of dividends. The Company has never paid any dividends on its common stock and does not contemplate doing so in the foreseeable future. The Company anticipates that any earnings generated from operations will be used to finance the growth objectives.

MM2 GROUP, INC. (f/k/a/ WIEN GROUP, INC.) AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(UNAUDITED)
DECEMBER 31, 2006 AND 2005

NOTE 9 - STOCKHOLDERS’ DEFICIT (Continued)

For the six months ended December 31, 2006, the Company had the following transactions in its Class A common stock:

On July 20, 2006, the Company issued 1,849,689 shares of Class A common stock with a total value of $120,230, which represents full satisfaction of the Commitment Shares under the Standby Equity Distribution Agreement, pursuant to the Termination Agreement of July 20, 2006.

On July 20, 2006, the Company issued 3,150,311 shares of Class A common stock with a total value of $204,770, for Commitment Shares pursuant to the Amended and Restated Securities Purchase Agreement of July 20, 2006.

On August 10, 2006, the Company issued 1,411,765 shares of its Class A common stock with a total value of $77,005, as compensation for the strategic alliance with UTEK Corporation to identify synergistic technology acquisition opportunities in the future.

On September 5, 2006, the Company issued 600,000 shares of its Class A common stock with a total value of $18,000, as compensation to Stephen Wien for services provided.

On September 21, 2006, the Company concluded the acquisition of Genotec Nutritionals, Inc. Pursuant to the Asset Purchase Agreement, the Company issued 10,000,000 shares of Class A common stock valued at $300,000 to George Kontonotas, Joseph Freedman, Susan Blancato, Michael Logerfo, Maureen McLaughlin, Paula Daddone, Maureen Bridges and Robert Blancato.

On October 6, 2006, the Company issued 300,000 shares of its Class A common stock with a total value of $10,500, as compensation for the consulting services with Allison Investment Corp. on matters related to mergers and acquisitions.

CLASS B COMMON STOCK

As of December 31, 2006, Class B Common Stock consisted of 50,000,000 shares of authorized common stock with no par value, 10,000,000 shares were issued and outstanding. Class B stock has voting rights of 100 to 1 with respect to Class A Common Stock. Class B common stockholders are entitled to receive dividends in the same proportion as the Class B Common Stock conversion and voting rights have to Class A Common Stock. A holder of Class B Common Stock has the right to convert each share of Class B Common Stock into the number of shares of Class A Common Stock determined by dividing the number of Class B Common Stock being converted by a 50% discount of the lowest price that the Company had ever issued its Class A Common Stock. Upon the liquidation, dissolution, or winding-up of the Company, holders of Class B Common Stock will be entitled to receive distributions.

MM2 GROUP, INC. (f/k/a/ WIEN GROUP, INC.) AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(UNAUDITED)
DECEMBER 31, 2006 AND 2005

NOTE 10 - WARRANTS

On April 1, 2005, the Company sold to Cornell Capital a warrant to purchase 750,000 shares of its common stock for a purchase price of $10. This warrant had an exercise price of $.07 per shares, was vested immediately and expires two years from the date of issue. On July 20, 2006, the Company issued an Amended and Restated warrant which changed the exercise price to $.05 per share and extended the redemption period to five years from the date of issuance. The fair value of the amended warrant of $44,625 was estimated using the Black-Scholes option-pricing model with the following weighted-average assumptions: dividend yield of 0%; expected volatility of 142.21%; risk-free interest rates of 4.60%; and expected life of 5 years. The gain on the disposition of the initial warrant was credited to other income for $40,192. The expense for the amended warrant of $44,625 was charged to financing costs.

NOTE 11 - COMMITMENTS AND CONTINGENCIES

The Company entered into two employment agreements with Jerome Mahoney, its Non-executive Chairman of the Board and Mark Meller, its President and Board Member, as of December 15, 2004. Each of the employment agreements is for a term through March 31, 2011 and provides for annual compensation of $200,000 with an annual increase of 10%. In addition, each executive shall be entitled to Company sponsored fringe benefits and annual bonuses in accordance with the Company policies and plans in effect for Executive officers of the Company. The executives shall also be granted stock options under the Company’s stock option plan as adopted by the Board of Directors and the shareholders of the Company. The executives will each receive a $750,000 bonus for the successful completion of the registration of the Company’s stock on Form S-1, SB-2 and any other such form of registration statement declared effective by the Securities and Exchange Commission. This bonus shall be paid in a lump sum on the date the registration statement is declared effective, or alternately, at the discretion of the Company and with the agreement of the Executive, in shares of the Company’s Class B Common Stock.

On October 1, 2006, the Company entered into a sub-lease with SWK Technologies, Inc. for an office located at 5 Regent Street, Suite 520, Livingston, NJ 07052. The rent is on a month-to-month basis for $350 per month SWK Technologies, Inc. is a wholly-owned subsidiary of Trey Resources, Inc. We use our these facilities to house our corporate headquarters and operations and believe our facilities are suitable for such purpose.

On February 1, 2005, our wholly owned subsidiary, Genotec Nutritionals amended its operating lease for office and warehouse space at 450 Commack Road, Deer Park, NY. The term of the lease is four years commencing March 1, 2005. Monthly base rental payments under the new lease range from $3,067 to $3,354 per month. We are required to pay property taxes, utilities, insurance and other costs relating to the leased facilities to include allocated common area maintenance charges, snow removal charges and landlord insurance charges as deemed necessary.

MM2 GROUP, INC. (f/k/a/ WIEN GROUP, INC.) AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(UNAUDITED)
DECEMBER 31, 2006 AND 2005

NOTE 12 - GOING CONCERN

The accompanying condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates continuation of the Company as a going concern.

The Company has suffered recurring losses and experiences a deficiency of cash flow from operations. These matters raise substantial doubt about the Company's ability to continue as a going concern. The recoverability of a major portion of the recorded asset amounts shown in the accompanying condensed consolidated balance sheet is dependent upon continued operations of the Company, which in turn, is dependent upon the Company's ability to raise capital and/or generate positive cash flows from operations.

The Company is actively evaluating business combinations, through mergers or acquisitions that will provide sales growth potential and positive cash flows. As an example, on September 21, 2006, the Company completed the acquisition of Genotec Nutritionals, Inc, a New York based manufacturer and distributor of nutritional supplements and vitamins. Management believes that this is an excellent opportunity to enter into the Nutraceuticals Market by acquiring an existing company with an established customer base.

These condensed consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

NOTE 13 - SUBSEQUENT EVENTS

On January 12, 2007, the Company issued 3,086,420 shares of its Class A Common Stock to Cornell Capital Partners upon conversion of $50,000 of the secured convertible debentures.

BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C.
Certified Public Accountants
High Ridge Commons
200 Haddonfield Berlin Road
Suites 400-403
Gibbsboro, New Jersey 08026
(856) 346-2828 Fax (856) 346-2882

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders’ of
Genotec Nutritionals, Inc.
Deer Park, NY

We have audited the accompanying balance sheets of Genotec Nutritionals, Inc. (the “Company”) as of December 31, 2005 and 2004 and the related statements of operations, changes in stockholders’ (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Genotec Nutritionals, Inc. as of December 31, 2005 and 2004, and the results of its operations, changes in stockholders’ (deficit), and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements for the years ended December 31, 2005 and 2004 have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company has sustained operating losses and capital deficits that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 6. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C.
Certified Public Accountants
Gibbsboro, New Jersey

September 12, 2006

MEMBER OF:      AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS (AICPA)
CENTER FOR PUBLIC COMPANY AUDIT FIRMS (CPCAF)
NEW JERSEY SOCIETY OF CERTIFIED PUBLIC ACCOUNTANTS
PENNSYLVANIA INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS
FLORIDA STATE BOARD OF ACCOUNTANCY

GENOTEC NUTRITIONALS, INC.
BALANCE SHEETS
DECEMBER 31, 2005 AND 2004

ASSETS

	2005	2004
Current Assets:
Cash and cash equivalents	$1,349	$50,779
Accounts receivable	132,259	146,310
Inventory	13,420	8,650

Total Current Assets	147,028	205,739

Other Asset:
Security deposits	3,183	3,183

TOTAL ASSETS	$150,211	$208,922

LIABILITIES AND STOCKHOLDERS' (DEFICIT)

LIABILITIES
Current Liabilities:
Accounts payable and accrued expenses	$222,981	$221,118
Due to related parties	184,506	177,707

Total Liabilities	407,487	398,825

COMMITMENTS AND CONTINGENCIES	-	-

STOCKHOLDERS' (DEFICIT)
Common stock, $.0001 Par Value, 15,000,000 shares
authorized; 10,000,000 shares issued and outstanding	1,000	1,000
Accumulated deficit	(258,276)	(190,903)

Total Stockholders' (Deficit)	(257,276)	(189,903)

TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT)	$150,211	$208,922

The accompanying notes are an integral part of these financial statements.

GENOTEC NUTRITIONALS, INC.
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004

REVENUES	$636,804	$780,692

COST OF GOODS SOLD	393,927	432,426

GROSS PROFIT	242,877	348,266

OPERATING EXPENSES
Selling, general and administrative	275,244	350,963

LOSS BEFORE OTHER EXPENSE	(32,367)	(2,697)

OTHER EXPENSE
Litigation damages	35,000
Interest expense	6	-

Total Other Expenses	35,006	-

NET LOSS BEFORE PROVISION FOR INCOME TAXES	(67,373)	(2,697)

Provision for income taxes	-	-

NET LOSS APPLICABLE TO COMMON SHARES	$(67,373)	$(2,697)

NET LOSS PER BASIC AND DILUTED SHARES	$(0.01)	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING	10,000,000	10,000,000

The accompanying notes are an integral part of these financial statements.

GENOTEC NUTRITIONALS, INC.
STATEMENT OF CHANGES IN STOCKHOLDERS' (DEFICIT)
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	Common Stock		Accumulated
	Shares	Amount	Deficit	Total

Balance, December 31, 2003	10,000,000	$1,000	$(188,206)	$(187,206)

Net loss for the year ended December 31, 2004	-	-	(2,697)	(2,697)

Balance, December 31, 2004	10,000,000	1,000	(190,903)	(189,903)

Net loss for the year ended December 31, 2005	-	-	(67,373)	(67,373)

Balance, December 31, 2005	10,000,000	$1,000	$(258,276)	$(257,276)

The accompanying notes are an integral part of these financial statements.

GENOTEC NUTRITIONALS, INC.
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(67,373)	$(2,697)

Changes in assets and liabilities
(Increase) decrease in accounts receivable	14,051	(51,042)
(Increase) decrease in inventory	(4,770)	18,736
Increase (decrease) in accounts payable and accrued expenses	1,863	(103,761)

Total changes in assets and liabilities	11,144	(136,067)

Net cash (used in) operating activities	(56,229)	(138,764)

CASH FLOWS FROM FINANCING ACTIVITES
Net proceeds from related party activities	6,799	171,106

Net cash provided by financing activities	6,799	171,106

NET INCREASE (DECREASE) IN CASH AND
CASH EQUIVALENTS	(49,430)	32,342

CASH AND CASH EQUIVALENTS -
BEGINNING OF YEAR	50,779	18,437

CASH AND CASH EQUIVALENTS - END OF YEAR	$1,349	$50,779

SUPPLEMENTAL CASH FLOW INFORMATION

CASH PAID DURING THE YEAR FOR:
Interest expense	$6	$-
Taxes	$19,637	$12,674

The accompanying notes are an integral part of these financial statements.

GENOTEC NUTRITIONALS, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

NOTE 1- ORGANIZATION AND BASIS OF PRESENTATION

Genotec Nutritionals, Inc. (the “Company”) was incorporated in Delaware on January 20, 2000. The Company had been formed from the merger of AVS Enterprises and International Health Products, Inc. and has been marketing health related products since 1989. The Company currently sells raw material and finished product to several key accounts that provide nutritional, as well as pet products, to the market. The Company operates its business from a single location in Deer Park, NY.

NOTE 2-  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements of the Company have been prepared on the accrual basis of accounting in accordance with the accounting principles generally accepted in the United States of America. Management believes the assumptions underlying the financial statements are reasonable. However, the financial statements included herein may not necessarily reflect the Company’s results of operations, financial position and cash flows in the future.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments and other short-term investments with an initial maturity of three months or less to be cash or cash equivalents.

The Company maintains cash and cash equivalents with a financial institution, which is insured by the Federal Deposit Insurance Corporation up to $100,000. At various times throughout the year, the company had balances on deposits at the financial institutions in excess of federally insured limits.

GENOTEC NUTRITIONALS, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

NOTE 2-  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue and Cost Recognition

Revenue from sales is recognized when the product is packaged and/or shipped to customers. Cost of revenue includes direct costs to produce and distribute product.

Accounts Receivable

The Company conducts business and extends credit based on an evaluation of the customers’ financial condition, generally without requiring collateral. Exposure to losses on receivables is expected to vary by customer due to the financial condition of each customer. The Company monitors exposure to credit losses on all of its accounts.

Provision for Bad Debt

Under SOP 01-6 “Accounting for Certain Entities (including Entities with Trade Receivables), the Company has intent and belief that all amounts in accounts receivable are collectible. The Company has determined that based on their collections no allowance for doubtful accounts is needed at December 31, 2005 and 2004.

Bad debt expense for the years ended December 31, 2005 and 2004 was $0 and $6,655, respectively.

Inventory

Inventory consists primarily of bottled products ready for shipment and raw materials and containers for the products that are assembled and shipped from warehouse. Total inventory costs are $13,420 and $8,650 for the years ended December 31, 2005 and 2004, respectively. Inventory cost is valued at the lower of cost or market, determined on the first-in-first-out basis.

Income Taxes

The Company is organized as an “S” Corporation, and as such, all income and losses are passed through to the individual shareholders of the Company, and is reported on their respective individual personal tax returns.

GENOTEC NUTRITIONALS, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

NOTE 2-  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value of Financial Instruments

The carrying amount reported in the balance sheets for cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximate fair value because of the immediate or short-term maturity of these financial instruments. The carrying amount reported for notes payable approximates fair value because, in general, the interest on the underlying instruments fluctuates with market rates.

Fixed Assets

Fixed assets are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

When assets are retired or otherwise disposed of, the costs and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in income for the period. The cost of maintenance and repairs is charged to income as incurred; significant renewals and betterments are capitalized. Deduction is made for retirements resulting from renewals or betterments.

As of December 31, 2005 and 2004, the capitalized improvements and equipment were fully depreciated

Fixed assets	$46,834
Less: Accumulated depreciation	(46,834)

Net fixed assets	$-0-

(Loss) Per Share of Common Stock

Historical net loss per common share is computed using the weighted average number of common shares outstanding. Common stock equivalents were not included in the computation of diluted earnings per share when the Company reported a loss because to do so would be antidilutive for periods presented.

The following is a reconciliation of the computation for basic and diluted EPS:

GENOTEC NUTRITIONALS, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

NOTE 2-  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(Loss) Per Share of Common Stock (Continued)

	December 31,
	2005	2004

Net loss	$(67,373)	$(2,697

Weighted-average common shares
Outstanding	10,000,000	10,000,000

Net loss per share	$(0.01)	$(0.00)

The Company does not have any common stock equivalents available at December 31, 2005 and 2004, respectively.

Recent Accounting Pronouncements

In November 2004, the FASB issued Financial Accounting Standards No. 151 (FS 151), “Inventory Costs - an amendment of ARB No. 43, Chapter 4”. FAS 151 clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs and spoilage. In addition, FAS 151 requires companies to base the allocation of fixed production overhead to the costs of conversion on the normal capacity of production facilities. FAS 151 is effective for the Company in 2006. The Company does not expect FAS 151 to have a material impact on its results or financial statements.

On December 16, 2004, FASB issued Statement of Financial Accounting Standards No. 153, Exchanges of Non-monetary Assets, an amendment of APB Opinion No. 29, Accounting for Non-monetary Transactions (" FAS 153"). This statement amends APB Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. Under FAS 153, if a non-monetary exchange of similar productive assets meets a commercial-substance criterion and fair value is determinable, the transaction must be accounted for at fair value resulting in recognition of any gain or loss. FAS 153 is effective for non-monetary transactions in fiscal periods that begin after June 15, 2005. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

GENOTEC NUTRITIONALS, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

NOTE 2-  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements (Continued)

In December 2004, the FASB issued Financial Accounting Standards No. 123 (revised 2004) (FAS 123R), “Share-Based Payment, “ FAS 123R replaces FAS No. 123, “Accounting for Stock-Based Compensation”, and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees.” FAS 123R requires compensation expense, measured as the fair value at the grant date, related to share-based payment transactions to be recognized in the financial statements over the period that an employee provides service in exchange for the award. The Company intends to adopt FAS 123R using the “modified prospective” transition method as defined in FAS 123R. Under the modified prospective method, companies are required to record compensation cost prospectively for the unvested portion, as of the date of adoption, of previously issued and outstanding awards over the remaining vesting period of such awards. FAS 123R is effective January 1, 2006. The Company is evaluating the impact of FAS 123R on its’ results and financial position.

NOTE 3- DUE TO RELATED PARTIES

The Company has unsecured, non-interest bearing loans and advances from several shareholders commencing since inception. The loans are due upon demand, and as such, are classified as current liabilities. The balance outstanding at December 31, 2005 and 2004 is $184,506 and $177,707, respectively.

NOTE 4-OPERATING LEASE

The Company leases office and warehouse space under a lease that initially commenced on January 18, 1995 and as subsequently amended on February 14, 1998, February 1, 2001 and February 1, 2005. The term of the lease is four years commencing March 1, 2005. Monthly base rental payments under the new lease range from $3,067 to $3,354 per month. The Company is required to pay property tax, utilities, insurance and other costs relating to the leased facilities to include allocated common area maintenance charges, snow removal charges and landlord insurance charges as deemed necessary.

GENOTEC NUTRITIONALS, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

NOTE 4-OPERATING LEASE (Continued)

The following is a schedule by years of future minimum rental payments required under the operating lease, which has an initial or remaining non-cancelable lease term in excess of one year as of December 31, 2005:

For the period ending December,
2006	$37,758
2007	38,908
2008	40,058
2009	6,708

$123,432

NOTE 5- STOCKHOLDERS’ (DEFICIT)

In accordance with the Certificate of Incorporation, the Company has the authority to issue 15,000,000 shares of common stock, par value $0.0001 per share. As of the December 31, 2005 and 2004, 10,000,000 shares of the Company’s common stock were issued and outstanding.

NOTE 6- GOING CONCERN

As shown in the accompanying financial statements, the Company has sustained net operating losses for the years ending December 31, 2005 and 2004. There is no guarantee that the Company will be able to raise enough capital or generate revenues to sustain its operations. This raises substantial doubt about the Company’s ability to continue as a going concern.

The Company’s future success is dependent upon its ability to achieve profitable operations and generate cash from operating activities, and upon additional financing. There is no guarantee that the Company will be able to raise enough capital or generate revenues to sustain its operations. Management believes they can raise the appropriate funds needed to support their business plan and acquire an operating, cash flow positive company.

The financial statements do not include any adjustments relating to the recoverability or classification of recorded assets and liabilities that might result should the Company be unable to continue as a going concern.

GENOTEC NUTRITIONALS, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

NOTE 7- LITIGATION

Presently, the Company is involved in litigation involving non-payment of commissions associated with a product sold by the Company. The Company feels that the range of damages will be between $30,000 and $35,000, but more likely to be $35,000. The Company has accrued a contingency in the amount of $35,000 for possible damages.

In addition, there is a possible litigation procedure that may involve the Company for unpaid past invoices. The Company has been notified that the Claimant may involve Genotec Nutritionals in a cross complaint, if payment is not received. The Company feels the exposure is immaterial if found liable through adjudication, and as such, has not accrued any contingency.

NOTE 8- SUBSEQUENT EVENTS

On March 31, 2006, the Company signed a Letter of Intent to sell certain assets and liabilities to a newly formed subsidiary of MM2 Group, Inc, a New Jersey based company. Pursuant to the terms of the Letter of Intent, the Shareholders of the Company will receive $350,000 in MM2 Group common stock, and the three principal officers of the Company will enter into 3-year employment agreements with the newly formed company. As of the date of this report, the companies are still in the due diligence review process and no formal sales agreements has been executed.

BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C.
Certified Public Accountants
High Ridge Commons
200 Haddonfield Berlin Road
Suites 400-403
Gibbsboro, New Jersey 08026
(856) 346-2828 Fax (856) 346-2882

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders’ of
Genotec Nutritionals, Inc.
Deer Park, NY

We have reviewed the accompanying balance sheets of Genotec Nutritionals, Inc. (the “Company”) as of June 30, 2006 and 2005 and the related statements of operations, changes in stockholders’ (deficit), and cash flows for the six months then ended. These interim financial statements are the responsibility of the Company’s management.

We conducted our reviews in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit in accordance with standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the financial statements referred to above in order for them to be in conformity with U.S. generally accepted accounting principles.

As discussed in Note 5, certain conditions, primarily sustained losses, indicate the Company may be unable to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C.
Certified Public Accountants
Gibbsboro, New Jersey

September 14, 2006

MEMBER OF:   AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS (AICPA)
CENTER FOR PUBLIC COMPANY AUDIT FIRMS (CPCAF)
NEW JERSEY SOCIETY OF CERTIFIED PUBLIC ACCOUNTANTS
PENNSYLVANIA INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS
FLORIDA STATE BOARD OF ACCOUNTANCY

GENOTEC NUTRITIONALS, INC.
BALANCE SHEETS
JUNE 30, 2006 AND 2005 (Unaudited)

ASSETS

	2006	2005
Current Assets:
Cash and cash equivalents	$2,092	$16,752
Accounts receivable	111,258	119,425
I nventory	21,050	4,514

Total Current Assets	134,400	140,691

Other Assets:
Security deposits	3,183	3,183

TOTAL ASSETS	$137,583	$143,874

LIABILITIES AND STOCKHOLDERS' (DEFICIT)

LIABILITIES
Current Liabilities:
Accounts payable and accrued expenses	$205,608	$189,287
Due to related parties	164,021	177,707

Total Liabilities	369,629	366,994

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' (DEFICIT)
Common stock, $.0001 Par Value, 15,000,000 shares
authorized; 10,000,000 shares issued and outstanding	1,000	1,000
Accumulated deficit	(233,046)	(224,120)

Total Stockholders' (Deficit)	(232,046)	(223,120)

TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT)	$137,583	$143,874

The accompanying notes are an integral part of these financial statements.

GENOTEC NUTRITIONALS, INC.
STATEMENTS OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2006 AND 2005
(Unaudited)

	2006	2005

REVENUES	$421,405	$255,152

COST OF GOODS SOLD	243,104	165,662

GROSS PROFIT	178,301	89,490

OPERATING EXPENSES
Selling, general and administrative	153,071	122,707

NET INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	25,230	(33,217)

Provision for income taxes	-	-

NET INCOME (LOSS) APPLICABLE TO COMMON SHARES	$25,230	$(33,217)

NET INCOME (LOSS) PER BASIC AND DILUTED SHARES	$0.00	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING	10,000,000	10,000,000

The accompanying notes are an integral part of these financial statements.

GENOTEC NUTRITIONALS, INC.
STATEMENT OF CHANGES IN STOCKHOLDERS' (DEFICIT)
FOR THE SIX MONTHS ENDED JUNE 30, 2006 AND 2005
(Unaudited)

	Common Stock		Accumulated
	Shares	Amount	Deficit	Total

Balance, January 1, 2005	10,000,000	$1,000	$(190,903)	$(189,903)

Net loss for the six months ended June 30, 2005	-	-	(33,217)	(33,217)

Balance, June 30, 2005	10,000,000	$1,000	$(224,120)	$(223,120)

Balance, January 1, 2006	10,000,000	$1,000	$(258,276)	$(257,276)

Net loss for the six months ended June 30, 2006	-	-	25,230	25,230

Balance, June 30, 2006	10,000,000	$1,000	$(233,046)	$(232,046)

The accompanying notes are an integral part of these financial statements.

GENOTEC NUTRITIONALS, INC.
STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2006 AND 2005
(Unaudited)

	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$25,230	$(33,217)

Changes in assets and liabilities
Decrease in accounts receivable	21,001	26,885
(Increase) decrease in inventory	(7,630)	4,136
(Decrease) in accounts payable and accrued expenses	(17,373)	(31,831)

Total changes in assets and liabilities	(4,002)	(810)

Net cash provided by (used in) operating activities	21,228	(34,027)

CASH FLOWS FROM FINANCING ACTIVITES
Net repayment of related party accounts	(20,485)	-

Net cash (used in) financing activities	(20,485)	-

NET INCREASE (DECREASE) IN CASH AND
CASH EQUIVALENTS	743	(34,027)

CASH AND CASH EQUIVALENTS -
BEGINNING OF PERIOD	1,349	50,779

CASH AND CASH EQUIVALENTS - END OF PERIOD	$2,092	$16,752

SUPPLEMENTAL CASH FLOW INFORMATION:
CASH PAID DURING THE YEAR FOR:
Interest expense	$-	$-
Taxes	$6,775	$4,881

The accompanying notes are an integral part of these financial statements.

GENOTEC NUTRITIONALS, INC.
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2006 and 2005

NOTE 1- ORGANIZATION AND BASIS OF PRESENTATION

Genotec Nutritionals, Inc. (the “Company”) was incorporated in Delaware on January 20, 2000. The Company had been formed from the merger of AVS Enterprises and International Health Products, Inc. and has been marketing health related products since 1989. The Company currently sells raw material and finished product to several key accounts that provide nutritional as well as pet products to the market. The Company operates its business from a single location in Deer Park, NY.

NOTE 2-  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements of the Company have been prepared on the accrual basis of accounting in accordance with the accounting principles generally accepted in the United States of America. Management believes the assumptions underlying the financial statements are reasonable. However, the financial statements included herein may not necessarily reflect the Company’s results of operations, financial position and cash flows in the future.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments and other short-term investments with an initial maturity of three months or less to be cash or cash equivalents.

The Company maintains cash and cash equivalents with a financial institution, which is insured by the Federal Deposit Insurance Corporation up to $100,000. At various times throughout the period, the company had balances on deposits at the financial institutions in excess of federally insured limits.

GENOTEC NUTRITIONALS, INC.
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2006 and 2005

NOTE 2-  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue and Cost Recognition

Revenue from sales is recognized when the product is packaged and/or shipped to customers. Cost of revenue includes direct costs to produce and distribute product.

Accounts Receivable

The Company conducts business and extends credit based on an evaluation of the customers’ financial condition, generally without requiring collateral. Exposure to losses on receivables is expected to vary by customer due to the financial condition of each customer. The Company monitors exposure to credit losses on all of its accounts.

Provision for Bad Debt

Under SOP 01-6 “Accounting for Certain Entities (including Entities with Trade Receivables), the Company has intent and belief that all amounts in accounts receivable are collectible. The Company has determined that based on their collections no allowance for doubtful accounts is needed at June 30, 2006 and 2005.

Bad debt expense for the six months ended June 30, 2006 and 2005 was $0 and $0, respectively.

Inventory

Inventory consists primarily of bottled products ready for shipment and raw materials and containers for the products that are assembled and shipped from warehouse. Total inventory costs are $21,050 and $4,514 for the periods ending June 30, 2006 and 2005, respectively. Inventory cost is valued at the lower of cost or market, determined on the first-in-first-out basis.

Income Taxes

The Company is organized as an “S” Corporation, and as such, all income and losses are passed through to the individual shareholders of the Company, and is reported on their respective individual personal tax returns.

GENOTEC NUTRITIONALS, INC.
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2006 and 2005

NOTE 2-  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value of Financial Instruments

The carrying amount reported in the balance sheets for cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximate fair value because of the immediate or short-term maturity of these financial instruments. The carrying amount reported for notes payable approximates fair value because, in general, the interest on the underlying instruments fluctuates with market rates.

Fixed Assets

Fixed assets are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

When assets are retired or otherwise disposed of, the costs and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in income for the period. The cost of maintenance and repairs is charged to income as incurred; significant renewals and betterments are capitalized. Deduction is made for retirements resulting from renewals or betterments.

As of June 30, 2006 and 2005, the capitalized improvements and equipment were fully depreciated

Fixed assets	$46,834
Less: Accumulated depreciation	(46,834)
Net fixed assets	$-0-

Income (Loss) Per Share of Common Stock

Historical net income (loss) per common share is computed using the weighted average number of common shares outstanding. Common stock equivalents were not included in the computation of diluted earnings per share when the Company reported a loss because to do so would be antidilutive for periods presented.

The following is a reconciliation of the computation for basic and diluted EPS:

GENOTEC NUTRITIONALS, INC.
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2006 and 2005

NOTE 2-  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income (Loss) Per Share of Common Stock (Continued)

	June 30,
	2006	2005

Net income (loss)	$25,230	$(33,217)

Weighted-average common shares
Outstanding	10,000,000	10,000,000

Net income (loss) per share	$(0.00)	$(0.00)

The Company does not have any common stock equivalents available at June 30, 2006 and 2005, respectively.

NOTE 3- DUE TO RELATED PARTIES

The Company has unsecured, non-interest bearing loans and advances from several shareholders commencing since inception. The loans are due upon demand, and as such, are classified as current liabilities. The balance outstanding at June 30, 2006 and 2005 is $164,021 and $177,707, respectively.

NOTE 4- STOCKHOLDERS’ (DEFICIT)

In accordance with the Certificate of Incorporation, the Company has the authority to issue 15,000,000 shares of common stock, par value $0.0001 per share. As of the June 30, 2006 and 2005, 10,000,000 shares of the Company’s common stock were issued and outstanding.

GENOTEC NUTRITIONALS, INC.
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2006 and 2005

NOTE 5- GOING CONCERN

The accompanying reviewed financial statements have been presented in accordance with accounting principles generally accepted in the United States of America, which assumes the continuity of the Company as a going concern. The Company has accumulated deficits as of June 30, 2006 and 2005. Management believes they can raise the appropriate funds needed to support their business plan and acquire an operating, cash flow positive company. There is no guarantee that the Company will be able to raise enough capital or generate revenues to sustain its operations. These factors create an uncertainty as the Company’s ability to continue as a going concern.

The financial statements do not include any adjustments relating to the recoverability or classification of recorded assets and liabilities that might result should the Company be unable to continue as a going concern.

NOTE 6- LITIGATION

Presently, the Company is involved in litigation involving non-payment of commissions associated with a product sold by the Company. The Company has agreed to settle the dispute for $35,000, which was acceptable by the Claimant. The contingent liability had previously been accrued, and payments began in July 2006.

In addition, there is a possible litigation procedure that may involve the Company for unpaid past invoices. The Company has been notified that the Claimant may involve Genotec Nutritionals in a cross complaint, if payment is not received. The Company feels the exposure is immaterial if found liable through adjudication, and as such, has not accrued any contingent liability.

NOTE 7- SUBSEQUENT EVENTS

On March 31, 2006, the Company signed a Letter of Intent to sell certain assets and liabilities to a newly formed subsidiary of MM2 Group, Inc, a New Jersey based company. Pursuant to the terms of the Letter of Intent, the Shareholders of the Company will receive $350,000 in MM2 Group common stock and the three principal officers of the Company will enter into 3-year employment agreements with the newly formed company. As of the date of this report, the companies are still in the due diligence review process and no formal sales agreements has been executed.

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The Unaudited Pro Forma Financial Information reflects financial information, which gives effect to the execution of the Asset Purchase Agreement between Genotec Acquisition Corporation (“GAC”) (a New Jersey corporation), a wholly owned subsidiary of MM2 Group, Inc (“MM2”) (a New Jersey corporation), and Genotec Nutritionals, Inc. ("Genotec") (a Delaware corporation) in exchange for 10,000,000 shares of Class A Common Stock, no par value per share of MM2, valued at $200,000 and the assumption of certain debts of Genotec, excluding estimated transaction costs. The acquisition has been structured as an asset purchase by GAC. The Pro Forma Condensed Consolidated Financial Statements included herein reflect the use of the purchase method of accounting for the above transaction. Such financial information has been prepared from, and should be read in conjunction with, the historical audited financial statements of MM2 included in its Form 10-KSB filings, as well as in conjunction with Genotec's audited financial statements filed herein.

The following pro forma condensed consolidated financial statements are presented to illustrate the effects of the asset purchase and merger on the historical financial position and operating results of MM2 and Genotec. The unaudited pro forma condensed consolidated balance sheet as of June 30, 2006 gives effect to the asset purchase and merger as if it had occurred on that date, and combines the respective balance sheets, as adjusted, at that date. The unaudited pro forma condensed consolidated statements of operations for the 12 months ended June 30, 2006 give effect to the asset purchase and merger as if it occurred at the beginning of the period presented and combines the respective statements of operations of MM2 and Genotec for the respective period.

The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the asset purchase and merger had been consummated on the indicated dates, nor is it necessarily indicative of future operating results. The pro forma adjustments are based on information available at the time of this filing. Changes in the ultimate purchase price based on future operating performance are not reflected in these pro forma financial statements.

MM2 GROUP, Inc
Pro Forma Condensed Consolidated Balance Sheets
(Unaudited)

	As of June 30, 2006
	MM2 Group, Inc	Genotec Nutritionals	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Cash	$504,598	$2,092	($2,092)	a	$504,598
Accounts Receivable	-	111,258	-	b	111,258
Inventory	-	21,050	-	b	21,050
Prepaid expenses	131,416	-	-		131,416
Total Current Assets	636,014	134,400	(2,092)		768,322

Fixed assets, net	3,416	-	-		3,416

Goodwill	-	-	270,117	c	270,117
Deposits & Other assets	-	3,183	-	b	3,183
Total Other Assets	-	3,183	270,117		273,300

Total Assets	$639,430	$137,583	$268,025		$1,045,038

LIABILITIES
Accounts payable & accrued liabilities	$181,280	$205,608	$0	b	$386,888
Due to related parties	468,055	164,021	(164,021)	a	468,055
Convertible debentures	1,250,000	-	-		1,250,000
Warrant liability	1,005,004	-	-		1,005,004
Total Liabilities	2,904,339	369,629	(164,021)		3,109,947

STOCKHOLDERS' DEFICIT
Capital stock - Class A Common	1,000	1,000	199,000	ad	201,000
Capital stock - Class B Common	1,000	-	-		1,000
Additional Paid in Capital	750,000	-	-		750,000
Accumulated Deficit	(3,016,909)	(233,046)	233,046	a	(3,016,909)
Total Stockholders' Deficit	(2,264,909)	(232,046)	432,046		(2,064,909)

Total Liabilties & Stockholders' Deficit	$639,430	$137,583	$268,025		$1,045,038

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

MM2 GROUP, Inc
Pro Forma Condensed Consolidated Statement of Operations
(Unaudited)

	For the 12 months ended June 30, 2006
	MM2 Group, Inc	Genotec Nutritionals	Pro Forma Adjustments		Pro Forma Combined

Sales, net	$-	$803,057	$-		$803,057

Cost of Sales	-	471,369	-		471,369

Gross Profit	-	331,688	-		331,688

General and Administrative Expenses
General and administrative expenses	761,197	305,608	125,741	e	1,192,546
Depreciation & amortization	886	-	-		886
Total General and Administrative Expenses	762,083	305,608	125,741		1,193,432

Income (Loss) from Operations	(762,083)	26,080	(125,741)		(861,744)

Other Expense
Interest expense (net)	119,484	6	-		119,490
Liquidated damages	25,000	-	-		25,000
Amortization of discount on debt conversion	500,000	-	-		500,000
Write-off of deferred financing costs	1,005,004	35,000	-		1,040,004
Total Other Expense	1,649,488	35,006	-		1,684,494

(Loss) before Income Taxes	(2,411,571)	(8,926)	(125,741)		(2,546,238)

Provision for Income Taxes	-	-	-	f	-

Net (Loss)	($2,411,571)	($8,926)	($125,741)		($2,546,238)

Net loss per share - basic & diluted					$(0.02)
Shares used in computing loss per share - basic				g	133,315,251

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

MM2 GROUP, INC.
NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - GENERAL

The Company has recorded total consideration of $200,000 for the Genotec acquisition. This consideration has been allocated to the tangible and identifiable intangible assets acquired and liabilities assumed according to their respective fair values, with the excess purchase consideration being allocated to goodwill at the closing of the transaction. The acquisition was completed on September 21, 2006. The following table shows the components of total consideration:

Common stock	$200,000
Total consideration	$200,000

In accordance with SFAS 141, Business Combinations, the total purchase consideration of $200,000 has been allocated to the assets acquired and liabilities assumed, including identifiable intangible assets, based on their respective fair values at the date of acquisition. Such allocation resulted in goodwill of approximately $270,117. Goodwill is not expected to be deductible for income tax purposes.

A preliminary purchase price allocation, which is subject to change based upon MM2's final analysis, is as follows:

Accounts receivable	$111,258
Inventory	21,050
Security deposit	3,183
Total assets acquired	135,491
Less: liabilities assumed	(205,608)
Fair value of assets acquired	(70,117)
Goodwill	270,117
Total consideration	$200,000

MM2 GROUP, INC.
NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Continued)

NOTE 2 - SUMMARY OF PRO FORMA ADJUSTMENTS

The pro forma adjustments included in the pro forma condensed consolidated financial statements for the 12 months ended June 30, 2006 are as follow:

a)	Eliminate the accounts not acquired in the Asset Purchase Agreement;
b)	Assets acquired and liabilities assumed pursuant to the Asset Purchase Agreement;
c)	Goodwill on the net purchase price;
d)	Issuance of 10,000,000 shares of MM2 Class A Common Stock to Genotec shareholders;
e)	Difference between current salaries and proposed salaries for Genotec principals, plus payroll taxes;
f)	No tax benefit in acquisition; and
g)	Adjusted average shares outstanding giving effect to issuance of shares to Genotec shareholders.

NOTE 3 - PRO FORMA DILUTIVE EARNINGS PER SHARE

As a result of the net loss reported for the periods presented on a pro forma condensed consolidated basis, common share equivalents were not considered in the diluted earnings per share calculation because their effect would have been anti-dilutive.

PROSPECTUS

51,350,000 Shares of Class A Common Stock

MM2 GROUP, INC.
______________, 2007

We have not authorized any dealer, salesperson or other person to provide any information or make any representations about MM2 Group, Inc. except the information or representations contained in this prospectus. You should not rely on any additional information or representations if made.

____________________

This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy any securities:

•	except the common stock offered by this prospectus;

•	in any jurisdiction in which the offer or solicitation is not authorized;

•	in any jurisdiction where the dealer or other salesperson is not qualified to make the offer or solicitation;

•	to any person to whom it is unlawful to make the offer or solicitation; or

•	to any person who is not a United States resident or who is outside the jurisdiction of the United States.

The delivery of this prospectus or any accompanying sale does not imply that:

•	there have been no changes in the affairs of MM2 Group, Inc. after the date of this prospectus; or

•	the information contained in this prospectus is correct after the date of this prospectus.

____________________

All dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under the New Jersey Business Corporations Act, any corporation in the State of New Jersey has the power to indemnify a corporate agent, including an officer and director, against his expenses and liabilities in connection with any proceeding involving the corporate agent if; (a) such corporate agent acted in good faith and in manner reasonably believed to be in the best interests of the corporation, and (b) with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe his conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or plea of nolo contendre or its equivalent, shall not itself create a presumption that such corporate agent did not meet the applicable standards of conduct.

Our bylaws provide that we will indemnify a person who was or is a party, or is threatened to be made a party, to any proceeding (other than an action by or in the right of iVoice, Inc.) by reason of the fact that such person is or was our director or an officer against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if that person acted in good faith and in a manner that that person reasonably believed to be in the best interests of iVoice and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of that person was unlawful. Our bylaws also provide that we will indemnify a person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of iVoice to procure a judgment in its favor by reason of the fact that said person is or was our director or an officer against expenses actually and reasonably incurred in connection with the defense or settlement of that action if that person acted in good faith, in a manner that that person reasonably believed to be in the best interests of iVoice and with such care, including reasonable inquiry, that such action would not be deemed grossly negligent on the part of such person.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the various expenses to be incurred in connection with the registration of the securities being registered hereby, all of which will be borne by us. All amounts shown are estimates except the SEC registration fee.

SEC registration fee	$218
Transfer agent’s, trustee’s and depository’s fees and expenses	2,000
Printing and engraving expenses	15,000
Legal fees and expenses	45,000
Accounting fees and expenses	5,000
Miscellaneous	2,782
Total Expenses	$70,000

RECENT SALES OF UNREGISTERED SECURITIES

Since July 1, 2004, the Company issued the following unregistered securities pursuant to various exemptions from registration under the Securities Act of 1933:

•
On June 24, 2005, the Company’s Board of Directors declared a one-for-one stock dividend of the common stock payable on July 29, 2005 to shareholders of record as of July 11, 2005. Wien issued 3,689,636 shares.

•
On October 19, 2005, the Company issued a total of 115,933,332 shares of Class A Common Stock to Mr. Mahoney and Mr. Meller pursuant to the terms of the Acquisition Agreement in exchange for the outstanding shares of Old MM2’s Class A Common Stock.

•
On October 19, 2005, the Company issued a total of 10,000,000 shares of Class B Common Stock to Mr. Mahoney and Mr. Meller pursuant to the terms of the Acquisition Agreement in exchange for the outstanding shares of Old MM2’s Class B Common Stock.

•
On July 20, 2006, the Company issued 5,000,000 restricted shares of the Company’s Class A Common Stock pursuant to the terms of the Termination Agreement with Cornell to terminate the Standby Equity Distribution Agreement, the Registration Rights Agreement, the Escrow Agreement and the Placement Agent Agreement all of which are dated April 1, 2005.

•	On September 5, 2006, the Company issued 600,000 restricted shares of its’ Class A Common Stock as compensation to Stephen Wien for services provided during the year ended June 30, 2006.

•	On September 14, 2006, the Company issued 1,411,765 restricted shares of its’ Class A Common Stock as compensation for the strategic alliance with UTEK Corporation.

•
On September 21, 2006, the Company issued 10,000,000 restricted shares of its’ Class A Common Stock pursuant to the terms of the Asset Purchase Agreement for the acquisition of Genotec Nutritionals, Inc, a New York based manufacturer and distributor of nutritional supplements and vitamins.

•
On October 6, 2006, the Company issued 300,000 restricted shares of its’ Class A Common Stock to Allison Investment Corp. for services as requested on matters related to mergers and acquisitions, and was instrumental in identifying Genotec Nutritionals, Inc.

•
On January 16, 2007, the Company issued 100,000 restricted shares of its’ Class A Common Stock to Dr. Yevsey Belinky for the continuing development of our private label Inosine product to be announced in the First Quarter of Fiscal Year 2007.

•	On January 16, 2007, the Company issued 500,000 restricted shares of its’ Class A Common Stock to William Maier pursuant to his consulting agreement for product marketing services.

•	On January 29, 2007, the Company issued 3,086,420 restricted shares of its’ Class A Common Stock to Cornell Capital Partners upon conversion of $50,000 of the Cornell Convertible Debentures.

•
On March 1, 2007, the Company issued 2,000,000 restricted shares of its’ Class A Common Stock to Dr. Jeffrey Shapiro, and his assignees, as a partial fee for joining the Company’s Board of Scientific Advisors and for providing the Company consulting services relating to the development of a new cardiac supplement product line.

•
On March 1, 2007, the Company terminated it agreement with UTEK Corporation and canceled the 1,411,725 shares of Class A Common Stock previously issued. The Company reissued 825,852 shares of its’ Class A Common Stock in settlement of all fees earned through the termination date.

We relied upon the exemption provided in Section 4(2) of the Securities Act and/or Rule 506 thereunder, which cover "transactions by an issuer not involving any public offering," to issue securities discussed above without registration under the Securities Act of 1933. The Company made a determination in each case that the person to whom the securities were issued did not need the protections that registration would afford. The certificates representing the securities issued displayed a restrictive legend to prevent transfer except in compliance with applicable laws, and our transfer agent was instructed not to permit transfers unless directed to do so by our Company, after approval by our legal counsel. The Company believes that the investors to whom securities were issued had such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment. The Company also believes that the investors had access to the same type of information as would be contained in a registration statement.

EXHIBITS

 Exhibit Description

3.1	Certificate of Incorporation (1)
3.2	Amendment to the Certificate of Incorporation (1)
3.3	By-laws of the Company. (1)
4.1	Secured Convertible Debenture issued to Cornell Capital Partners, LP dated April 1, 2005. (1)
4.2	Warrant issued to Cornell Capital Partners, LP dated April 1, 2005. (1)
4.3	Warrant issued to Cornell Capital Partners, LP dated March 16, 2006. (2)
4.4	Amended and Restated Secured Convertible Debenture issued to Cornell Capital Partners, L.P. dated July 20, 2006. (4)
4.5	Amended and Restated Warrant to Purchase Common Stock issued to Cornell Capital Partners, L.P. dated July 20, 2006. (4)
4.6	Secured Convertible Debenture issued to Cornell Capital Partners, LP dated January 4, 2007. (5)
5.1	Opinion of Meritz & Muenz LLP **
10.1	Acquisition Agreement dated July 8, 2005. (1)
10.2	First Amendment to Acquisition Agreement dates October 11, 2005 (1)
10.3	Consulting Agreement with Stephen S. Wien dated October 11, 2005 (1)
10.4	Employment Agreement with Mark Meller dated December 15, 2004 (1)
10.5	Employment Agreement with Jerome Mahoney dated December 15, 2004 (1)
10.6	Securities Purchase Agreement with Cornell Capital Partners, LP dated April 1, 2005. (1)
10.7	Investor Registration Rights Agreement with Cornell Capital Partners, LP dated April 1, 2005. (1)
10.8	Standby Equity Distribution Agreement with Cornell Capital Partners, LP dated April 1, 2005. (1)
10.9	Security Agreement with Cornell Capital Partners, LP, dated April 1, 2005. (1)
10.10	Escrow Agreement with Cornell Capital Partners, LP and David Gonzalez, Esq. dated April 1, 2005. (1)
10.11	Irrevocable Transfer Agent Instructions with Cornell Capital Partners, LP dated April 1, 2005. (1)
10.12	Placement Agent Agreement with Monitor Capital Inc. dated April 1, 2005. (1)
10.13	Convertible Debenture Escrow Agreement with Cornell Capital Partners, LP and David Gonzalez, Esq. dated April 1, 2005. (1)
10.14	Standby Equity Distribution Agreement Registration Rights Agreement with Cornell Capital Partners, LP dated April 1, 2005. (1)
10.15	Convertible Debenture Escrow Agreement with Cornell Capital Partners, LP and David Gonzalez, Esq. dated April 1, 2005. (1)
10.16	Assignment and Assumption Agreement and Consent (1)
10.17	Waiver and Extension Agreement with Cornell Capital Partners, LP dated March 24, 2006. (2)
10.18	Amendment No. 1 to Investor Registration Rights Agreement with Cornell Capital Partners, LP dated March 16, 2006. (2)
10.19	Termination Agreement with Cornell Capital Partners, LP dated July 20, 2006. (4)
10.20	Amended and Restated Securities Purchase Agreement with Cornell Capital Partners, L.P. dated July 20, 2006. (4)
10.21	Amended and Restated Investor Registration Rights Agreement with Cornell Capital Partners, L.P. dated July 20, 2006. (4)
10.22	Amended and Restated Security Agreement with Cornell Capital Partners, L.P. dated July 20, 2006. (4)
10.23	Irrevocable Transfer Agent Instructions with Fidelity Transfer Company dated July 20, 2006. (4)
10.24
Asset Purchase Agreement dated September 21, 2006 by and among Genotec Nutritionals, Inc., a Delaware corporation, George Kontonotas, an individual, Joseph Freedman, an individual, Susan Blancato, an individual, MM2 Group, Inc., a New Jersey corporation and Genotec Acquisition Corporation. (3)

10.25	Employment Agreement dated September 21, 2006 by and between Genotec Acquisition Corporation and George Kontonotas. (3)

10.26	Employment Agreement dated September 21, 2006 by and between Genotec Acquisition Corporation and Joseph Freedman. (3)
10.27	Employment Agreement dated September 21, 2006 by and between Genotec Acquisition Corporation and Susan Blancato. (3)
10.28	Strategic Alliance Agreement between MM² Group, Inc. and UTEK Corporation dated July 25, 2006. (4)
10.29	Marketing Agreement dated November 14, 2006 by and between Genotec Nutritionals and William Maier c/o Atlantic Television Marketing, Inc. (5)
10.30	Consulting Agreement dated December 13, 2006 by and between Genotec Nutritionals and Dr. Belinky.**
10.31	Amendment Number 1 to Amended and Restated Securities Purchase Agreement with Cornell Capital Partners, L.P. dated January 4, 2007. (5)
10.32	Amendment Number 1 to Amended and Restated Investor Registration Rights Agreement with Cornell Capital Partners, L.P. dated January 9, 2007. (5)
10.33	Board of Scientific Advisors/Consulting Agreement dated February 9, 2007 by and between Genotec Nutritionals and Dr. Jeffrey Shapiro.**
21	Subsidiaries (5)
23.1	Consent of Bagell, Josephs, Levine and Company, LLC *
23.2	Consent of Meritz & Muenz LLP (included in Exhibit 5.1) **

_________________________
* Filed herewith
** To be filed by amendment

(1)	Previously filed as an exhibit to Amendment No. 1 to Form 8-K filed on October 26, 2005, File No. 000-50292 and incorporated by reference.
(2) Previously filed as an exhibit to Form 8-K filed on March 24, 2006, File No. 000-50292 and incorporated by reference.
(3) Previously filed as an exhibit to Form 8-K filed on September 27, 2006, File No. 000-50292 and incorporated by reference.
(4) Previously filed as an exhibit to Form 8-K filed on October 16, 2006, File No. 000-50292 and incorporated by reference.
(5) Previously filed as an exhibit to Form SB-2 filed on January 25, 2007, File No. 333-140201 and incorporated by reference.

UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1) (i), (1) (ii) and (1) (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in this registration statement.

(2)
That, for the purposes of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	Not applicable.

(5)	That for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)
Each prospectus filed by the registrant pursuant to Rule 424 (b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned on May 1, 2007.

                    MM2 GROUP, INC.

                By: /s/ Mark Meller
                                      Mark Meller President, Chief Executive
                                      Officer and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Jerome R. Mahoney Jerome R. Mahoney	Non-Executive Chairman of the Board and Director	May 1, 2007
/s/ Mark Meller Mark Meller	President, Chief Executive Officer, Chief Financial Officer and Director	May 1, 2007